     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 1997
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             BANKBOSTON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

         MASSACHUSETTS                      6711                        04-2471221
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)

                            ------------------------

         100 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110 (617) 434-2200 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

             GARY A. SPIESS, ESQ.                          JANICE B. LIVA, ESQ.
          GENERAL COUNSEL AND CLERK           ASSISTANT GENERAL COUNSEL AND ASSISTANT CLERK
            BANKBOSTON CORPORATION                        BANKBOSTON CORPORATION
              100 FEDERAL STREET                            100 FEDERAL STREET
         BOSTON, MASSACHUSETTS 02110                   BOSTON, MASSACHUSETTS 02110
                (617) 434-2870                                (617) 434-8630
  (NAMES, ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS, INCLUDING AREA CODES, OF
                                     AGENTS FOR SERVICE)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement and all other conditions to the merger of a subsidiary of the Registrant with and into Pacific National Corporation have been satisfied or waived as described in the enclosed Proxy Statement-Prospectus.
                            ------------------------

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [ ].

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                       AMOUNT      PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
      TITLE OF EACH CLASS OF           TO BE      OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
   SECURITIES TO BE REGISTERED     REGISTERED(1)       UNIT(3)              PRICE(1)           FEE(4)
--------------------------------------------------------------------------------------------------------
Common Stock, par value $1.50 per
  share(2)........................     500,000            --               $11,491,649         $3,482
========================================================================================================

(1) This Registration Statement covers the maximum number of the Registrant's securities that would be issued in the transaction described herein.
(2) Includes Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.
(3) Not applicable.
(4) Computed pursuant to Rule 457(f)(2), based upon the book value of the securities to be canceled in the merger, consisting of 487,761 shares of Pacific National Corporation Common Stock.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                             BANKBOSTON CORPORATION

                             CROSS REFERENCE SHEET

                                                   CAPTION IN PROXY
      ITEM OF FORM S-4                             STATEMENT-PROSPECTUS
      ----------------                             --------------------
  A.  INFORMATION ABOUT THE TRANSACTION
      ITEM 1 -- Forepart of Registration
        Statement and Outside Front Cover Page of
        Prospectus...............................  Outside Front Cover Page; Cross Reference
                                                   Sheet
      ITEM 2 -- Inside Front and Outside Back
        Cover Pages of Prospectus................  Table of Contents; Available Information;
                                                   Incorporation of Certain Information by
                                                   Reference
      ITEM 3 -- Risk Factors, Ratio of Earnings
        to Fixed Charges and Other Information...  Summary
      ITEM 4 -- Terms of the Transaction.........  Background of the Merger; Recommendation of
                                                   the Pacific Board of Directors; Reasons for
                                                   the Merger; Terms of the Merger; Accounting
                                                   Treatment; Certain Federal Income Tax
                                                   Consequences; Comparative Rights of
                                                   Stockholders; Incorporation of Certain
                                                   Information by Reference
      ITEM 5 -- Pro Forma Financial
        Information..............................  *
      ITEM 6 -- Material Contracts with the
        Company Being Acquired...................  Background of the Merger; Recommendation of
                                                   the Pacific Board of Directors; Reasons for
                                                   the Merger; Interests of Certain Persons in
                                                   the Merger; Certain Related Transactions
      ITEM 7 -- Additional Information Required
        for Reoffering by Persons and Parties
        Deemed To Be Underwriters................  *
      ITEM 8 -- Interests of Named Experts and
        Counsel..................................  Indemnification; Experts; Legal Opinions
      ITEM 9 -- Disclosure of Commission Position
        on Indemnification for Securities Act
        Liabilities..............................  *

  B.  INFORMATION ABOUT THE REGISTRANT
      ITEM 10 -- Information with Respect to S-3
        Registrants..............................  Recent Developments; Information about
                                                   BankBoston; Comparative Rights of
                                                   Stockholders; Incorporation of Certain
                                                   Information by Reference
      ITEM 11 -- Incorporation of Certain
        Information by Reference.................  Incorporation of Certain Information by
                                                   Reference
      ITEM 12 -- Information with Respect to S-2
        or S-3 Registrants.......................  *

                                                   CAPTION IN PROXY
      ITEM OF FORM S-4                             STATEMENT-PROSPECTUS
      ----------------                             --------------------
      ITEM 13 -- Incorporation of Certain
        Information by Reference.................  *
      ITEM 14 -- Information with Respect to
        Registrants Other Than S-3 or S-2
        Registrants..............................  *

  C.  INFORMATION ABOUT THE COMPANY BEING
        ACQUIRED
      ITEM 15 -- Information with Respect to S-3
        Companies................................  *
      ITEM 16 -- Information with Respect to S-2
        or S-3 Companies.........................  *
      ITEM 17 -- Information with Respect to
        Companies Other Than S-3 or S-2
        Companies................................  Recent Developments; Comparative Rights of
                                                   Stockholders; Description of Pacific's
                                                   Business; Management's Discussion and
                                                   Analysis of Pacific's Financial Condition
                                                   and Results of Operations; Financial
                                                   Statements of Pacific National Corporation

  D.  VOTING AND MANAGEMENT INFORMATION
      ITEM 18 -- Information if Proxies, Consents
        or Authorizations are to be Solicited....  Special Meeting of Stockholders;
                                                   Stockholder Vote Required; Voting
                                                   Agreement; Rights of Dissenting
                                                   Stockholders
      ITEM 19 -- Information if Proxies, Consents
        or Authorizations are not to be Solicited
        in an Exchange Offer.....................  *

---------------
* Omitted because item is inapplicable, immaterial or answer to item is negative.

                   [PACIFIC NATIONAL CORPORATION LETTERHEAD]

                                                                 August   , 1997

Dear Fellow Stockholder:

     We are pleased to invite you to attend a Special Meeting of Stockholders (the "Special Meeting") of Pacific National Corporation, a Massachusetts
corporation ("Pacific"), which will be held on             , [September]   ,
1997, at 10:00 A.M. in the Board Room of Pacific National Bank of Nantucket, 61 Main Street, Nantucket, Massachusetts.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Affiliation Agreement and Plan of Reorganization, dated as of May 23, 1997, as amended (the "Affiliation Agreement"), by and among Pacific, BankBoston Corporation ("BankBoston") and Boston Parent Corp., a wholly-owned subsidiary of BankBoston ("Buyer Sub"), and each of the transactions contemplated thereby, pursuant to which Buyer Sub will be merged (the "Merger") with and into Pacific, and Pacific, as the surviving corporation of the Merger, will become a subsidiary of BankBoston. A copy of the Affiliation Agreement is attached to the accompanying Proxy Statement-Prospectus as Appendix A.

     Upon consummation of the Merger, for each outstanding share of common stock of Pacific, you will be entitled to receive in a tax-free exchange, shares of BankBoston common stock with a value (based on the average closing price of BankBoston common stock during the 20 trading days ending on the fifth business day before the closing date) equal to $50.00 per share. Tucker Anthony Incorporated, Pacific's financial advisor, has advised the Pacific Board of Directors that in its opinion the consideration to be received by Pacific stockholders in the Merger is fair, from a financial point of view, to Pacific.

     THE BOARD OF DIRECTORS OF PACIFIC HAS UNANIMOUSLY APPROVED THE AFFILIATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE AFFILIATION AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

     Enclosed are a Notice of Special Meeting of Stockholders and a Proxy Statement-Prospectus which contains a description of the Merger as well as the background of the transaction and the businesses of the two companies to explain why the Pacific Board of Directors believes this transaction is in the best interests of Pacific stockholders. Your Board recognizes that the Proxy Statement-Prospectus is a long document, but encourages you to study the document carefully. Should you have questions concerning the upcoming meeting you may call Glenn L. Field of Pacific at (508) 228-1917. The Pacific Board of
Directors has fixed the close of business on August   , 1997 as the record date
for the Special Meeting. Accordingly, only common stockholders of record on that date will be entitled to notice of, and to vote at, the Special Meeting. The affirmative vote of the holders of two-thirds of the shares of Pacific Common Stock issued and outstanding and entitled to vote is necessary to approve and adopt the Affiliation Agreement and the transactions contemplated thereby.

     YOUR VOTE IS IMPORTANT. Accompanying this letter is a Notice of Special Meeting of Stockholders, a Proxy Statement-Prospectus and a proxy card with a return envelope. To ensure that your shares are represented at the meeting, please sign, date and mail your proxy as promptly as possible in the postage prepaid envelope provided. If you attend the meeting, you may vote in person even though you have previously returned the proxy card. If you plan to attend the Special Meeting, please bring a form of personal identification with you, and if you are acting as proxy for another, please bring written confirmation from the record holder for whom you are acting as proxy.

     WE URGE YOU TO VOTE FOR APPROVAL OF THE AFFILIATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

     On behalf of your Board of Directors, thank you for your continued support.

                                          Sincerely,



                                          Philip C. Murray
                                          Chairman, President and
                                          Chief Executive Officer

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of
Pacific National Corporation:

     Notice is hereby given that a Special Meeting of Stockholders of Pacific National Corporation ("Pacific") will be held in the Board Room of Pacific National Bank of Nantucket, 61 Main Street, Nantucket, Massachusetts, on
            , [September]   , 1997 at 10:00 a.m. (the "Special Meeting"), for
the purpose of considering and voting upon the following matters:

          1. A proposal to approve and adopt the Affiliation Agreement and Plan of Reorganization, dated as of May 23, 1997, as amended (the "Affiliation Agreement"), by and among Pacific, BankBoston Corporation ("BankBoston") and Boston Parent Corp. ("Buyer Sub"), and each of the transactions contemplated thereby, including the merger (the "Merger") of Buyer Sub with and into Pacific, pursuant to which Pacific stockholders will receive $50.00 in value (based on the Average Closing Price (as defined in the Affiliation Agreement)) of BankBoston common stock for each share of Pacific common stock exchanged in the Merger. A copy of the Affiliation Agreement is attached as Appendix A to the accompanying Proxy Statement-Prospectus.

          2. Such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

     Stockholder approval of the Affiliation Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of at least two-thirds of the shares of Pacific common stock issued and outstanding and entitled to vote at the Special Meeting.

     Only stockholders of record at the close of business on August   , 1997 are
entitled to notice of, and to vote at, the Special Meeting and any and all adjournments or postponements thereof.

     Appraisal Rights. If the Affiliation Agreement and the transactions contemplated thereby are approved by stockholders at the Special Meeting and consummated by Pacific, any stockholder (a) who, prior to the Special Meeting, files with Pacific a written objection to the proposed action that states the stockholder's intention to demand payment for his or her shares if the action is taken, and (b) whose shares are not voted in favor of such action, has or may have the right to demand an appraisal of the value of his or her shares and payment thereof by submitting written notice to Pacific within twenty (20) days after the date of mailing to the stockholder of notice in writing that the proposed Merger has become effective. Pacific and any such stockholder shall in such case have the rights and duties and must follow the procedure set forth in Sections 85 to 98, inclusive, of Chapter 156B of the Massachusetts General Laws, a copy of which is attached as Appendix F to the accompanying Proxy Statement-Prospectus.

                                          By Order of the Board of Directors


                                          PHILIP C. MURRAY
                                          Chairman, President and
                                          Chief Executive Officer

[August]   , 1997

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

PROSPECTUS

                                 500,000 SHARES
                                  COMMON STOCK

                            [BANKBOSTON CORP. LOGO]

                             BANKBOSTON CORPORATION
                            ------------------------

                         [PACIFIC NATIONAL CORP. LOGO]

                          PACIFIC NATIONAL CORPORATION
                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF STOCKHOLDERS

                              SEPTEMBER    , 1997

    This Proxy Statement of Pacific National Corporation ("Pacific") is being furnished to stockholders of Pacific in connection with the solicitation of proxies by the Board of Directors of Pacific (the "Pacific Board") for use at
the Special Meeting of Stockholders to be held on         , [September]   ,
1997, at 10:00 a.m. in the Board Room of Pacific National Bank of Nantucket, 61 Main Street, Nantucket, Massachusetts (the "Special Meeting"), including any adjournments or postponements thereof. See "SPECIAL MEETING OF STOCKHOLDERS."

    This Proxy Statement also serves as the Prospectus of BankBoston Corporation (referred to herein as "BankBoston" or the "Registrant") relating to the registration of up to 500,000 shares of common stock of BankBoston, par value $1.50 per share (together with the Preferred Stock Purchase Rights which are attached to and trade with BankBoston Common Stock, hereinafter, the "Rights") (the "BankBoston Common Stock"), issuable to stockholders of Pacific upon consummation of the proposed merger (the "Merger") of Boston Parent Corp., a wholly-owned subsidiary of BankBoston (the "Buyer Sub"), with and into Pacific, pursuant to the terms and subject to the conditions of the Affiliation Agreement and Plan of Reorganization, dated as of May 23, 1997, as amended (the "Affiliation Agreement"), by and among BankBoston, Buyer Sub and Pacific. The Affiliation Agreement is attached hereto as Appendix A and is incorporated herein by reference.

    Immediately prior to the Merger, BankBoston will cause its principal bank subsidiary, BankBoston, N.A., a national banking association (the "Bank"), and Pacific will cause its bank subsidiary, Pacific National Bank of Nantucket, a national banking association ("Pacific Bank"), to be merged (the "Bank Merger"), with BankBoston, N.A. as the surviving national banking association, pursuant to the terms of an Agreement and Plan of Merger, dated as of May 23, 1997, as amended, between the Bank and Pacific Bank (the "Bank Merger Agreement"). The Bank Merger Agreement is attached hereto as Appendix B and incorporated herein by reference.

    Upon consummation of the Merger, except as described herein, each share of common stock of Pacific, par value $1.00 per share (the "Pacific Common Stock"), issued and outstanding prior to the effective time of the Merger (except shares of Pacific Common Stock held directly or indirectly by BankBoston, other than in a fiduciary capacity or in respect of a debt previously contracted, any shares held by Pacific as treasury stock and shares held by dissenting stockholders who have perfected their rights of appraisal) will be converted into the number of shares of BankBoston Common Stock (together with that number of Rights associated therewith), equal to the quotient obtained by dividing (i) $50.00 by
(ii) the average of the closing prices of BankBoston Common Stock as reported on the New York Stock Exchange ("NYSE") composite transactions reporting system for the twenty consecutive trading days ending on the fifth business day prior to the Closing Date (as defined herein). See "THE MERGER -- Terms of the Merger." The transaction is subject to various conditions, including approval by the stockholders of Pacific and approval by applicable regulatory authorities. See "THE MERGER -- Conditions to the Merger."

    BankBoston Common Stock is listed and traded on the NYSE and the Boston Stock Exchange ("BSE") under the symbol "BKB." The closing price of BankBoston
Common Stock on the NYSE on [August   , 1997] was $[        ].

    This Proxy Statement and Prospectus (the "Proxy Statement-Prospectus") does not cover any resales of BankBoston Common Stock received by stockholders of Pacific upon consummation of the Merger, and no person is authorized to make use of this Proxy Statement-Prospectus in connection with any such resale.

    All information concerning BankBoston contained in this Proxy Statement-Prospectus has been furnished by BankBoston, and all information concerning Pacific has been furnished by Pacific. BankBoston has represented and warranted to Pacific and Pacific has represented and warranted to BankBoston that the particular information so furnished does not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading in light of the circumstances in which it was made. See "EXPERTS" with respect to the financial statements of BankBoston and Pacific. For a more complete description of the Affiliation Agreement and the terms of the Merger, see "THE MERGER."

    This Proxy Statement-Prospectus and the form of proxy are first being mailed
to stockholders of Pacific on or about [August]   , 1997. BankBoston has filed a
Registration Statement on Form S-4 (together with its Exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") covering a maximum of 500,000 shares of BankBoston Common Stock, representing shares to be issued in connection with the Merger. This Proxy Statement-Prospectus also constitutes the Prospectus of BankBoston filed as a part of such Registration Statement.

    THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY
STATEMENT-PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. STOCKHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY
STATEMENT-PROSPECTUS IN ITS ENTIRETY.

                            ------------------------

    THE SHARES OF BANKBOSTON COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF BANKBOSTON AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

       The date of this Proxy Statement-Prospectus is [August]   , 1997.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................      5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.....................................      6
SUMMARY...............................................................................      7
  The Companies.......................................................................      7
     BankBoston.......................................................................      7
     Pacific..........................................................................      7
  The Merger..........................................................................      7
  Effect of the Merger and the Bank Merger............................................      8
  Effective Time......................................................................      8
  The Special Meeting.................................................................      8
  Stockholder Vote Required; Letter Agreements........................................      8
  Background of the Merger; Recommendation of the Pacific Board of Directors; Reasons
     for the Merger...................................................................      9
  Opinion of Financial Advisor to Pacific.............................................      9
  Regulatory Approvals................................................................      9
  Management and Operations after the Merger..........................................     10
  Interests of Certain Persons in the Merger..........................................     10
  Employee Matters....................................................................     10
  Stock Option Agreement..............................................................     10
  Indemnification.....................................................................     11
  Accounting Treatment................................................................     11
  Certain Federal Income Tax Consequences.............................................     11
  Conditions to the Merger............................................................     11
  Business Pending the Merger.........................................................     12
  Waiver and Amendment................................................................     12
  Termination.........................................................................     12
  Rights of Dissenting Stockholders...................................................     13
  Comparative Rights of Stockholders..................................................     13
  Market and Market Prices............................................................     13
BANKBOSTON SELECTED FINANCIAL DATA....................................................     14
PACIFIC SELECTED FINANCIAL DATA.......................................................     16
BANKBOSTON CAPITALIZATION.............................................................     18
COMPARATIVE PER SHARE DATA (Unaudited)................................................     19
SPECIAL MEETING OF STOCKHOLDERS.......................................................     20
  Introduction........................................................................     20
  Purposes............................................................................     20
  Quorum and Voting...................................................................     20
  Stockholder Vote Required; Letter Agreements........................................     20
  Solicitation of Proxies.............................................................     20
  Revocation of Proxies...............................................................     21
INFORMATION ABOUT BANKBOSTON..........................................................     22
  General.............................................................................     22
  Recent Developments.................................................................     22
INFORMATION ABOUT PACIFIC.............................................................     23
  General.............................................................................     23
  Recent Developments.................................................................     23

                                                                                        PAGE
                                                                                        ----
THE MERGER............................................................................     24
  General.............................................................................     24
  Background of the Merger............................................................     24
  Recommendation of the Pacific Board of Directors; Pacific's Reasons for the
     Merger...........................................................................     25
  Opinion of Financial Advisor to Pacific.............................................     27
  Effective Time of the Merger; Closing Date..........................................     32
  Terms of the Merger.................................................................     33
  Regulatory Approvals................................................................     34
  Management and Operations after the Merger..........................................     35
  Interests of Certain Persons in the Merger..........................................     35
  Employee Matters....................................................................     35
  Indemnification.....................................................................     36
  Accounting Treatment................................................................     36
  Certain Federal Income Tax Consequences.............................................     36
     Effect of the Merger.............................................................     36
     Backup Withholding...............................................................     37
  Resales of BankBoston Common Stock..................................................     37
  Stock Exchange Listings.............................................................     38
  Conversion of Shares................................................................     38
     Conversion of Shares of Pacific Common Stock.....................................     38
     Exchange Agent; Procedures for Exchange of Certificates..........................     38
     Lost Certificates................................................................     39
     Fractional Shares................................................................     39
  Conditions to the Merger............................................................     39
     Conditions to Each Party's Obligations...........................................     39
     Conditions to BankBoston's Obligations...........................................     40
     Conditions to Pacific's Obligations..............................................     40
  Business Pending the Merger.........................................................     40
  Waiver and Amendment................................................................     43
     Waiver...........................................................................     43
     Amendment........................................................................     43
  Expenses............................................................................     43
  Termination.........................................................................     43
  Rights of Dissenting Stockholders...................................................     44
CERTAIN RELATED TRANSACTIONS..........................................................     45
  Stock Option Agreement..............................................................     45
     General..........................................................................     45
     Grant of Option..................................................................     45
     Triggering Events; Exercise of Option............................................     45
     Repurchase of Option.............................................................     46
     Registration Rights..............................................................     47
     Assignment of Option.............................................................     47
     Right of First Refusal...........................................................     47
     Additional Provisions............................................................     47
  Letter Agreements...................................................................     47
  Bank Merger Agreement...............................................................     48

                                                                                        PAGE
                                                                                        ----
DESCRIPTION OF BANKBOSTON CAPITAL STOCK...............................................     49
  Common Stock........................................................................     49
     General..........................................................................     49
     Liquidation......................................................................     49
     Voting...........................................................................     49
     Dividends........................................................................     49
     Stockholder Rights Plan..........................................................     49
  Preferred Stock.....................................................................     50
     General..........................................................................     50
     Dividends........................................................................     51
     Liquidation and Redemption.......................................................     51
     Voting...........................................................................     51
COMPARATIVE RIGHTS OF STOCKHOLDERS....................................................     52
  General.............................................................................     52
  Size and Classification of the Board of Directors...................................     52
  Removal of Directors................................................................     52
  Stockholder Nominations.............................................................     52
     BankBoston.......................................................................     52
     Pacific..........................................................................     52
  Conflict of Interest Transactions...................................................     52
     BankBoston.......................................................................     52
     Pacific..........................................................................     52
  Meetings of Stockholders............................................................     53
     BankBoston.......................................................................     53
     Pacific..........................................................................     53
  Amendment of By-Laws................................................................     53
     BankBoston.......................................................................     53
     Pacific..........................................................................     53
  Required Vote for Certain Business Combinations.....................................     53
     BankBoston.......................................................................     53
     Pacific..........................................................................     53
  Stockholder Rights Plan.............................................................     54
     BankBoston.......................................................................     54
     Pacific..........................................................................     54
  State Anti-takeover Statutes........................................................     54
     BankBoston.......................................................................     54
     Pacific..........................................................................     54
OWNERSHIP OF PACIFIC COMMON STOCK.....................................................     55
INFORMATION ABOUT BANKBOSTON..........................................................     56
DESCRIPTION OF PACIFIC'S BUSINESS.....................................................     57
MANAGEMENT'S DISCUSSION AND ANALYSIS OF PACIFIC'S FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................     64
EXPERTS...............................................................................     67
LEGAL OPINIONS........................................................................     68
PACIFIC NATIONAL CORPORATION CONSOLIDATED FINANCIAL STATEMENTS........................    F-1

                                                                                    APPENDIX
                                                                                      PAGE
                                                                                    --------
APPENDIX A -- Affiliation Agreement and Plan of Reorganization, as amended........     A-1
APPENDIX B -- Agreement and Plan of Merger (for Bank Merger)......................     B-1
APPENDIX C -- Stock Option Agreement..............................................     C-1
APPENDIX D -- Form of Letter Agreement............................................     D-1
APPENDIX E -- Opinion of Tucker Anthony Incorporated..............................     E-1
APPENDIX F -- Text of Sections 85 to 98 of the Massachusetts Business
  Corporation Law.................................................................     F-1

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

                             AVAILABLE INFORMATION

     BankBoston is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements, and other information with the Commission. Such reports, proxy statements and other information filed by BankBoston can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Certain securities of BankBoston are listed on the NYSE and the BSE, and such reports, proxy statements and other information concerning BankBoston also may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Boston Stock Exchange Incorporated, One Boston Place, Boston, Massachusetts 02108. The Commission also maintains an internet site (http://www.sec.gov) that contains information regarding BankBoston's electronic filings with the Commission.

     This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement which BankBoston has filed with the Commission under the Securities Act, and to which reference is hereby made. The Registration Statement may be inspected at the Public Reference Section of the Commission, at the address noted above, and copies thereof may be obtained from the Commission at prescribed rates.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are hereby incorporated by reference in this Proxy
Statement-Prospectus the following documents and information heretofore filed with the Commission, which documents are not presented herein or delivered herewith:

     BankBoston's:

          1. Annual Report on Form 10-K filed for its fiscal year ended December 31, 1996 (the "BankBoston 1996 10-K");

          2. Quarterly Reports on Form 10-Q filed since the BankBoston 1996
             10-K;

          3. Current Reports on Form 8-K filed since the BankBoston 1996 10-K;

          4. Description of its Common Stock, Preferred Stock and Preferred Stock Purchase Rights contained in its registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by BankBoston pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement-Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein, or in an amendment hereto, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

     BANKBOSTON WILL PROVIDE UPON REQUEST AND WITHOUT CHARGE, TO EACH PERSON TO WHOM THIS PROXY STATEMENT-PROSPECTUS IS DELIVERED, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED THEREIN BY REFERENCE). WRITTEN REQUESTS FOR DOCUMENTS RELATING TO BANKBOSTON SHOULD BE DIRECTED TO INVESTOR RELATIONS, BANKBOSTON CORPORATION, P.O. BOX 2016, 01-20-02, BOSTON, MASSACHUSETTS 02106-2016. TELEPHONE REQUESTS MAY BE DIRECTED TO INVESTOR RELATIONS AT (617) 434-7858. IN ORDER TO ENSURE TIMELY DELIVERY OF ANY OF THE
DOCUMENTS, REQUESTS SHOULD BE MADE BY AUGUST   , 1997.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BANKBOSTON OR PACIFIC. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE BANKBOSTON COMMON STOCK OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY, WITHIN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION WITHIN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR THE DISTRIBUTION OF SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BANKBOSTON OR PACIFIC SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN OR IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OR THE DATES THEREOF.

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

                                    SUMMARY

     The following summary is not intended to be complete and is qualified in its entirety by reference to more detailed information contained elsewhere in this Proxy Statement-Prospectus or incorporated by reference in this Proxy Statement-Prospectus, or in the accompanying Appendices and the documents referred to herein. Stockholders are urged to carefully read the Proxy Statement-Prospectus and its Appendices in their entirety. Capitalized terms which are used and not defined in this Proxy Statement-Prospectus have the meanings set forth in the Affiliation Agreement.

THE COMPANIES

     BankBoston. BankBoston is a registered bank holding company organized in 1970 under Massachusetts law, with both national and international operations. BankBoston, through its subsidiaries, and, in certain cases, joint ventures, is engaged in providing a wide variety of personal, corporate and global banking services to individuals, corporate and institutional customers, governments, and other financial institutions. BankBoston's principal subsidiary is the Bank (f/k/a The First National Bank of Boston). As of March 31, 1997, BankBoston had total assets of $64.8 billion, total deposits of $42.3 billion and total stockholders' equity of $4.9 billion. See "INFORMATION ABOUT BANKBOSTON."

     The executive office of BankBoston and the head office of the Bank are located at 100 Federal Street, Boston, Massachusetts 02110 (Telephone (617) 434-2200).

     Pacific. Pacific is a registered bank holding company organized in 1984 under Massachusetts law, which, through its bank subsidiary, Pacific Bank, is engaged in providing deposit and lending services to individuals and businesses on the island of Nantucket, Massachusetts. As of March 31, 1997, Pacific had total assets of $101.0 million, total deposits of $88.7 million and total stockholders' equity of $11.2 million. See "INFORMATION ABOUT PACIFIC."

     The executive office of Pacific is located at 61 Main Street, Nantucket, Massachusetts 02554 (Telephone (508) 228-1917).

THE MERGER

     The Affiliation Agreement provides for the merger of Buyer Sub with and into Pacific, with Pacific surviving as a wholly-owned subsidiary of BankBoston. Except as described below and under "THE MERGER -- Terms of the Merger," upon consummation of the Merger, each share of Pacific Common Stock issued and outstanding prior to the Effective Time (except shares of Pacific Common Stock held directly or indirectly by BankBoston, other than in a fiduciary capacity or in respect of a debt previously contracted, any shares held by Pacific as treasury stock and shares held by dissenting stockholders who have perfected their rights of appraisal) will be converted into the number of shares of BankBoston Common Stock (together with a corresponding number of preferred stock purchase rights (the "Rights")), equal to the quotient obtained by dividing (i) $50.00 by (ii) the Average Closing Price (the "Exchange Ratio"). The Average Closing Price is the average of the closing prices of shares of BankBoston Common Stock as reported on the NYSE composite transactions reporting system for the twenty consecutive trading days ending on the fifth business day prior to the Closing Date.

     The Exchange Ratio is the result of arm's-length negotiations between the respective managements of Pacific and BankBoston. In negotiating the Exchange Ratio, the management of Pacific had the benefit of advice from its financial advisor, the investment banking firm of Tucker Anthony Incorporated ("Tucker Anthony"). See "THE MERGER -- Opinion of Financial Advisor of Pacific."

     No fractional shares of BankBoston Common Stock will be issued in the Merger. In lieu thereof, each holder of shares of Pacific Common Stock who otherwise would have been entitled to a fractional share of BankBoston Common Stock will receive cash in an amount determined by multiplying such holder's fractional interest by the Average Closing Price (rounded up to the nearest cent). See "THE MERGER -- Conversion of Shares -- Fractional Shares."

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

     Assuming that the number of outstanding shares of Pacific Common Stock remains unchanged from July 30, 1997, and BankBoston Common Stock continues to trade at $75.34, the average closing price of BankBoston Common Stock for the twenty consecutive trading days ending five business days prior to July 30, 1997, the Exchange Ratio would be .664. Based on an Exchange Ratio of .664, the Merger will be valued at approximately $24.4 million as BankBoston would issue 323,873 shares of BankBoston Common Stock to acquire 487,761 shares of Pacific Common Stock. Based on such a ratio, immediately after the Effective Time, former Pacific stockholders will hold approximately .2% of the outstanding shares of BankBoston Common Stock. Because the Exchange Ratio is based on the closing prices of BankBoston Common Stock at a time proximate to the Effective Time, it is not possible to predict with absolute certainty the number of shares of BankBoston Common Stock that will be received by holders of Pacific Common Stock in the exchange.

EFFECT OF THE MERGER AND THE BANK MERGER

     Pursuant to the Affiliation Agreement, at the Effective Time (as defined below), Buyer Sub will be merged into Pacific, with Pacific surviving as a wholly-owned subsidiary of BankBoston. Pacific stockholders will become stockholders of BankBoston.

     Immediately prior to consummation of the Merger, Pacific will cause Pacific Bank and BankBoston will cause the Bank to merge (the "Bank Merger"). The Bank will be the surviving national banking association of the Bank Merger. SEE "CERTAIN RELATED TRANSACTIONS -- Bank Merger Agreement."

EFFECTIVE TIME

     The "Effective Time" of the Merger will be the date and time at which the Articles of Merger of Pacific and Buyer Sub become effective with The Commonwealth of Massachusetts. The "Closing Date" of the Merger on which the Effective Time will occur will be on the first business day after the date on which all conditions contained in Article VI of the Affiliation Agreement are satisfied or waived, or on such other date that the parties mutually agree. BankBoston and Pacific anticipate that the Merger will be completed in the fourth quarter of 1997. If the Merger is not consummated on or before April 30, 1998, the Affiliation Agreement may be terminated by either BankBoston or Pacific.

THE SPECIAL MEETING

     The Special Meeting is scheduled to be held on             , [September]
  , 1997, at 10:00 A.M., in the Board Room of Pacific National Bank of Nantucket, 61 Main Street, Nantucket, Massachusetts. The Special Meeting will be held for the purpose of considering and voting upon a proposal to approve and adopt the Affiliation Agreement and the transactions contemplated thereby, and to conduct any other business that may properly come before such meeting, or any adjournments or postponements thereof. See "SPECIAL MEETING OF
STOCKHOLDERS -- Introduction" and "-- Purposes."

STOCKHOLDER VOTE REQUIRED; LETTER AGREEMENTS

     Only stockholders of record at the close of business on [August]   , 1997
(the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were issued and outstanding 487,761 shares of Pacific Common Stock entitled to vote. The presence, in person or by proxy, of a majority of the aggregate number of shares of Pacific Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Special Meeting. Each stockholder is entitled to one vote, in person or by proxy, for each share of Pacific Common Stock held of record in the stockholder's name at the close of business on the Record Date. See "SPECIAL MEETING OF STOCKHOLDERS -- Quorum and Voting."

     The approval and adoption of the Affiliation Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of at least two-thirds of the shares of Pacific Common Stock issued and outstanding and entitled to vote at the Special Meeting. In connection with the execution of the Affiliation Agreement, each of the directors of Pacific and the executive officers of Pacific and Pacific Bank, owning 208,172 shares, representing 42.68% of the shares issued and outstanding, agreed by separate letter (the "Letter Agreements") to BankBoston, dated May 23, 1997, to vote or cause to be voted all of the shares of

Pacific Common Stock over which he or she has beneficial ownership as of the Record Date in favor of the Affiliation Agreement and the Merger. Execution of the Letter Agreements was a condition to BankBoston entering into the Affiliation Agreement and no compensation was paid to any director or executive officer in consideration for executing a Letter Agreement. See "SPECIAL MEETING OF STOCKHOLDERS -- Quorum and Voting; Stockholder Vote Required; Letter Agreements and Revocation of Proxies" and "CERTAIN RELATED
TRANSACTIONS -- Letter Agreements."

BACKGROUND OF THE MERGER; RECOMMENDATION OF THE PACIFIC BOARD OF DIRECTORS; REASONS FOR THE MERGER

     The terms of the Affiliation Agreement, including the Exchange Ratio, were the result of arm's-length negotiations between BankBoston and Pacific. The Pacific Board believes that the terms of the Affiliation Agreement, including the Exchange Ratio, and each of the transactions contemplated thereby, are in the best interests of Pacific and are fair to and in the best interests of its stockholders and unanimously recommends that the stockholders of Pacific vote for approval and adoption of the Affiliation Agreement and each of the transactions contemplated thereby. In reaching its determination, the Pacific Board consulted with management and with Pacific's financial and legal advisors, and considered a number of factors. These factors are described in "THE
MERGER -- Background of the Merger" and "-- Recommendation of the Pacific Board of Directors; Reasons for the Merger."

OPINION OF FINANCIAL ADVISOR TO PACIFIC

     Tucker Anthony was retained by the Pacific Board in May 1997 for the purpose of rendering a fairness opinion in connection with the Merger. Tucker Anthony has rendered a written opinion to the Pacific Board, dated as of May 23, 1997, the business day immediately prior to the announcement of the Merger, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Pacific Common Stock. The full text of the opinion of Tucker Anthony is attached as Appendix E to this Proxy Statement-Prospectus. Pacific stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Tucker Anthony in connection therewith. Tucker Anthony's opinion is directed only to the Pacific Board about the Exchange Ratio and does not constitute a recommendation to any Pacific stockholder as to how such stockholder should vote at the Special Meeting. See "THE MERGER -- Opinion of Financial Advisor to Pacific."

REGULATORY APPROVALS

     The Affiliation Agreement provides that the obligation of BankBoston and Pacific to consummate the Merger is conditioned upon the receipt of any required approvals from governmental or regulatory authorities or agencies. The regulatory approvals and consents necessary to consummate the Merger include the approval of the Office of the Comptroller of the Currency (the "OCC") of the Bank Merger. The Bank Merger may not be consummated until the 30th day after the date OCC approval is received, during which time the United States Department of Justice ("DOJ") has the authority to challenge the Merger on antitrust grounds (or until the 15th day after OCC approval is received if the DOJ consents to such shorter period).

     The Merger may also be subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). BankBoston has requested confirmation that an exemption from the requirement to file an application is applicable to the Merger or alternatively, may choose to provide the Federal Reserve Board with prior written notice of the Merger in lieu of filing an application. Under those circumstances, the Merger would not require the prior approval of the Federal Reserve Board unless, after receipt of the notice, the Federal Reserve Board informs BankBoston that an application for approval is required.

     There can be no assurance that such required regulatory approvals will be obtained, and, if the Merger is approved, there can be no assurances as to the date of any such approval. There can also be no assurance that the DOJ will not challenge the Merger on antitrust grounds, or if such a challenge is made, as to the result thereof. See "THE MERGER -- Regulatory Approvals" and "-- Conditions to the Merger."

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Following the Merger, the directors and officers of the Buyer Sub immediately prior to the Effective Time will be the directors and officers of Pacific. See "THE MERGER -- Management and Operations after the Merger."

     As set forth in the Bank Merger Agreement, after the Bank Merger, the former offices of Pacific Bank will be owned by the Bank and may be operated in the Bank's sole discretion and subject to applicable law, under the name, "Pacific National, a division of BankBoston, N.A."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     By resolution of the Board of Directors of Pacific, two directors of Pacific and five employees of Pacific Bank are entitled to receive certain bonus payments from Pacific, or BankBoston, as successor thereto, conditioned upon consummation of the Merger. The aggregate total of all such bonus payments is $815,000. As set forth in such resolution, Pacific has agreed to cause such employees to execute and deliver a Protection Agreement containing certain non-compete and non-disclosure provisions in favor of BankBoston at the Effective Time upon payment of such bonuses.

     Charles K. Gifford, the Chief Executive Officer and a director of BankBoston, is the brother of John F. Gifford, a director of Pacific. The Gifford family, including Charles K. Gifford, beneficially owns, in the aggregate, 30,588 shares, or 6.27% of the issued and outstanding shares of Pacific Common Stock. Charles Gifford did not participate at any time in the negotiations between Pacific and BankBoston, during internal discussions at BankBoston regarding the proposed Merger, or in the approval of the Merger by BankBoston. Currently, Charles Gifford intends to donate the proceeds he receives from his interest in Pacific, which is held in an irrevocable trust for his benefit, to charity. See "THE MERGER -- Background of the Merger."

     See "THE MERGER -- Management and Operations after the Merger," "-- Interests of Certain Persons in the Merger," and "-- Employee Matters."

EMPLOYEE MATTERS

     At the Effective Time, all employees of Pacific and Pacific Bank will be offered continued employment with BankBoston until at least May 31, 1998. In the event that after May 31, 1998, the position of any qualified employee of Pacific or Pacific Bank is eliminated by BankBoston, BankBoston has agreed to offer such employee a comparable position with BankBoston or an affiliate of BankBoston at another location of BankBoston or an affiliate of BankBoston. All former employees of Pacific Bank who become employees of BankBoston or an affiliate of BankBoston at the Effective Time will be subject to the employment arrangements and pay practices generally made available by BankBoston to its employees.

     As promptly as practicable after the Effective Time, BankBoston has agreed to provide the former employees of Pacific and Pacific Bank who remain employees of BankBoston or an affiliate of BankBoston with levels of employee benefits in the aggregate no less favorable than those maintained by BankBoston for BankBoston employees. BankBoston will cause each such plan or program to treat the prior service of Pacific employees (to the extent such prior service is recognized under the comparable plan or program of Pacific) as service rendered to BankBoston or its affiliate. Such prior service will be recognized for purposes of eligibility to participate, vesting, and eligibility for special benefits under such plan or program of BankBoston, but not for benefit accrual where such accrual would duplicate benefits under any plan maintained by Pacific or Pacific Bank.

STOCK OPTION AGREEMENT

     As a condition precedent to BankBoston's entering into the Affiliation Agreement and in consideration therefor (without other consideration or monetary payment), BankBoston and Pacific entered into the Stock Option Agreement, dated as of May 23, 1997 (the "Stock Option Agreement"). The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the

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

terms of the Affiliation Agreement. See "CERTAIN RELATED TRANSACTIONS -- Stock Option Agreement." A copy of the Stock Option Agreement is attached hereto as Appendix C.

     Pursuant to the Stock Option Agreement, Pacific granted BankBoston an option (the "Option") to purchase, under certain circumstances and subject to adjustment, up to 121,452 fully paid and nonassessable shares of Pacific Common Stock at a price of $35.00 per share. The Option is exercisable upon the occurrence of certain events that create the potential for a third party to acquire control of Pacific. In lieu of exercising the Option, BankBoston or any permitted transferee can require Pacific, under certain circumstances, to repurchase for a formula price the Option or any shares of Pacific Common Stock acquired upon exercise of the Option. To the best knowledge of BankBoston and Pacific, no such event which would permit exercise of the Option has occurred as of the date hereof. See "CERTAIN RELATED TRANSACTIONS -- Stock Option Agreement."

INDEMNIFICATION

     BankBoston has agreed that rights to indemnification existing in favor, and all limitations on the personal liability, of any director, officer, or other employee of Pacific or Pacific Bank provided for in the Articles of Organization or By-Laws of Pacific or Pacific Bank as in effect on May 23, 1997, will remain in effect for not less than six years after the Closing Date. See "THE
MERGER -- Indemnification."

ACCOUNTING TREATMENT

     The Merger will be accounted for as a purchase and certain adjustments will be made with respect to those Pacific assets and liabilities acquired or assumed by BankBoston pursuant to the Affiliation Agreement whose carrying values differ from their estimated fair market values. The actual adjustments will be made on the basis of appraisals and evaluations as of the dates of consummation of the Merger and the Bank Merger. See "THE MERGER -- Accounting Treatment."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Consummation of the Merger is conditioned on the delivery by the respective counsel to BankBoston and Pacific of opinions to the effect that, among other things, if consummated in accordance with the Affiliation Agreement, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). If the Merger constitutes such a reorganization, the following would be the material federal income tax consequences of the Merger to Pacific stockholders: (a) no gain or loss will be recognized by the stockholders of Pacific upon their receipt of BankBoston Common Stock on conversion of their Pacific Common Stock, except in respect of cash received in lieu of fractional shares or by dissenting stockholders, if any; (b) the tax basis of the shares of BankBoston Common Stock received by the stockholders of Pacific will be the same as the tax basis of their converted Pacific Common Stock (reduced by any amount allocable to a fractional share interest for which cash is received); (c) the holding period of the BankBoston Common Stock held by Pacific stockholders will generally include the holding period of their converted Pacific Common Stock; and (d) gain or loss will be recognized by stockholders of Pacific who receive cash proceeds for fractional interests in BankBoston Common Stock and by stockholders who dissent from the Merger on their receipt of cash in redemption of their Pacific Common Stock. Stockholders should consult their personal tax advisors as to the tax consequences of the Merger to them under federal, state, local or other applicable law. See "THE MERGER -- Certain Federal Income Tax Consequences."

CONDITIONS TO THE MERGER

     The obligation of each of BankBoston and Pacific to consummate the Merger is subject to satisfaction of a number of conditions, including (a) the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Pacific Common Stock approving the Affiliation Agreement and the transactions contemplated thereby, (b) the approval of the Merger and the Bank Merger by certain federal regulatory authorities, (c) the effectiveness of BankBoston's registration statement under the Securities Act with respect

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

to the BankBoston Common Stock to be issued pursuant to the Affiliation Agreement, (d) the receipt by BankBoston of the opinion of Bingham, Dana & Gould LLP, and the receipt by Pacific of the opinion of Choate, Hall & Stewart, each opinion substantially to the effect that, if consummated in accordance with the Affiliation Agreement, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and addressing such other matters relating to federal income tax effects as are customary in such transactions, (e) the absence of any change in the business, assets, financial condition, results of operations, or prospects of Pacific or Pacific Bank or BankBoston or any of its subsidiaries which has had, individually or in the aggregate, a Material Adverse Effect (as defined in the Affiliation Agreement) on Pacific or BankBoston, as the case may be, and (f) certain other conditions customary in transactions of this nature. Pacific's obligation to consummate the Merger is also subject to the authorization for listing on the NYSE of the BankBoston Common Stock issuable in connection with the Merger. See "THE MERGER -- Conditions to the Merger."

BUSINESS PENDING THE MERGER

     Pursuant to the Affiliation Agreement, Pacific has agreed to, and will cause Pacific Bank to, undertake or refrain from undertaking certain actions pending the Merger. For a full discussion of the conduct of the business of Pacific pending the Merger and the other agreements made by the parties with respect to certain matters, see "THE MERGER -- Business Pending the Merger."

WAIVER AND AMENDMENT

     Subject to applicable law and as may be authorized by their respective Boards of Directors, at any time prior to the consummation of the transactions contemplated by the Affiliation Agreement or the termination of the Affiliation Agreement, whether before or after approval by the Pacific stockholders of the Affiliation Agreement and the transactions contemplated thereby, the parties may
(a) amend the Affiliation Agreement by written agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party thereunder, (c) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI (other than those identified in Section 6.01) thereof. Any agreement on the part of any party to any extension or waiver will be valid only if set forth in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. See "THE MERGER -- Waiver and Amendment."

TERMINATION

     The Affiliation Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after the approval of Pacific's stockholders, under the following circumstances: (a) by mutual written consent of the respective Boards of Directors of Pacific and BankBoston; (b) by either Pacific or BankBoston (i) if the Merger has not occurred on or prior to April 30, 1998, or such later date as agreed to in writing by BankBoston and Pacific; (ii) if any governmental or regulatory authority or agency, or a court of competent jurisdiction, issues a final permanent order or Injunction (as defined in the Affiliation Agreement) enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Affiliation Agreement and the time for appeal or petition of such order or Injunction has expired without such appeal or petition being granted; (iii) in the event of a material breach by the other party of the Affiliation Agreement or the Stock Option Agreement (as more fully described at "CERTAIN RELATED TRANSACTIONS -- Stock Option Agreement") which is not cured within 15 days after written notice thereof; or
(iv) if the stockholders of Pacific fail to approve the Merger at the Special Meeting, provided in each case that the terminating party is not then in material breach of the Affiliation Agreement or the Stock Option Agreement. See "THE MERGER -- Termination."

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

RIGHTS OF DISSENTING STOCKHOLDERS

     A holder of Pacific Common Stock will have appraisal rights provided under Massachusetts law, if the Merger is consummated and all requirements of Massachusetts law are satisfied by such stockholder seeking to exercise such rights. See "THE MERGER -- Rights of Dissenting Stockholders" and Sections 86 through 98 of Chapter 156B of the Massachusetts Business Corporation Law ("MBCL") attached hereto as Appendix F.

COMPARATIVE RIGHTS OF STOCKHOLDERS

     The rights of holders of shares of Pacific Common Stock currently are governed by the Massachusetts General Laws, including in particular, the MBCL, and the Articles of Organization and By-Laws of Pacific. At the Effective Time, holders of shares of Pacific Common Stock (except shares of Pacific Common Stock held directly or indirectly by BankBoston, other than in a fiduciary capacity or in respect of a debt previously contracted, any shares held as treasury stock by Pacific and shares held by dissenting stockholders who have perfected their rights of appraisal) will become stockholders of BankBoston, and their rights will be governed by the MBCL and BankBoston's Articles of Organization and By-Laws. See "COMPARATIVE RIGHTS OF STOCKHOLDERS," for a discussion of the material differences in the rights of the holders of Pacific Common Stock and BankBoston Common Stock.

MARKET AND MARKET PRICES

     BankBoston Common Stock is traded on the NYSE and BSE. There is no public trading market for the Pacific Common Stock. The Affiliation Agreement provides as a condition to Pacific's obligation to consummate the Merger that the shares of BankBoston Common Stock issuable in connection with the Merger be authorized for listing on the NYSE. See "THE MERGER -- Conditions to the Merger." The information set forth in the table below presents the closing prices for BankBoston Common Stock, as reported on the NYSE composite transactions reporting system and the "equivalent per share price" (as defined below) of Pacific Common Stock on (a) May 23, 1997, the business day immediately preceding
the public announcement of the Merger, and (b) August   , 1997. The "equivalent
per share price" of the Pacific Common Stock is calculated by multiplying the closing price of BankBoston Common Stock on the NYSE on such dates by the Exchange Ratio:

                                                           PACIFIC
                       BANKBOSTON        PACIFIC        EQUIVALENT PER
PRICE PER SHARE AT    COMMON STOCK     COMMON STOCK      SHARE PRICE
------------------    ------------     ------------     --------------
May 23, 1997            $ 74.875          $23.04(1)         $50.00
August   , 1997         $                 $     (2)         $50.00

---------------
(1) Pacific Common Stock is not traded on any established market. At March 31, 1997, the book value (unaudited) per share of Pacific Common Stock was $23.04.

(2) At June 30, 1997, the book value (unaudited) per share of Pacific Common Stock was $23.56.

     No assurance can be given as to what the Exchange Ratio or the market price of BankBoston Common Stock will be if and when the Merger is consummated.

                                   BANKBOSTON

                            SELECTED FINANCIAL DATA

     The following table sets forth certain condensed consolidated historical financial data of BankBoston and is based on the consolidated financial statements of BankBoston, including the respective notes thereto, which are incorporated by reference in this Proxy Statement-Prospectus and should be read in conjunction therewith. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." Interim unaudited financial data for the three months ended March 31, 1997 and 1996 reflect, in the opinion of management of BankBoston, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended March 31, 1997 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                                              THREE MONTHS
                                             ENDED MARCH 31,               YEARS ENDED DECEMBER 31,
                                            -----------------   -----------------------------------------------
                                             1997      1996      1996      1995      1994      1993      1992
                                            -------   -------   -------   -------   -------   -------   -------
                                                      (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Interest income...........................  $ 1,275   $ 1,240   $ 4,893   $ 5,119   $ 4,376   $ 3,330   $ 3,664
Interest expense..........................      655       674     2,553     2,870     2,339     1,561     1,992
                                            -------   -------   -------   -------   -------   -------   -------
    Net interest revenue..................      620       566     2,340     2,249     2,037     1,769     1,672
Provision for credit losses...............       60        57       231       275       154       107       288
                                            -------   -------   -------   -------   -------   -------   -------
    Net interest revenue after provision
      for credit losses...................      560       509     2,109     1,974     1,881     1,662     1,384
Noninterest income........................      330       285     1,344     1,309     1,035       945     1,020
Noninterest expense (1)...................      544       527     2,320     2,076     1,947     2,002     1,949
                                            -------   -------   -------   -------   -------   -------   -------
Income before income taxes, extraordinary
  items and cumulative effect of changes
  in accounting principles................      346       267     1,133     1,207       971       605       455
Provision for income taxes................      139       112       483       529       422       262       190
                                            -------   -------   -------   -------   -------   -------   -------
Income before extraordinary items and
  cumulative effect of changes in
  accounting principles...................      207       155       650       678       549       343       265
Extraordinary items
  Loss from early extinguishment of debt,
    net of tax............................                                               (7)
  Recognition of prior year tax benefit
    carryforwards.........................                                                                   73
Cumulative effect of changes in accounting
  principles, net (2).....................                                                         24
                                            -------   -------   -------   -------   -------   -------   -------
    Net income............................  $   207   $   155   $   650   $   678   $   542   $   367   $   338
                                            =======   =======   =======   =======   =======   =======   =======
    Net income applicable to common
      stock...............................  $   198   $   146   $   613   $   641   $   505   $   332   $   318
                                            =======   =======   =======   =======   =======   =======   =======
Per common share
  Income before extraordinary items and
    cumulative effect of changes in
    accounting principles
    Primary...............................  $  1.29   $   .94   $  3.99   $  4.17   $  3.44   $  2.09   $  1.77
    Fully diluted.........................     1.27       .93      3.93      4.09      3.36      2.05      1.73
Net income
  Primary.................................     1.29       .94      3.99      4.17      3.39      2.26      2.30
  Fully diluted...........................     1.27       .93      3.93      4.09      3.31      2.21      2.24
Book value................................    28.67     27.14     28.89     27.01     23.07     21.13     18.98
Cash dividends declared...................      .44       .37      1.69      1.28       .93       .40       .10
Average number of common shares (in
  thousands)
    Primary...............................  153,421   154,988   153,529   153,856   148,913   147,033   138,444
    Fully diluted.........................  155,592   156,844   156,112   156,768   153,616   152,067   144,044

                                              THREE MONTHS
                                             ENDED MARCH 31,               YEARS ENDED DECEMBER 31,
                                            -----------------   -----------------------------------------------
                                             1997      1996      1996      1995      1994      1993      1992
                                            -------   -------   -------   -------   -------   -------   -------
                                                      (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
AVERAGE BALANCE SHEET DATA:
Loans and lease financing.................  $41,732   $39,179   $40,589   $38,283   $36,017   $32,565   $31,568
Total earning assets......................   56,641    52,172    53,410    49,567    47,517    42,880    41,658
Total average assets......................   63,224    58,587    59,523    55,744    53,389    47,937    46,290
Deposits..................................   41,899    40,632    41,603    38,406    37,919    37,163    37,643
Notes payable.............................    3,316     2,421     2,666     2,142     2,123     1,797     1,252
Stockholders' equity......................    4,952     4,706     4,744     4,304     3,766     3,390     2,762

SELECTED RATIOS:
Net interest margin (3)...................     4.47%     4.40%     4.42%     4.58%     4.32%     4.16%     4.05%
Return on average assets(3)...............     1.33      1.06      1.09      1.22      1.01       .76       .73
Return on average common equity(3) (4)....    18.02     13.94     14.47     16.86     15.50     11.39     12.86
Common equity to total assets.............      6.7       7.2       7.1       7.1       6.2       6.1       5.9
Average total stockholders' equity to
  average total assets....................      7.8       8.0       8.0       7.7       7.1       7.1       6.0
Risk-based capital ratios
  Tier 1..................................      9.0       8.7       9.3       8.5       7.7       7.7       7.4
  Total...................................     13.0      12.9      13.6      12.8      12.7      12.4      11.8
Leverage ratio............................      7.8       7.4       8.2       7.4       6.7       6.9       6.6
Net credit losses to average loans and
  lease financing(3)......................      .77       .52       .57       .51       .81       .87      1.38
Reserve for credit losses to loans and
  lease financing.........................     2.11      2.25      2.15      2.29      2.19      2.70      3.57
Reserve for credit losses to nonaccrual
  loans and lease financing...............    218.2     230.2     219.6     238.9     197.0     142.2     116.3
Nonaccrual loans and OREO as a percent of
  related asset categories ...............      1.1       1.1       1.1       1.1       1.5       2.5       4.2

---------------
(1) Includes, in 1996, $180 million of charges primarily composed of employee severance and property-related costs recorded in connection with BankBoston's acquisition of BayBanks, Inc. Includes, in 1995, $28 million of charges mainly related to exiting, reorganizing and downsizing certain business and corporate staff units. Includes, in 1994, costs of $21 million recorded in connection with BankBoston's acquisitions of BankWorcester Corporation and Pioneer Financial, A Co-operative Bank; and includes, in 1993, acquisition-related costs and reorganization charges of $85 million, recorded primarily in connection with BankBoston's mergers with Society for Savings Bancorp, Inc. and Multibank Financial Corp., as well as estimated costs of downsizing and reconfiguring certain of BankBoston's business and corporate units.

(2) Includes a cumulative benefit of $77 million resulting from the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and a cumulative charge of $53 million, net of taxes, relating to a change in accounting principles pertaining to the valuation of purchased mortgage servicing rights.

(3) Ratios for the three-month periods are annualized.

(4) For purposes of this ratio, preferred stock dividends have been deducted from net income.

                                    PACIFIC

                            SELECTED FINANCIAL DATA

     The following table sets forth certain condensed consolidated historical financial data of Pacific and is based on the consolidated financial statements of Pacific, including the respective notes thereto, which are included elsewhere in this Proxy Statement-Prospectus and should be read in conjunction therewith. See "PACIFIC NATIONAL CORPORATION CONSOLIDATED FINANCIAL STATEMENTS." Interim unaudited financial data for the three months ended March 31, 1997 and 1996 reflect, in the opinion of management of Pacific, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended March 31, 1997 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                                                  THREE MONTHS
                                                 ENDED MARCH 31,             YEARS ENDED DECEMBER 31,
                                                -----------------  --------------------------------------------
                                                  1997     1996      1996     1995     1994     1993     1992
                                                --------  -------  --------  -------  -------  -------  -------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Interest income................................ $  1,900  $ 1,944  $  8,193  $ 7,520  $ 6,466  $ 6,569  $ 7,248
Interest expense...............................      510      496     2,064    1,959    1,769    1,909    2,856
                                                --------  -------  --------  -------  -------  -------  -------
    Net interest revenue.......................    1,390    1,448     6,129    5,561    4,697    4,660    4,392
Provision for credit losses....................                                                    348      852
                                                --------  -------  --------  -------  -------  -------  -------
    Net interest revenue after provision for
      credit losses............................    1,390    1,448     6,129    5,561    4,697    4,312    3,540
Noninterest income.............................      227      269     1,503    1,325    1,547    1,396      999
Noninterest expense............................    1,052    1,046     4,711    4,477    4,641    4,251    4,011
                                                --------  -------  --------  -------  -------  -------  -------
Income before income taxes and cumulative
  effect of change in accounting principle.....      565      671     2,921    2,409    1,603    1,457      528
Provision for income taxes.....................      237      296     1,197    1,026      600      475      225
                                                --------  -------  --------  -------  -------  -------  -------
Income before cumulative effect of change in
  accounting principle.........................      328      375     1,724    1,383    1,003      982      303
Cumulative effect of change in accounting for
  postretirement benefits other than
  pensions.....................................                                                    (71)
                                                --------  -------  --------  -------  -------  -------  -------
    Net income................................. $    328  $   375  $  1,724  $ 1,383  $ 1,003  $   911  $   303
                                                ========  =======  ========  =======  =======  =======  =======
Per common share
  Income before cumulative effect of change in
    accounting principle....................... $    .67  $   .77  $   3.53  $  2.84  $  2.06  $  2.01  $   .95
  Net income...................................      .67      .77      3.53     2.84     2.06     1.87      .95
  Book value...................................    23.04    20.81     22.52    20.16    18.20    16.24    14.38
  Cash dividends declared......................      .15      .13      1.18      .88      .10
Average number of common shares (in
  thousands)...................................      488      488       488      488      488      488      318

                                                  THREE MONTHS
                                                 ENDED MARCH 31,             YEARS ENDED DECEMBER 31,
                                                -----------------  --------------------------------------------
                                                  1997     1996      1996     1995     1994     1993     1992
                                                --------  -------  --------  -------  -------  -------  -------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
AVERAGE BALANCE SHEET DATA:
Loans and lease financing...................... $ 81,722  $80,433  $ 78,195  $78,143  $68,177  $63,316  $62,997
Total earning assets...........................   96,767   91,253    98,293   92,352   91,574   88,220   89,584
Total average assets...........................  100,483   94,800   102,651   96,866   96,465   95,349   96,993
Deposits.......................................   88,285   84,043    91,158   85,814   86,634   85,651   90,084
Notes payable..................................                                                    200      350
Stockholders' equity...........................   11,131   10,021    10,503    9,355    8,399    7,467    6,067

SELECTED RATIOS:
Net interest margin(1).........................     5.83%    6.38%     6.24%    6.02%    5.13%    5.28%    4.90%
Return on average assets(1)....................     1.32     1.59      1.68     1.43     1.04      .96      .31
Return on average common equity(1).............    11.95    15.05     16.41    14.78    11.94    12.20     4.99
Common equity to total assets..................     11.1     10.8      10.7     10.1      9.0      8.5      7.5
Average total stockholders' equity to average
  total assets.................................     11.1     10.6      10.2      9.7      8.7      7.8      6.3
Risk-based capital ratios
  Tier 1.......................................     17.7     17.6      18.1     15.9     17.5     14.7     14.2
  Total........................................     19.0     18.9      19.4     17.2     18.8     16.0     15.7
Leverage ratio.................................     11.2     10.7      10.3      9.8      9.0      7.9      7.3
Net credit losses (recoveries) to average loans
  and lease financing(1).......................     (.57)    (.16)     (.15)    (.09)     .29      .92     1.00
Reserve for credit losses to loans and lease
  financing....................................     2.90     2.84      2.99     2.75     3.02     3.47     4.33
Reserve for credit losses to nonaccrual loans
  and lease financing..........................    433.6    226.7     402.2    222.9    127.0    115.5     61.4
Nonaccrual loans and OREO as a percent of
  related asset categories.....................      .67     1.25       .74     1.23     2.79     3.84    10.21

---------------
(1) Ratios for the three-month periods are annualized.

                                   BANKBOSTON

                                 CAPITALIZATION

     The following table presents the capitalization of BankBoston and its subsidiaries at March 31, 1997, and the capitalization of BankBoston and its subsidiaries adjusted to give effect to the Merger. This information should be read in conjunction with the historical consolidated financial statements of BankBoston and Pacific, including the respective notes thereto, which are incorporated by reference, in the case of BankBoston, and included elsewhere in this Proxy Statement-Prospectus, in the case of Pacific. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "PACIFIC NATIONAL CORPORATION CONSOLIDATED FINANCIAL STATEMENTS."

                                                                           AT MARCH 31, 1997
                                                                     ------------------------------
                                                                     OUTSTANDING     AS ADJUSTED(1)
                                                                     -----------     --------------
                                                                     (IN MILLIONS, EXCEPT SHARE AND
                                                                            PER SHARE DATA)
NOTES PAYABLE:
Parent Company
  Subordinated equity contract notes, due August 1997..............     $  129           $  129
  Floating rate subordinated equity commitment notes, due August
     1998..........................................................        107              107
  Subordinated floating rates notes, due February 2001.............        186              186
  Subordinated notes, due July 2003................................        100              100
  Subordinated debenture, due February 2004........................        299              299
  Subordinated notes, due December 2005............................        349              349
  Medium-term senior notes, due 1997 through 1999..................        275              275
                                                                        ------           ------
                                                                         1,445            1,445
Subsidiaries
  Notes, due 1997 through 2006.....................................      1,263            1,263
Guaranteed Preferred Beneficial Interests in Corporation's Junior
  Subordinated Debentures..........................................        500              500

STOCKHOLDERS' EQUITY:
  Preferred Stock without par value
     Authorized shares -- 10,000,000
     Issued shares -- 4,593,941....................................        508              508
  Common stock, par value $1.50
     Authorized shares -- 300,000,000
     Issued shares -- 154,265,361; 154,591,088 shares as
      adjusted(1)
     Outstanding shares -- 151,806,747; 152,132,474 shares as
      adjusted(1)..................................................        231              232
  Surplus..........................................................      1,259            1,282
  Retained earnings................................................      3,038            3,038
  Net unrealized gain on securities available for sale, net of
     tax...........................................................         21               21
  Treasury stock, at cost..........................................       (187)            (187)
  Cumulative translation adjustments, net of tax...................         (9)              (9)
                                                                        ------           ------
     Total Stockholders' Equity....................................      4,861            4,885
                                                                        ------           ------
          Total Notes Payable and Stockholders' Equity.............     $8,069           $8,093
                                                                        ======           ======

---------------
(1) As adjusted to give effect to the Merger.

The above table does not include significant amounts of short-term obligations incurred in the ordinary course of business, including deposit liabilities, federal funds purchased, securities sold under agreements to repurchase and other borrowed funds.

                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

     The following table sets forth for BankBoston Common Stock and Pacific Common Stock certain historical, pro forma and pro forma equivalent per share information for the three months ended March 31, 1997 and for the year ended December 31, 1996. The information presented herein should be read in conjunction with the historical consolidated financial statements of BankBoston and Pacific, including the respective notes thereto, which are incorporated by reference and included, respectively, in this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "PACIFIC NATIONAL CORPORATION CONSOLIDATED FINANCIAL STATEMENTS."

                                                                 THREE MONTHS
                                                                    ENDED             YEAR ENDED
                                                                MARCH 31, 1997     DECEMBER 31, 1996
                                                                --------------     -----------------
BANKBOSTON COMMON STOCK:
  Net income per share:
     Primary:
       Historical.............................................      $ 1.29              $  3.99
       Pro forma -- BankBoston and Pacific(1).................        1.29                 3.99
     Fully diluted:
       Historical.............................................        1.27                 3.93
       Pro forma -- BankBoston and Pacific(1).................        1.27                 3.93
  Dividends per share:
       Historical.............................................         .44                 1.69
       Pro forma -- BankBoston and Pacific(2).................         .44                 1.69
  Book value per share at period-end:
       Historical.............................................       28.67                28.89
       Pro forma -- BankBoston and Pacific(1).................       28.77                28.99
PACIFIC COMMON STOCK:
  Net income per share:
     Primary:
       Historical.............................................         .67                 3.53
       Pro forma equivalent -- BankBoston and Pacific(3)......         .86                 2.66
     Fully diluted:
       Historical.............................................         .67                 3.53
       Pro forma equivalent -- BankBoston and Pacific(3)......         .85                 2.62
  Dividends per share:
       Historical.............................................         .15                 1.18
       Pro forma equivalent -- BankBoston and Pacific(3)......         .29                 1.13
  Book value per share at period-end:
       Historical.............................................       23.04                22.52
       Pro forma equivalent -- BankBoston and Pacific(3)......       19.21                19.36

---------------
(1) Includes the effect of the Merger.

(2) Pro forma combined dividends per share amounts represent the historical dividends per share of BankBoston.

(3) The Pacific pro forma equivalent per share amounts are calculated by multiplying the BankBoston pro forma information as described in Note (1) by the estimated exchange ratio of .6678, determined by dividing $50.00 by the closing price of BankBoston Common Stock as reported on the NYSE on May 23, 1997, the day immediately prior to the announcement of the Merger.

                        SPECIAL MEETING OF STOCKHOLDERS

INTRODUCTION

     This Proxy Statement-Prospectus is being furnished to holders of Pacific Common Stock in connection with the solicitation of proxies by the Pacific Board of Directors (the "Pacific Board") for use at the Special Meeting of
Stockholders scheduled to be held on             , [September]   , 1997, at
10:00 A.M., in the Board Room of Pacific National Bank of Nantucket, 61 Main Street, Nantucket, Massachusetts, and at any adjournments or postponements thereof.

PURPOSES

     The Special Meeting will be held for the purposes of (i) considering and voting upon a proposal to approve and adopt the Affiliation Agreement and the transactions contemplated thereby, and (ii) to conduct any other business that may properly come before such meeting, or any adjournments or postponements thereof. With the exception of these matters, the management of Pacific knows of no other matters at this time to be brought before the Special Meeting.

     THE PACIFIC BOARD UNANIMOUSLY RECOMMENDS THAT PACIFIC STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE AFFILIATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

QUORUM AND VOTING

     Only stockholders of record at the close of business on [August]   1997
(the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were issued and outstanding 487,761 shares of Pacific Common Stock entitled to vote. The presence, in person or by proxy, of a majority of the aggregate number of shares of Pacific Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Special Meeting. Each stockholder is entitled to one vote, in person or by proxy, for each share of Pacific Common Stock held of record in his or her name at the close of business on the Record Date.

STOCKHOLDER VOTE REQUIRED; LETTER AGREEMENTS

     The approval and adoption of the Affiliation Agreement, and the transactions contemplated thereby, require the affirmative vote of the holders of at least two-thirds of the shares of Pacific Common Stock issued and outstanding and entitled to vote at the Special Meeting. If the approval of the Pacific stockholders is not obtained, each of Pacific and BankBoston will have the right to terminate the Affiliation Agreement, provided that the terminating party is not in material breach of the Affiliation Agreement or the Stock Option Agreement. If the Affiliation Agreement is terminated because of the failure to obtain the requisite stockholder approval, the Affiliation Agreement will become null and void and there will be no liability on the part of Pacific or BankBoston or their respective officers or directors to the other, except as specifically provided in the Affiliation Agreement. See "THE
MERGER -- Termination."

     In connection with the execution of the Affiliation Agreement, each of the directors of Pacific and executive officers of Pacific and Pacific Bank, who in the aggregate own 208,172 shares, representing 42.68% of the Pacific Common Stock issued and outstanding, agreed by separate letter (the "Letter Agreements") to BankBoston, dated May 23, 1997, to vote or cause to be voted all of the shares over which he or she has beneficial ownership as of the Record Date in favor of the Affiliation Agreement and the Merger. Execution of the Letter Agreements was a condition to BankBoston entering into the Affiliation Agreement and no compensation was paid to any director or executive officer in consideration for entering into such agreement.

SOLICITATION OF PROXIES

     The proxy enclosed herewith is being solicited by the Pacific Board. Each proxy received will be voted as directed; however, if a proxy is received, signed but with no direction indicated, the proxy will be voted FOR the approval and adoption of the Affiliation Agreement and the transactions contemplated thereby, and in such manner as management's proxyholders may decide on such other matters as may properly come before the Special Meeting. In determining the required vote necessary for approval, abstentions and broker non-votes (a "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred from exercising discretionary authority to vote on the matter) will have the effect of negative votes for purposes of the two-thirds requirement. In addition, stockholders whose shares of Pacific Common Stock are not registered in their own name will need additional documentation from the record holder of such shares to vote personally at the Special Meeting.

     In addition to solicitation of proxies by mail, proxies may also be solicited by telephone or personal interview by employees of Pacific and Pacific Bank, who will not receive additional compensation therefor. Pacific will reimburse brokerage firms and others who hold record ownership for third parties for their expenses in forwarding proxy materials to the beneficial owners of Pacific Common Stock. Pacific and BankBoston will each bear its own expenses incurred in connection with this Proxy Statement-Prospectus; however, pursuant to the Affiliation Agreement, the expense of preparing, filing and distributing the Registration Statement and this Proxy Statement-Prospectus will be shared equally by Pacific and BankBoston if the Affiliation Agreement is terminated in accordance with its terms and neither party is liable to the other party for a willful breach of the Affiliation Agreement.

REVOCATION OF PROXIES

     Any stockholder giving a proxy prior to the Special Meeting has the right to revoke it prior to its exercise by delivering a written notice to the Clerk of Pacific, or by returning a duly executed proxy bearing a later date, or by attending the Special Meeting, revoking prior proxies, and voting in person. A stockholder of record may revoke a proxy by filing an instrument of revocation with Glenn L. Field, Clerk of Pacific, 61 Main Street, Nantucket, Massachusetts 02554, by filing a duly executed proxy bearing a later date, or by appearing at the Special Meeting in person, notifying the Clerk, and voting by ballot at the Special Meeting. Any stockholder of record attending the Special Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Clerk) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy.

                          INFORMATION ABOUT BANKBOSTON

GENERAL

     BankBoston is a registered bank holding company, organized in 1970 under Massachusetts law with both national and international operations. Through its subsidiaries and, in certain cases, joint ventures, BankBoston is engaged in providing a wide variety of personal, corporate and global banking services to individuals, corporate and institutional customers, governments, and other financial institutions. These services include retail banking, consumer finance, private banking, trust, mortgage origination and servicing, domestic corporate and investment banking, leasing, international banking, commercial real estate lending, correspondent banking, and securities and payments processing. BankBoston's principal subsidiary is the Bank, a national banking association. Other major banking subsidiaries of BankBoston are Bank of Boston Connecticut and Rhode Island Hospital Trust National Bank.

     For more information about BankBoston, reference is made to BankBoston's most recent Annual Report on Form 10-K, which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

RECENT DEVELOPMENTS

     On July 29, 1996, BankBoston completed its previously announced acquisition of BayBanks, Inc., a Boston-based bank holding company. Thereafter, in order to facilitate the establishment of a new brand identity for the combined entity, BankBoston changed its name from "Bank of Boston Corporation" to "BankBoston Corporation" effective April 25, 1997. The Bank's name was changed from "The First National Bank of Boston" to "BankBoston, N.A." effective April 24, 1997. In addition, on May 23, 1997, BayBank NH, N.A. was merged with and into BayBank, N.A. and BayBank, N.A. was merged with and into the Bank.

     In June 1997, the Bank sold Ganis Credit Corporation ("Ganis") of Newport Beach, California, one of its national consumer lending businesses. Prior to this sale, in March 1997, the Bank sold approximately $950 million of Ganis loans.

     In June 1997, the Bank announced an agreement to sell Fidelity Acceptance Corporation, headquartered in Kansas City, Missouri, another of its national consumer lending businesses. The sale is expected to be completed in the second half of 1997, subject to regulatory approval.

     On July 10, 1997, BankBoston announced that William J. Shea, Vice Chairman and Chief Financial Officer was leaving to pursue other interests and that Susannah M. Swihart, an Executive Vice President at BankBoston, would replace Mr. Shea as its Chief Financial Officer.

     On July 17, 1997, BankBoston reported net income for the second quarter of 1997 of $212 million or $1.35 per common share on a fully diluted basis, compared with $214 million, or $1.32 per share, in the second quarter of 1996. The second quarter of 1996 included a gain of $46 million ($28 million after-tax) from the completion of the second phase of the sale of BankBoston's mortgage banking subsidiary. Excluding this gain, second quarter 1996 net income was $186 million, or $1.14 per share on a fully diluted basis. For the six months ended June 30, 1997, net income was $419 million, or $2.62 per share on a fully diluted basis, compared to $369 million, or $2.24 per share, for the first six months of 1996. On July 24, 1997, BankBoston's Board of Directors declared a quarterly dividend of $.51 per share on the BankBoston Common Stock.

                           INFORMATION ABOUT PACIFIC

GENERAL

     Pacific, a bank holding company registered with the Federal Reserve Board, was organized as a Massachusetts business corporation in 1984 for the purpose of serving as the holding company of Pacific Bank, a national banking association.

     Pacific has two full service retail banking offices and one loan office located in Nantucket, Massachusetts. Through these offices, Pacific offers a wide range of commercial and retail banking products and services. Pacific's lending operations focus on residential first and second mortgages, residential construction loans, commercial and small business lending, commercial real estate loans, home equity lines of credit and consumer loans.

     Pacific's business activities are concentrated exclusively in Nantucket, Massachusetts. All retail banking activity is conducted through the banking offices. Lending operations, particularly loan originations, are conducted from its loan office where Pacific also services the loans it originates. Pacific does not conduct business on a regional, national or international basis.

RECENT DEVELOPMENTS

     On May 27, 1997, and subsequently ratified on June 20, 1997, the Pacific Board appointed Denis Gazaille, President of Nantucket Marine Lumber, to serve as a director of Pacific Bank.

     On July 25, 1997, Pacific reported net income of $327 thousand, or $.67 per share, for the quarter ending June 30, 1997, compared with net income of $414 thousand or $.85 per share for the same period in 1996. For the six months ending June 30, 1997, net income was $655 thousand, or $1.34 per share, compared with $789 thousand, or $1.62 per share, for the first six months of 1996. Nonperforming assets at June 30, 1997 were $551 thousand or .50 percent of total assets. The reserve for possible loan losses was $2.5 million or 2.61 percent of total loans.

                                   THE MERGER

GENERAL

     This section of the Proxy Statement-Prospectus describes certain aspects of the proposed Merger, including the principal provisions of the Affiliation Agreement. The following description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Affiliation Agreement, the Bank Merger Agreement, the Stock Option Agreement and the form of Letter Agreement which are attached as Appendices A, B, C and D, respectively, to this Proxy Statement-Prospectus and are incorporated herein by reference. All stockholders of Pacific are urged to read the Affiliation Agreement, the Bank Merger Agreement, the Stock Option Agreement and the form of Letter Agreement in their entirety.

BACKGROUND OF THE MERGER

     The Pacific Board regularly considers the operational and strategic options available to Pacific to improve its operating results, strengthen its ability to compete in its market and improve stockholder value. In the winter of 1997, notwithstanding its excellent financial results in fiscal 1996, several members of the Pacific Board recognized and discussed that Pacific faced a variety of long-term strategic and operating challenges including its increasing need for additional capital to respond to the ever-changing needs of Pacific's customer base. In particular, these directors recognized that Pacific required greater resources to (i) respond to the needs of its niche market -- that of providing residential mortgage loans on Nantucket and (ii) acquire state of the art technology to enable it to offer a wide range of electronic and Internet banking services in light of competitive pressures in the financial services and banking industries. Capital and lending limitations were making it increasingly difficult for Pacific to compete effectively in providing residential mortgage loans on Nantucket, as property values greatly increased. Having informally discussed the costs of investing in more advanced technology on a stand-alone basis, these directors realized that Pacific did not have sufficient capital and human resources to make such a commitment to technological improvements. While desiring to maintain Pacific's independence and ability to serve its unique customer base on Nantucket, it was recognized that it would be prudent to explore alternatives to best position Pacific for continued growth and profitability in an increasingly competitive marketplace.

     At the request of several of the directors who were also significant stockholders of Pacific, Frederick J. Boling, Jr. and John F. Gifford, the two Boston-based Pacific directors, were asked to contact BankBoston to explore the possibility of a business combination that could address the long-term issues identified by the Pacific Board members. These directors perceived that BankBoston was a potentially viable merger partner because of its capital and lending capabilities and its commitment to state of the art technology and banking services, particularly in light of its recent merger with BayBanks, Inc., because of its long-standing relationships with Pacific as the provider of certain correspondent banking services to Pacific and because a number of its top executives were familiar with the unique community aspects of Nantucket by virtue of owning residences on the island. Following several initial meetings among Mr. Boling and Mr. John Gifford on behalf of Pacific, and Peter J. Manning, Executive Vice President, Mergers and Acquisitions and other representatives of BankBoston to discuss the respective benefits to Pacific and BankBoston of a business combination, ensuing meetings in March and April of 1997 centered on the amount of consideration that BankBoston might be willing to exchange for the stock of Pacific. John Gifford is the brother of Charles K. Gifford, the Chief Executive Officer and a director of BankBoston. Charles Gifford did not participate at any time in the negotiations between Pacific and BankBoston, during internal discussions at BankBoston regarding the proposed Merger, or in the approval of the Merger by BankBoston.

     On April 18, 1997, Mr. Boling reported to the Pacific Board on BankBoston's interest in exploring a business combination and proceeding with due diligence. At that meeting, the Pacific Board voted (i) to permit BankBoston to begin due diligence, subject to the execution of an appropriate Confidentiality Agreement,
(ii) to engage an investment banker to advise the Pacific Board with respect to a potential transaction and (iii) to designate Mr. Boling as the Pacific Board's representative in connection with such a transaction.

     On April 25, 1997, Pacific and BankBoston entered into a Non-Disclosure Agreement pursuant to which each party agreed to keep confidential the information provided to it by the other in connection with a proposed transaction. Following the execution of this Agreement, several representatives of BankBoston went to Nantucket to meet with the senior officers of Pacific Bank and begin the due diligence process which continued for several weeks.

     Also on April 25, 1997, the Pacific Board met to discuss what steps would be appropriate to ensure that the senior officers of Pacific Bank remained at Pacific Bank and worked diligently to effectuate a proposed transaction with BankBoston in the event that the Pacific Board determined to proceed with such a transaction. At that meeting, the Pacific Board voted to provide special incentive payments to certain senior officers of Pacific Bank, the payment of which is contingent upon consummation of the Merger. See "-- Interests of Certain Persons in the Merger."

     During the due diligence period, a great deal of consideration was given by Pacific and BankBoston to structuring the proposed transaction in a manner that recognized the unique nature of the Nantucket island community. Thus, during meetings and telephone conferences during early May between Mr. Boling and representatives of BankBoston, the parties agreed that after the Merger BankBoston would retain Pacific's identity by using the name "Pacific National, a division of BankBoston, N.A." for the Nantucket branches of BankBoston and that all employees of Pacific and Pacific Bank would be retained until May 31, 1998. In addition, the parties discussed the possibility of the Pacific Bank Board serving in an advisory capacity for a period following the closing if requested by BankBoston. In addition, Mr. Boling met with William M. Crozier, Jr., Chairman of BankBoston, and Mr. Manning on May 14, 1997 to discuss the presentation of the Merger to the Nantucket community so as to reflect the parties concern for the long-term interests of the employees and customers of Pacific Bank as well as the community at large.

     On May 16, 1997, the Pacific Board met to review the status of the proposed transaction. At the request of Philip C. Murray, Chairman of the Pacific Board, Mr. Boling informed the Pacific Board of the progress of the proposed transaction. He reiterated the concern of BankBoston for the employees and customers of Pacific and its commitment to the community. At Mr. Boling's request, the Pacific Bank Board voted unanimously to stay on in an advisory capacity for a period following the closing of the proposed transaction, if so requested by BankBoston.

     On May 21, 1997, the Pacific Board again met to review the status of the proposed transaction. At that meeting, the Pacific Board voted to engage the investment banking firm of Tucker Anthony to advise the Pacific Board on the fairness of the proposed transaction to Pacific's stockholders.

     On May 23, 1997, the Pacific Board met to formally consider the proposed transaction. Mr. Boling informed the Pacific Board that BankBoston had agreed to permit Pacific to continue the payment of regular dividends and to permit a special pro-rated dividend immediately prior to the closing of the proposed transaction. Mr. Boling further informed the Pacific Board that the BankBoston Board of Directors (the "BankBoston Board") had voted to make a definite offer to purchase each share of Pacific Common Stock for $50 per share payable in BankBoston common stock, based on the average closing price of BankBoston Common Stock for the twenty consecutive trading days ending on the fifth business day prior to the closing and on the other terms provided in the Affiliation Agreement. Following discussions, a presentation by Tucker Anthony and Tucker Anthony's written opinion that the price was fair from a financial point of view, the Pacific Board unanimously voted to approve the Affiliation Agreement and to recommend to its stockholders that they approve the Affiliation Agreement.

RECOMMENDATION OF THE PACIFIC BOARD OF DIRECTORS; PACIFIC'S REASONS FOR MERGER

     The terms of the Affiliation Agreement, including the Exchange Ratio, were the result of arm's-length negotiations between Pacific and BankBoston. Pacific entered into negotiations with BankBoston based upon its belief that a privately-negotiated transaction with BankBoston represented the best means of achieving the strategic interests of Pacific and its stockholders and provided greater value to Pacific stockholders than other possible alternatives. Pacific did not solicit alternative offers for Pacific, Pacific Bank or its assets, based upon BankBoston's sensitivity to the unique nature of the Nantucket community and Pacific's role in that community, the attractiveness of BankBoston's offer and the opportunities that a combination with BankBoston presented, the analysis of BankBoston's offer presented by Tucker Anthony (see "-- Opinion of Financial Advisor"), BankBoston's desire to negotiate with Pacific on an exclusive basis, the risk that BankBoston might withdraw its offer if Pacific were to solicit other offers, and the disruption and potential harm to Pacific that could result from an auction process. The Pacific Board determined that a strategic combination with BankBoston on the terms that Pacific was able to negotiate with BankBoston was in the best interest of Pacific and its stockholders. The Pacific Board also considered the substantial benefits to Pacific's other constituencies, including its employees and customers and the Nantucket community it serves, that would result from the enhanced strength and diversity of the combined company.

     In the course of reaching its decision to approve the Affiliation Agreement, the Pacific Board consulted with its legal advisors regarding the legal terms of the Affiliation Agreement and Pacific Board's obligations in its consideration of the proposed transaction, its financial advisors regarding the financial aspects and fairness of the proposed transaction, as well as with management of Pacific and Pacific Bank, and, without assigning any relative or specific weights, considered the following factors:

          1. The Pacific Board's familiarity with and review of Pacific's business, results of operations, prospects, and financial condition, including its capital position, technological capacity, regulatory requirements and future growth prospects were it to remain independent. In this regard, the Pacific Board considered that although Pacific's operating results were excellent in 1996, its ability to continue to grow and remain profitable as an independent entity and to continue to serve its unique client base would be enhanced by a combination with a larger financial parent such as BankBoston. Such a combination would give Pacific additional capital to strengthen its capacity to serve its client base's biggest need, that of providing residential mortgage loans in an increasingly expensive Nantucket market, as well as to obtain the technology, such as electronic and Internet banking services, to allow it to attract and retain customers in the future;

          2. BankBoston's understanding of, and expressed commitment to serving, the unique needs of the Nantucket community and Pacific's special relationship with that community. In this regard, the Pacific Board considered BankBoston's commitment to retain all Pacific and Pacific Bank employees until May 31, 1998 and to maintain the Pacific National name at the Nantucket branches after the Merger. The Pacific Board also considered BankBoston's request that the Pacific Bank Board stay on in an advisory capacity for some period following the closing, if so requested by BankBoston, as well as BankBoston's decision to send its Chairman, Mr. Crozier, a summer resident of Nantucket, together with other senior officers to join the Pacific Board in announcing the proposed transaction to the Nantucket Community.

          3. A business combination with a larger bank holding company, such as BankBoston, would provide both greater short-term and long-term value to Pacific's stockholders than other alternatives available and would enhance Pacific's competitiveness and its ability to serve its borrowers, depositors and other customers. In this regard, the Pacific Board considered that the short and long-term values obtainable by Pacific stockholders as a result of the Merger would likely be greater than the values achievable were Pacific to remain independent and that BankBoston was well-positioned to offer full and fair value to Pacific stockholders based upon the increased technological capacity, greater capital resources and operational synergies associated with the proposed affiliation and BankBoston's commitment to strengthening its community banking presence;

          4. The Merger would offer Pacific's stockholders the prospect of greater liquidity and a higher current trading value for their shares and better prospects for future growth than if Pacific were to remain independent. In this regard, the Pacific Board considered that the public market for BankBoston Common Stock was far more liquid than the private market for Pacific Common Stock and that the resources and financial strength and diversity of the combined company would likely lead to a stronger financial performance for BankBoston and its stockholders (including Pacific stockholders who become stockholders of BankBoston following the Merger) on a combined basis than could be obtained by Pacific and its stockholders on an independent basis;

          5. The presentation and written opinion of Pacific's financial advisor, Tucker Anthony, to the effect that the Exchange Ratio was fair, from a financial point of view, to the holders of Pacific Common Stock. The presentation of Tucker Anthony is summarized below. In addition, a copy of the written opinion rendered by Tucker Anthony to the Pacific Board, dated May 23, 1997, setting forth the procedures followed, the matters considered, the scope of the review undertaken and the assumptions made by Tucker Anthony in connection with their opinion, is attached as Appendix E to this Proxy Statement-Prospectus. See "-- Opinion of Financial Advisor;"

          6. The anticipated tax-free nature of the Merger to Pacific stockholders receiving BankBoston Common Stock in exchange for Pacific Common Stock (except for the portion of the consideration paid in cash for fractional shares). See "-- Certain Federal Income Tax Consequences;"

          7. The terms of the Stock Option Agreement. See "CERTAIN TRANSACTIONS -- Stock Option Agreement." The Pacific Board was aware that the existence of the Stock Option Agreement would make it expensive for a third party to offer a price that was in excess of BankBoston's proposal. The Pacific Board was thus aware that the Stock Option Agreement might significantly deter a potential competing acquirer from making an offer.

     PACIFIC'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE AFFILIATION AGREEMENT AND EACH OF THE TRANSACTIONS CONTEMPLATED THEREBY BE APPROVED BY THE STOCKHOLDERS OF PACIFIC.

OPINION OF FINANCIAL ADVISOR TO PACIFIC

     Pacific has received an opinion that the Merger is fair to Pacific's stockholders from a financial point of view from Tucker Anthony, an investment banking broker/dealer founded in 1892.

     Tucker Anthony Opinion. Tucker Anthony was retained by the Pacific Board in May 1997 for the purpose of rendering a fairness opinion in connection with the Merger. Pacific selected Tucker Anthony for a number of reasons, including its familiarity with Pacific and its business. Pacific also considered Tucker Anthony's experience and reputation in the area of valuation and financial advisory work generally, and in relation to financial institutions specifically. Tucker Anthony is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, private placements and valuations for corporate and other purposes. Tucker Anthony has provided financial advisory services to Pacific in the past, specifically in the form of a fairness opinion in connection with the private placement of equity securities in 1992.

     Tucker Anthony has rendered a written opinion to the Pacific Board to the effect that, as of May 23, 1997, the consideration per share of Pacific Common Stock in shares of BankBoston Common Stock to be received in the Merger is fair, from a financial point of view, to the holders of Pacific Common Stock. THE FULL TEXT OF THE FAIRNESS OPINION DATED AS OF MAY 23, 1997, SETTING FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE REVIEW UNDERTAKEN BY TUCKER ANTHONY, IS INCLUDED AS APPENDIX E TO THIS PROXY STATEMENT-PROSPECTUS. HOLDERS OF PACIFIC COMMON STOCK ARE URGED TO READ THE FAIRNESS OPINION IN ITS ENTIRETY. This opinion is directed to the Pacific Board only and does not constitute a recommendation to any holder of Pacific Common Stock as to how such stockholder should vote at the Special Meeting. Tucker Anthony has advised the Pacific Board that it does not believe any person other than the Pacific Board has the legal right to rely on the opinion and, absent any controlling precedent, would resist any assertion otherwise.

     In connection with rendering its opinion dated May 23, 1997, Tucker Anthony performed a variety of financial analyses, including those summarized below. The summary set forth below, which has been provided by Tucker Anthony, does not purport to be a complete description of the analyses performed by Tucker Anthony in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a summary description. Accord-ingly, notwithstanding the separate factors summarized below, Tucker Anthony believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all analyses and factors, or attempting to ascribe relative weights to some or all of such analyses or factors, could create an incomplete view of the evaluation process underlying Tucker Anthony's opinion. In addition, Tucker Anthony may have used the various analyses for different purposes and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described below should not be taken to be Tucker Anthony's view of the actual value of Pacific. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given more weight than any other analysis.

     The analyses performed by Tucker Anthony are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as a part of Tucker Anthony's analysis of the fairness of the consideration to be received by holders of Pacific Common Stock, from a financial point of view, and were provided to the Pacific Board in connection with the delivery of Tucker Anthony's opinion. The analyses do not purport to be appraisals or to reflect the prices at which Pacific might actually be sold at the present time or at any time in the future. In addition, as described above, Tucker Anthony's opinion is just one of the many factors taken into consideration by the Pacific Board (see "-- Background of the Merger"; and "-- Recommendation of the Pacific Board of Directors; Pacific's Reasons for the Merger").

     In arriving at its opinion dated May 23, 1997, Tucker Anthony, among other things, reviewed the Affiliation Agreement; reviewed certain historical financial and other information concerning Pacific for the five fiscal years ended December 31, 1996 and the four month period ended April 30, 1997, including Pacific's Annual Reports, quarterly report for the period ended March 31, 1997 and internal monthly financial forecasts; reviewed certain historical financial and other information concerning BankBoston for the five fiscal years ended December 31, 1996 and the fiscal quarter ended March 31, 1997, including BankBoston reports on Forms 10-K and 10-Q; held discussions with the senior management of Pacific with respect to their past and current financial performance, financial condition and future prospects; reviewed certain internal financial data, projections and other information of Pacific including financial projections prepared by management; analyzed certain publicly-available information of other financial institutions that it deemed comparable or otherwise relevant to its inquiry, and compared Pacific and BankBoston from a financial point of view with certain of these institutions; compared the consideration to be received by the stockholders of Pacific pursuant to the Affiliation Agreement with the consideration received by stockholders in other acquisitions of financial institutions that it deemed comparable or otherwise relevant to its inquiry; reviewed publicly available earnings estimates, historical trading activity and ownership data of BankBoston Common Stock and considered the prospects for dividends and price movement in it; and conducted such other financial studies, analyses and investigations and reviewed such other information as it deemed appropriate to enable it to render its opinion. In its review, it also took into account an assessment of general economic, market and financial conditions and certain industry trends and related matters. Tucker Anthony's opinion was necessarily based upon conditions as they existed and could be evaluated on the date thereof and the information made available to Tucker Anthony through the date thereof.

     No limitations were imposed by the Pacific Board upon Tucker Anthony with respect to the investigations made or procedures followed by Tucker Anthony in its review and analysis. In its review and analysis and in arriving at its opinion, Tucker Anthony assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to it by Pacific and BankBoston, and did not attempt to verify any of such information. Tucker Anthony assumed (i) that the financial projections of Pacific provided to it with respect to the results of operations likely to be achieved by Pacific through the Effective Time were prepared on a basis reflecting the best currently available estimates and judgments of Pacific management as to future financial performance and results, and (ii) that such forecasts and estimates would be realized in the amounts and in the time periods estimated by management. Tucker Anthony further assumed, without independent verification, that the aggregate reserves for possible loan losses for Pacific and BankBoston were adequate to cover such losses. Tucker Anthony did not make or obtain any independent evaluations or appraisals of any assets or liabilities of Pacific, BankBoston or any of their respective subsidiaries nor did it verify any of Pacific's or BankBoston's books and records or review any individual loan credit files. In addition, Tucker Anthony did not participate in the negotiation of the Affiliation Agreement nor was Tucker Anthony engaged or authorized to solicit, and Tucker Anthony did not solicit, any indications of interest from any third party with respect to the purchase of all or part of the Pacific Common Stock or business of Pacific, and, other than with respect to the issuance of its opinion as to the fairness of the Merger Consideration, Tucker Anthony made no recommendation to the Board of Directors of either party as to the amount of the Merger Consideration.

     Tucker Anthony made a presentation to the Pacific Board on May 23, 1997 and rendered a written opinion to the Pacific Board just prior to the execution and public announcement of the Affiliation Agreement. Set forth below is a brief summary of the report presented to the Pacific Board on May 23, 1997.

     Historical Financial Performance. Tucker Anthony examined the financial performance of Pacific over the five-year period ended December 31, 1996 and the four-month interim period ended April 30, 1997, and examined the financial performance of BankBoston over the five-year period ended December 31, 1996 and the three-month interim period ended March 31, 1997. The analysis of historical performance showed among other things that: i) over the five-year period ended December 31, 1996, the compound annual growth rate in total assets was 2.2% for Pacific and 7.2 % for BankBoston; ii) over the five-year period ended December 31, 1996, the compound annual growth rate in net loans was 7.4% for Pacific and 7.5% for BankBoston; iii) over the five-year period ended December 31, 1996, the compound annual growth rate in total deposits was 1.3% for Pacific and 3.0% for BankBoston; iv) the equity to asset ratio as of April 30, 1997 was 11.0% for Pacific and as of March 31, 1997 was 7.5% for BankBoston; v) the net loan to deposit ratio as of April 30, 1997 was 97.0% for Pacific and as of March 31, 1997 was 94.9% for BankBoston; vi) the latest four months annualized net interest margin was 6.48% for Pacific and the latest quarter annualized net interest margin was 4.47% for BankBoston; vii) the latest four months annualized return on average assets was 1.65% for Pacific and the latest quarter annualized return on average assets was 1.33% for BankBoston; and viii) the latest four months annualized return on average equity was 14.73% for Pacific and the latest quarter annualized return on average equity was 16.70% for BankBoston.

     Stock Trading Analysis. Tucker Anthony examined the historical trading prices and volume of BankBoston Common Stock, and compared the historical trading prices of BankBoston Common Stock in relation to movements in certain stock indices, specifically, selected regional bank stock indices and the Standard and Poor's 500 Index. Tucker Anthony also analyzed the historical trading data, price/book value and price/earnings multiples of BankBoston Common Stock and compared them to those of certain other publicly traded financial institutions deemed to be comparable or otherwise relevant as described below.

     Analysis of Selected Publicly Traded Comparable Commercial Banks and Thrifts. Tucker Anthony compared the selected financial data and financial ratios of Pacific and BankBoston to the corresponding data and ratios of certain publicly traded commercial banks and thrifts located in northeastern United States in the case of Pacific, and in selected regions of the United States in the case of BankBoston, with total assets comparable to those of Pacific and BankBoston, respectively. The institutions included in the comparison to Pacific were: Atlantic Bank & Trust Company, Boston Private Bancorp, Inc., Bank of Southington, Cornerstone Bank, Cape Cod Bank & Trust Company, First Financial Corporation, Glastonbury Bank and Trust Company, Home Port Bancorp, Inc., Patriot Bank, Sandwich Co-Operative Bank, Village Bancorp, Inc., Wainwright Bank & Trust Company, Washington Trust Bancorp and Westbank Corporation (the "Pacific Selected Reference Banks"). The Pacific Selected Reference Banks, as a group, exhibited certain characteristics -- including asset size (assets between $50 million and $900 million), geographic proximity (located in northeastern United States) and business risk -- similar to those exhibited by Pacific. The commercial banks included in the comparison to BankBoston were: Bank of New York Corporation, CoreStates Financial Corp, First Bank System, Inc., Fleet Financial Group, Inc., First Union Corporation, Mellon Bancorp, NationsBank Corporation and Norwest Corporation (the "BankBoston Selected Reference Banks"). The BankBoston Selected Reference Banks, as a group, exhibited certain characteristics -- including asset size (assets between $30 billion and $250 billion), market dominance within their respective regions and business risk -- similar to those exhibited by BankBoston.

     The comparison of Pacific to the Pacific Selected Reference Banks showed among other things that: (i) the ratio of Pacific net loans to assets was 85.3% as of April 30, 1997, compared to an average of 65.6% for the Pacific Selected Reference Banks as of March 31, 1997; (ii) the ratio of Pacific non-performing assets to the sum of shareholders' equity and loan loss reserves was 4.1% as of April 30, 1997, compared to an average of 12.6% for the Pacific Selected Reference Banks as of March 31, 1997; (iii) the ratio of Pacific equity to total assets was 11.0% as of April 30, 1997, compared to an average of 8.9% for the Pacific Selected Reference Banks as of March 31, 1997; (iv) the latest four months annualized return on assets for Pacific as of April 30, 1997 was 1.65%, compared to an average latest quarter annualized return on assets of 1.13% for the Pacific Selected Reference Banks as of March 31, 1997; and (v) the latest four months annualized return on equity for Pacific as of April 30, 1997 was 14.73%, compared to an average latest quarter annualized return on equity of 12.60% for the Pacific Selected Reference Banks as of March 31, 1997.

     The comparison of BankBoston to the BankBoston Selected Reference Banks showed among other things that: (i) the ratio of BankBoston's net loans to assets was 62.0% as of March 31, 1997, compared to an average of 65.4% for the BankBoston Selected Reference Banks as of March 31, 1997; (ii) the ratio of BankBoston's non-performing assets to the sum of shareholders' equity and loan loss reserves was 7.8% as of March 31, 1997, compared to an average of 7.8% for the BankBoston Selected Reference Banks as of March 31, 1997; (iii) the ratio of BankBoston's equity to total assets was 7.5% as of March 31, 1997, compared to an average of 8.1% for the BankBoston Selected Reference Banks as of March 31, 1997; (iv) the latest quarter annualized return on average assets for BankBoston as of March 31, 1997 was 1.33%, compared to an average of 1.85% for the BankBoston Selected Reference Banks as of March 31, 1997; (v) the latest quarter annualized return on average equity for BankBoston as of March 31, 1997 was 16.70%, compared to an average of 22.26% for the BankBoston Selected Reference Banks as of March 31, 1997; (vi) as of May 20, 1997, the ratio of BankBoston's market price to its March 31, 1997 book value per common share was 267.7%, compared to an average of 293.6% for the BankBoston Selected Reference Banks in relation to their March 31, 1997 book value per common share; (vii) as of May 20, 1997, the price/earnings ratio for BankBoston based on the latest quarter annualized earnings per share was 14.4x compared to an average of 13.0x for the BankBoston Selected Reference Banks for their latest quarter annualized earnings per share; and (viii) as of May 20, 1997, the average latest quarter annualized dividend yield for BankBoston was 2.3% as compared to 2.7% for the BankBoston Selected Reference Banks.

     Analysis of Selected Comparable Merger and Acquisition
Transactions. Tucker Anthony reviewed and performed analysis on 69 unassisted acquisitions of commercial bank institutions in northeastern U.S. (the "Selected Northeast Transactions") and 130 unassisted acquisitions of commercial bank institutions in the U.S. with a transaction size between $20 million and $50 million (the "Selected U.S. Transactions") announced between January 1, 1995 and May 20, 1997, comparing the target financial institutions' capital structure and profitability with Pacific's current results of operations and financial condition. The Selected Northeast Transactions and Selected U.S. Transactions were chosen because they represented merger and acquisition transactions which involve target financial institutions exhibiting certain characteristics -- including asset size, geographic proximity and business risk -- similar to those exhibited by Pacific. Excluding the highest and lowest ratios, the target financial institutions involved in the Selected Northeast Transactions and the Selected U.S. Transactions had an average return on assets for the latest twelve months prior to announcement date of 1.04% and 1.13%, respectively, and an average return on equity for the latest twelve months prior to announcement date of 12.50% and 12.73%, respectively, as compared to 1.65% and 14.73%, respectively, for Pacific.

     Set forth below is a summary of the information presented to the Pacific Board with respect to the Selected Northeast Transactions and the Selected U.S. Transactions based upon an estimated value of $50.00 per share of Pacific Common Stock.

                                                        SELECTED NORTHEAST           SELECTED U.S.
                                                           TRANSACTIONS              TRANSACTIONS
                                                       ---------------------     ---------------------
                                                                  BANKBOSTON                BANKBOSTON
                                                                    OFFER                     OFFER
                                        BANKBOSTON                PERCENTILE                PERCENTILE
                                         OFFER(1)      MEDIAN        (2)         MEDIAN        (2)
                                        ----------     ------     ----------     ------     ----------
Consideration/Latest Twelve Months
  Earnings............................     14.9x       16.7x           31%       17.2x           34%
Consideration/Book Value..............      216%        203%           64%        199%           64%
Premium to Market Price(3)............       N/A        138%           N/A        135%           N/A
Deposit Premium.......................     14.5%       10.8%           87%       12.7%           63%

---------------
(1) Based on value of the Merger Consideration of $50.00 per share of Pacific Common Stock as of May 20, 1997.

(2) Position of the BankBoston offer in relation to percentile ranking of the Selected Northeast Transactions and the Selected U.S. Transactions, respectively.

(3) Closing market price seven days prior to announcement.

     Discounted Cash Flow Analysis. At the Pacific Board meeting on May 23, 1997, Tucker Anthony presented the results of a discounted cash flow analysis through the fiscal year ended December 31, 2002 designed to compare the present value, under certain assumptions, that would be attained if Pacific remained independent through the year 2002. The results produced in the analysis did not purport to be indicative of actual values or expected values of Pacific or the shares of Pacific Common Stock.

     For the purpose of the analysis, Tucker Anthony made reference to financial forecasts and projections prepared by Pacific management (the "Base Case"). The projections assumed, among other things, that Pacific would achieve annual growth in average assets averaging approximately 3.0% per year, annual growth in average loans averaging approximately 3.0% per year, a net interest margin averaging approximately 6.00% per year, operating expenses as a percentage of average assets averaging approximately 4.50% per year and annual return on average assets averaging approximately 1.65% per year. Tucker Anthony noted that for the five fiscal years ended December 31, 1996, average assets increased an average of 0.64% per year, average loans increased an average of 6.33% per year, net interest margin ("NIM") averaged approximately 5.44% per year, operating expenses averaged approximately 4.56% of the average assets per year and return on average assets averaged approximately 1.09% per year. The projections assumed that Pacific would maintain a target equity to assets ratio of 11.50%. In addition to the Base Case, Tucker Anthony reviewed Base Case financial forecasts and projections revised to assume variations in net interest margin (the "Stress Test Scenarios"). The Stress Test Scenarios were based on increases and declines in net interest margin of up to 20 basis points.

     The projected cash flows of Pacific were comprised of the dividends per share paid in fiscal years ended December 31, 1998 through 2002 plus the terminal value of Pacific Common Stock at fiscal year end 2002 calculated as described below. The cash flows were discounted at a range of rates from 11.0% to 15.0%. Based upon Tucker Anthony's experience and judgment, Tucker Anthony believes that holders of Pacific Common Stock would typically seek returns within the indicated range of discount rates, in view of Pacific operating projections, historical performance, financial condition and market capitalization, among other matters.

     In estimating the appropriate terminal value of Pacific at fiscal year end 2002, Tucker Anthony used methods based on multiples of earnings. Tucker Anthony applied price/earnings multiples in the range of 9.0x to 17.0x to the estimate of fiscal year December 31, 2002 earnings per share. The low end of the range of multiples reflected the bottom of an estimated future trading range for Pacific as an independent entity, while the high end of the range of multiples was more indicative of the top of an estimated range assuming a future sale of Pacific to a larger financial institution. Acquisition and trading multiples from time to time fluctuate considerably, and no assurance can be made that future acquisition or trading multiples will be comparable to historical levels.

     Set forth below is a summary of the results of Tucker Anthony's discounted cash flow analysis, indicating the range of derived present values per share of Pacific Common Stock, as presented to the Pacific Board on May 23, 1997 and compared to the Merger Consideration of $50.00 per share of Pacific Common Stock as of that date.

                                                                     DISCOUNT RATE
                                                 TERMINAL     ----------------------------
                                                   P/E         11%        13%        15%
                                                 --------     ------     ------     ------
        Base Case..............................     9.0x      $32.31     $29.60     $27.19
                                                   13.0x      $41.60     $37.99     $34.77
                                                   17.0x      $50.89     $46.38     $42.36
        NIM Up 20 Basis Points.................     9.0x      $34.74     $31.83     $29.23
                                                   13.0x      $44.69     $40.81     $37.35
                                                   17.0x      $54.63     $49.79     $45.47
        NIM Down 20 Basis Points...............     9.0x      $29.88     $27.38     $25.14
                                                   13.0x      $38.52     $35.17     $32.19
                                                   17.0x      $47.15     $42.97     $39.24

     The summary of the Tucker Anthony opinion set forth above provides a description of the main elements of Tucker Anthony's presentation to the Pacific Board on May 23, 1997. It does not purport to be a complete description of the presentation of Tucker Anthony to the Pacific Board or of the analyses of Tucker Anthony. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Tucker Anthony believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting part of the above summary, without considering all factors and analyses, would create an incomplete view of the procedures underlying the analyses set forth in the Tucker Anthony presentation and opinion. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Tucker Anthony's opinion of the actual value of Pacific. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given more weight than any other analysis.

     In performing its analyses, Tucker Anthony made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Pacific. The analyses performed by Tucker Anthony are not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Tucker Anthony's analysis of the fairness of the consideration to be received by Pacific stockholders from a financial point of view and were provided to the Pacific Board in connection with the delivery of Tucker Anthony's opinion. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Tucker Anthony's opinion and presentation to the Pacific Board is just one of many factors taken into consideration by the Pacific Board (see "-- Background of the Merger"; and "Recommendation of the Pacific Board of Directors; Pacific's Reasons for the Merger").

EFFECTIVE TIME OF THE MERGER; CLOSING DATE

     As soon as practicable after satisfaction or waiver of all conditions to the Merger under the Affiliation Agreement, BankBoston, Buyer Sub and Pacific shall cause Articles of Merger complying with the requirements of the MBCL to be filed with the Secretary of The Commonwealth of Massachusetts. The date and time set forth in the Articles of Merger as the effective time, will be the "Effective Time." The "Closing Date" will occur on the first business day after the date on which all conditions contained in Article VI of the Affiliation Agreement are satisfied or waived; or at such other date as the parties may mutually agree. BankBoston and Pacific anticipate that the Merger will be completed in the fourth quarter of 1997. The consummation of the Merger could be delayed however, as a result of delays in obtaining the necessary regulatory and stockholder approvals. There can be no assurances that such approvals will be obtained or that the Merger will be completed. If the Merger has not been consummated on or before April 30, 1998, the Affiliation Agreement may be terminated by either BankBoston or Pacific. See "-- Regulatory Approvals;" "-- Conditions to the Merger;" and "-- Termination."

     Immediately prior to consummation of the Merger, Pacific will cause Pacific Bank and BankBoston will cause the Bank to be merged. The Bank will be the surviving national banking institution of the Bank Merger.

TERMS OF THE MERGER

     The Affiliation Agreement provides for the merger of Buyer Sub with and into Pacific. Pacific will be the surviving corporation as a wholly-owned subsidiary of BankBoston. Except as described below, upon consummation of the Merger, each share of Pacific Common Stock issued and outstanding prior to the Effective Time (except shares of Pacific Common Stock held directly or indirectly by BankBoston, other than in a fiduciary capacity or in respect of a debt previously contracted, any shares held by Pacific as treasury stock and shares held by dissenting stockholders who have perfected their rights of appraisal) will be converted into the number of shares of BankBoston Common Stock, equal to the quotient obtained by dividing (i) $50.00 by (ii) the Average Closing Price (the "Exchange Ratio"). The "Average Closing Price" is defined as the average of the closing prices of BankBoston Common Stock as reported on the NYSE composite transactions reporting system for the twenty consecutive trading days ending on the fifth business day prior to the Closing Date.

     Shares of Pacific Common Stock that are owned directly or indirectly by BankBoston at the Effective Time, other than shares held in a fiduciary capacity or in respect of a debt previously contracted, and any such shares held by Pacific as treasury stock will be canceled, retired and cease to exist, and no payment will be made with respect thereto.

     Shares of Pacific Common Stock held by a stockholder who has demanded appraisal rights in compliance with the provisions of the MBCL (see "-- Rights of Dissenting Stockholders") will not be converted into BankBoston Common Stock at the Effective Time. If, however, the stockholder subsequently withdraws his or her demand for appraisal or loses his or her right of appraisal, the stockholder's shares will be deemed to be so converted as of the Effective Time.

     The Affiliation Agreement provides that, in the event prior to the Effective Time, the outstanding shares of BankBoston Common Stock or Pacific Common Stock have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a stock split, reverse stock split, stock (or other non-cash) dividend, recapitalization, reclassification, reorganization, or other similar changes in BankBoston's or Pacific's capitalization (a "Recapitalization"), then, to the extent necessary or appropriate, an appropriate and proportionate adjustment will be made to the number and/or kind of securities to be delivered to the holders of Pacific Common Stock so that each holder of Pacific Common Stock receives under the Exchange Ratio formula the number of shares of BankBoston Common Stock or Rights and/or other securities that such holder would have received if the Recapitalization had occurred immediately after the Effective Time.

     No fractional shares of BankBoston Common Stock will be issued in the Merger. Instead, the Affiliation Agreement provides that each holder of shares of Pacific Common Stock who otherwise would have been entitled to a fractional share of BankBoston Common Stock will receive a cash adjustment (without interest) in an amount determined by multiplying such holder's fractional interest by the Average Closing Price. See "THE MERGER -- Conversion of
Shares -- Fractional Shares."

     Shares of BankBoston capital stock (including BankBoston Common Stock) issued and outstanding immediately prior to the Effective Time will remain issued and outstanding immediately after the Merger.

     The Articles of Organization and the By-Laws of Buyer Sub, as in effect immediately prior to the Effective Time, will be the Articles of Organization and the By-Laws of Pacific after the Effective Time, subject to the rights of BankBoston as its sole stockholder to later amend them. The directors and officers of Buyer Sub immediately prior to the Effective Time will be the directors and officers of Pacific after the

Effective Time, subject to the rights of BankBoston as sole stockholder to change such directors and officers thereafter.

     The Exchange Ratio is the result of arm's-length negotiations between the respective managements of Pacific and BankBoston. In negotiating the Exchange Ratio, the management of Pacific had the benefit of advice from its financial advisor, the investment banking firm of Tucker Anthony. See "-- Opinion of Financial Advisor to Pacific."

     After the Effective Time, holders of Pacific Common Stock will have no rights as stockholders of Pacific other than (i) to receive shares of BankBoston Common Stock into which such shares of Pacific Common Stock have been converted and fractional share payments, and (ii) the rights afforded to dissenting stockholders under the laws of The Commonwealth of Massachusetts. See "-- Rights of Dissenting Stockholders."

     Assuming that the number of outstanding shares of Pacific Common Stock remains unchanged from July 30, 1997, and BankBoston Common Stock continues to trade at $75.34, the average closing price of BankBoston Common Stock for the twenty consecutive trading days ending five business days prior to July 30, 1997, the Exchange Ratio would be .664. Based on an Exchange Ratio of .664, the Merger would be valued at approximately $24.4 million as BankBoston would issue 323,873 shares of BankBoston Common Stock to acquire 487,761 shares of Pacific Common Stock. Based on such a ratio, immediately after the Effective Time, former Pacific stockholders will hold approximately .2% of the outstanding shares of BankBoston Common Stock. Because the Exchange Ratio is based on the closing prices of BankBoston Common Stock at a time proximate to the Effective Time, it is not possible to predict with absolute certainty the number of shares of BankBoston Common Stock that will be received by holders of Pacific Common Stock in the exchange.

REGULATORY APPROVALS

     The Bank Merger is subject to the prior approval of the OCC under the Bank Merger Act, as amended (the "BMA"), and other provisions of federal law. Applications for such approvals have been filed with the OCC. In reviewing the BMA application, the OCC must take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. In addition, the BMA prohibits the OCC from approving the Bank Merger if it would be anti-competitive, unless the OCC finds that the anticompetitive effects of the Bank Merger are clearly outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the BMA, the Bank Merger may not be consummated until the thirtieth day following the date of OCC approval of the Bank Merger, during which time the DOJ has the authority to challenge the Bank Merger on antitrust grounds (or until the 15th day after OCC approval is received if the DOJ consents to such shorter period). The commencement of an antitrust action during the waiting period would stay the effectiveness of such approval unless a court specifically orders otherwise.

     The Merger may be subject to the prior approval of the Federal Reserve Board, under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). In reviewing applications under the BHC Act, the Federal Reserve Board, or the appropriate regional Federal Reserve Bank, acting pursuant to delegated authority, which, in the case of the Merger, would be the Federal Reserve Bank of Boston (the "Reserve Bank"), must consider the same factors that the OCC considers in connection with the BMA application, namely, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. In addition, the Federal Reserve Board may not approve a transaction that will result in the anticompetitive effects described in the preceding paragraph, and any transaction approved by the Federal Reserve Board may not be consummated prior to 30 days from the date of the Federal Reserve Board's approval of the application, during which time the DOJ may challenge the transaction on antitrust grounds (or until the 15th day after the Federal Reserve Board's approval if the DOJ consents to such shorter period).

     Pursuant to regulations of the Federal Reserve Board, BankBoston has requested confirmation that an exemption from the requirement to file an application is applicable to the Merger, or alternatively, has provided the Reserve Bank with prior written notice of the Merger, in lieu of filing an application under the BHC Act, since among other things, the Bank Merger requires the prior approval of a federal supervisory agency under the BMA. Under these circumstances, the Merger does not require the prior approval of the Federal Reserve Board (or the Reserve Bank, acting on delegated authority), unless the Reserve Bank informs BankBoston (within 10 days of the notice filing) that an application for approval under the BHC Act is required. The filing of such notice does not provide any assurance that the Reserve Bank will not require BankBoston to file an application seeking the Federal Reserve Board's prior approval of the Merger.

     Neither BankBoston nor Pacific is aware of any regulatory approvals that would be required for consummation of the Merger or the Bank Merger, except as described above. Should any other approval(s) be required, it is presently contemplated that such approval(s) would be sought. There can be no assurance that any of the necessary regulatory approvals will be obtained.

     The Merger will not be consummated unless all of the requisite regulatory approvals for the transactions contemplated by the Affiliation Agreement, including the Bank Merger, are obtained. See "-- Conditions to the Merger."

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     The Articles of Organization and the By-Laws of Buyer Sub, as in effect immediately prior to the Effective Time, will be the Articles of Organization and the By-Laws of Pacific after the Effective Time, subject to the rights of BankBoston as its sole stockholder to later amend them. The directors and officers of the Buyer Sub immediately prior to the Effective Time will be the directors and officers of Pacific after the Effective Time, subject to the rights of BankBoston as sole stockholder to change such directors and officers thereafter.

     As set forth in the Bank Merger Agreement, after the Bank Merger, the bank branches formerly owned and operated by Pacific Bank and acquired by the Bank pursuant to the Bank Merger may be operated in the Bank's sole discretion and subject to applicable law, under the name "Pacific National, a division of BankBoston, N.A."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     By resolution of the Board of Directors of Pacific, two directors of Pacific and five employees of Pacific Bank are entitled to receive certain bonus payments from Pacific, or BankBoston as successor thereto, conditioned upon consummation of the Merger. The aggregate amount of such bonus payments is $815,000. As set forth in such resolution, Pacific has agreed to cause such employees to execute and deliver a Protection Agreement containing non-competition and non-disclosure provisions in favor of BankBoston at the Effective Time upon payment of such bonuses.

     Charles K. Gifford, the Chief Executive Officer and a director of BankBoston, is the brother of John F. Gifford, a director of Pacific. The Gifford family, including Charles K. Gifford, beneficially owns, in the aggregate, 30,588 or 6.27% of the issued and outstanding shares of Pacific Common Stock. Charles Gifford did not participate at any time in the negotiations between Pacific and BankBoston, during internal discussions at BankBoson regarding the proposed Merger, or in the approval of the Merger by BankBoston. Currently, Charles Gifford intends to donate the proceeds he receives from his interest in Pacific, which is held in an irrevocable trust for his benefit, to charity. See "-- Background of the Merger."

EMPLOYEE MATTERS

     BankBoston has agreed that at the Effective Time, all employees of Pacific and Pacific Bank will be offered continued employment at BankBoston until at least May 31, 1998. In the event that after May 31, 1998, the position of any qualified employee of Pacific or Pacific Bank is eliminated by BankBoston, BankBoston has agreed to offer such employee a comparable position with BankBoston or an affiliate of

BankBoston at another location of BankBoston or an affiliate of BankBoston. All former employees of Pacific Bank who also become employees of BankBoston or an affiliate of BankBoston will be subject to the employment arrangements and pay practices, including without limitation severance benefits, generally made available by BankBoston to its employees.

     Except as otherwise provided in the Affiliation Agreement, as promptly as practicable after the Effective Time, BankBoston has agreed to provide the employees of Pacific and Pacific Bank who remain employees of BankBoston with levels of employee benefits in the aggregate no less favorable than those maintained by BankBoston and its affiliates. BankBoston has agreed to cause each such plan or program to treat the prior service of Pacific employees (to the extent such prior service is recognized under the comparable plan or program of Pacific), as service rendered to BankBoston or its affiliate. Such prior service will be recognized for purposes of eligibility to participate, vesting and eligibility for special benefits under each such plan or program of BankBoston, but not for benefit accrual where such accrual would duplicate benefits under any plan maintained by Pacific or Pacific Bank.

INDEMNIFICATION

     The Affiliation Agreement provides that all rights to indemnification existing in favor, and all limitations on the personal liability, of any director, officer or other employee of Pacific or Pacific Bank as provided for in their respective charters or by-laws as in effect on May 23, 1997 with respect to matters occurring prior to the Effective Time will survive the Merger and the Bank Merger and will continue in force for not less then six years from the Closing Date.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a purchase and certain adjustments will be made with respect to those Pacific assets and liabilities acquired or assumed by BankBoston pursuant to the Affiliation Agreement whose carrying values differ from their estimated fair market values. The actual adjustments will be made on the basis of appraisals and evaluations as of the dates of consummation of the Merger and the Bank Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Effect of the Merger. Neither BankBoston nor Pacific has requested or will receive an advance ruling from the Internal Revenue Service as to the tax consequences of the Merger. Consummation of the Merger is conditioned on the rendering of opinions by Bingham, Dana & Gould LLP, counsel to BankBoston, and Choate, Hall & Stewart, counsel to Pacific, that for federal income tax purposes, under current law, assuming that the Merger and related transactions will take place as described in the Affiliation Agreement, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and BankBoston, Buyer Sub, and Pacific each will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code. In rendering such opinions, the parties' respective counsel will be entitled to rely on representations from BankBoston, Pacific and others as to certain factual matters. If such opinions cannot be delivered because the Merger is not deemed a reorganization under the Internal Revenue Code in the opinion of their respective counsel, the Merger may not be consummated. If, however, the parties waive this condition and the Merger is consummated but not treated as a reorganization within the meaning of Section 368 of the Internal Revenue Code, no gain or loss will be recognized by BankBoston, Buyer Sub or Pacific; in that event, however, exchanges of Pacific Common Stock, whether for cash or for BankBoston Common Stock pursuant to the Merger, would be taxable transactions and each exchanging holder of Pacific Common Stock will recognize capital gain or loss equal to the difference between such holder's adjusted basis in the Pacific Common Stock exchanged and the amount of cash (if any) plus the fair market value of BankBoston Common Stock (if any) received by such holder in the Merger.

     If the Merger constitutes such a reorganization, the following would be the material federal income tax consequences of the Merger: (a) no gain or loss will be recognized by BankBoston or Pacific in the Merger; (b) no gain or loss will be recognized by the stockholders of Pacific upon their receipt of BankBoston Common Stock in exchange for Pacific Common Stock, except that a Pacific stockholder who receives cash proceeds for fractional interests in BankBoston Common Stock, and a dissenting stockholder who receives cash proceeds on redemption of Pacific Common Stock, will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to the fractional share interests or Pacific Common Stock, as applicable, and such gain or loss will generally constitute capital gain or loss if such stockholder's Pacific Common Stock is held as a capital asset at the Effective Time; (c) the tax basis of the shares of BankBoston Common Stock received by a stockholder of Pacific will be the same as the tax basis of its converted Pacific Common Stock, decreased by the tax basis allocated to any such fractional share interests (for which cash is paid); and
(d) the holding period for federal income tax purposes of the BankBoston Common Stock in the hands of the Pacific stockholders will include the holding period of their converted Pacific Common Stock, provided such Pacific Common Stock is held as a capital asset at the Effective Time.

     Backup Withholding. In order to avoid "backup withholding" of federal income tax on payments of cash to a holder who exchanges his or her Pacific Common Stock, or a portion of his or her Pacific Common Stock, for cash, a holder must, unless an exception applies under the applicable law and regulations, provide the payor of such cash with such holder's correct taxpayer identification number ("TIN") on a Form W-9 and certify under penalties of perjury that such number is correct and that such holder is not subject to backup withholding. If the correct TIN and certifications are not provided, a $50 penalty may be imposed on a holder by the Internal Revenue Service and the cash payments received by a holder may be subject to backup withholding tax at a rate of 31%.

     THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS NOT A COMPLETE DESCRIPTION OF ALL THE TAX CONSEQUENCES OF THE MERGER. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER WITH RESPECT TO ANY STOCKHOLDER OF PACIFIC. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE INTERNAL REVENUE CODE, EXISTING AND PROPOSED REGULATIONS OF THE UNITED STATES DEPARTMENT OF THE TREASURY THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. PACIFIC STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM IN THEIR CIRCUMSTANCES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

RESALES OF BANKBOSTON COMMON STOCK

     BankBoston Common Stock to be issued to stockholders of Pacific in connection with the Merger has been registered under the Securities Act. All shares of BankBoston Common Stock received by holders of Pacific Common Stock upon consummation of the Merger will be freely transferable by those stockholders of Pacific not deemed to be "Affiliates" of Pacific. "Affiliates" are generally defined as persons (then considered to include, but not be limited to executive officers, directors and ten percent stockholders) who control, are controlled by, or are under common control with Pacific at the time of the Special Meeting.

     Rule 145 promulgated by the SEC under the Securities Act restricts the sale of BankBoston Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, during the one year following the Effective Time, Affiliates of Pacific may publicly resell the BankBoston Common Stock received by them in the Merger provided that such sales comply with Rule 145 limitations as to the amount of BankBoston Common Stock sold in any three-month period and as to the manner of sale. After such one-year period, such former Affiliates of Pacific, who are not Affiliates of BankBoston, may resell their shares without such restrictions. The ability of Affiliates to resell shares of BankBoston Common Stock received in the Merger under Rule 145 as summarized herein generally will be subject to BankBoston's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell BankBoston Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or any available exemption from the Securities Act registration requirements. This Proxy Statement-Prospectus does not cover any resales of BankBoston Common Stock received by persons who may be deemed to be Affiliates of Pacific.

     Pacific has agreed to use all reasonable efforts to cause each person who may be deemed to be an Affiliate of Pacific to execute and deliver to BankBoston, a letter providing that such Affiliate will not sell, assign, transfer, or otherwise dispose of any BankBoston Common Stock obtained as a result of the Merger, except in compliance with the Securities Act and the rules and regulations of the Commission thereunder. Pacific Common Stock certificates surrendered for exchange by any person who is an Affiliate of Pacific for purposes of Rule 145(c) under the Securities Act will not be exchanged for certificates representing shares of BankBoston Common Stock until Pacific has received such a written agreement from such person. The stock certificates representing BankBoston Common Stock issued to Affiliates in the Merger will bear a legend summarizing the applicable Rule 145 restrictions.

STOCK EXCHANGE LISTINGS

     The Affiliation Agreement provides for the filing of, and BankBoston has filed or will file, a listing application with the NYSE and the BSE covering the shares of BankBoston Common Stock issuable pursuant to the Merger. The obligation of Pacific to effect the Merger is subject to the condition that such shares of BankBoston Common Stock be authorized for listing on the NYSE.

CONVERSION OF SHARES

     Conversion of Shares of Pacific Common Stock. By virtue of the Merger automatically and without any action on the part of any holder thereof: (a) each then-outstanding share of Pacific Common Stock not owned by BankBoston directly or indirectly (except for any such shares of Pacific Common Stock held by BankBoston in a fiduciary capacity or in respect of debts previously contracted), and other than those shares of Pacific Common Stock held by Pacific as treasury stock and shares held by dissenting stockholders who have perfected their rights of appraisal, will be converted into such number of shares of BankBoston Common Stock called for by the Exchange Ratio and each holder will also receive a corresponding amount of preferred stock purchase rights associated therewith pursuant to the BankBoston Rights Agreement (See "-- Terms of the Merger" and "DESCRIPTION OF BANKBOSTON CAPITAL STOCK -- Common
Stock -- Stockholder Rights Plan"); (b) each then-outstanding share of Pacific Common Stock owned by BankBoston or its subsidiaries other than in a fiduciary capacity or in respect of debts previously contracted) will be canceled, retired and cease to exist; and (c) each share of Pacific Common Stock issued and held in Pacific's treasury will be canceled and retired. No conversion or payment will be made with respect to the cancellation of shares referred to in clauses
(b) and (c) above. For a discussion of the treatment of shares held by dissenting stockholders, see "-- Rights of Dissenting Stockholders."

     Exchange Agent; Procedures for Exchange of Certificates. As promptly as practicable after the Effective Time, and in no event later than three days thereafter, the Bank, through Boston Equiserve Limited Partnership, a 50%-owned indirect subsidiary, acting in the capacity of exchange agent (the "Exchange Agent"), will mail to each holder of record of Pacific Common Stock outstanding at the Effective Time transmittal materials, together with instructions for (i) the exchange of such holder's certificates representing shares of Pacific Common Stock for certificates representing the shares of BankBoston Common Stock into which the holder's Pacific Common Stock has been converted, and (ii) the receipt by such holder of a cash adjustment (without interest) in lieu of fractional shares into which such holder's shares of Pacific Common Stock have been converted.

     HOLDERS OF PACIFIC COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL FORM AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

     Upon surrender to the Exchange Agent of the one or more certificates representing shares of Pacific Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to the holder of Pacific Common Stock surrendering such items a certificate or certificates representing the number of shares of BankBoston Common Stock to which such holder is entitled, if any, and, where applicable, a check for the amount representing any fractional share, without interest. The Pacific certificate or certificates so surrendered will be canceled.

     No dividend or other distribution payable after the Effective Time with respect to BankBoston Common Stock will be paid to the holder of any unsurrendered Pacific certificate until the holder surrenders such certificate(s) in accordance with the Affiliation Agreement and the transmittal materials, at which time the holder will be entitled to receive all dividends and distributions, without interest thereon, previously payable but withheld from such holder.

     After the Effective Time, there will be no transfers on the stock transfer books of Pacific of shares of Pacific Common Stock which were issued and outstanding at the Effective Time and converted pursuant to Article II of the Affiliation Agreement. If certificates representing shares of Pacific Common Stock are presented for transfer after the Effective Time, they will be canceled and exchanged for certificates representing the shares of BankBoston Common Stock deliverable in respect thereof as determined in accordance with Article II of the Affiliation Agreement.

     Neither BankBoston nor Pacific nor any other person will be liable to any former holder of Pacific Common Stock for any shares or any dividends or distributions with respect thereto which are properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     If any certificate representing shares of BankBoston Common Stock is to be issued in a name other than the name in which the certificate surrendered in exchange therefor is registered, then the certificate so surrendered must be properly endorsed or accompanied by appropriate evidence of transfer, and be in proper form for transfer. In such case, the person requesting such exchange must pay to the Exchange Agent in advance (or otherwise establish that payment has been made or is not payable) all transfer or other taxes required in connection with the issuance of a certificate for shares of BankBoston Common Stock in a name other than that of the registered holder of the surrendered certificate.

     Lost Certificates. If a certificate for Pacific Common Stock has been lost, stolen or destroyed, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed certificate, shares of BankBoston Common Stock and the fractional share payment, if any, deliverable in respect thereof in accordance with the Affiliation Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, (ii) appropriate evidence as to the ownership of such certificate by the claimant, and (iii) appropriate and customary indemnification.

     Fractional Shares. No fractional shares of BankBoston Common Stock will be issued in the Merger. Instead, the Affiliation Agreement provides that each holder of shares of Pacific Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of BankBoston Common Stock (after taking into account all certificates delivered by such holder) will receive, in lieu thereof, cash (without interest) in an amount determined by multiplying such holder's fractional interest by the Average Closing Price rounded up to the nearest cent.

CONDITIONS TO THE MERGER

     Conditions to Each Party's Obligations. The respective obligations of each of BankBoston and Pacific to effect the Merger are subject to the fulfillment of the following conditions, none of which may be waived by the parties:

          (a) the Affiliation Agreement and the transactions contemplated thereby must be approved by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Pacific Common Stock;

          (b) all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental or regulatory authority or agency which are necessary for the consummation of the Merger and Bank Merger, have been filed, occurred or been obtained and all such authorizations, orders, declarations, approvals, filings and consents are in full force and effect;

          (c) the Registration Statement has become effective under the Securities Act and is not subject to a stop order or a threatened stop order; and

          (d) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger is in effect.

     Conditions to BankBoston's Obligations. The obligations of BankBoston to effect the Merger also are subject to the satisfaction of additional conditions, including, but not limited to, the following conditions, any of which may be waived by BankBoston:

          (a) there has not been any change in the business, assets, financial condition, results of operations, or prospects of Pacific or Pacific Bank which, individually or in the aggregate, has had a Material Adverse Effect (as defined in the Affiliation Agreement) on Pacific;

          (b) the obligations of Pacific under the Affiliation Agreement have been duly performed or complied with, and the representations and warranties of Pacific contained in the Affiliation Agreement are true and correct in all material respects as of the date of the Affiliation Agreement and as of the Effective Time;

          (c) all necessary permits, consents, waivers, clearances, approvals and authorizations of all nongovernmental and nonregulatory third parties have been received by Pacific or Pacific Bank, other than those that would neither make it impossible to consummate the Merger nor result in a Material Adverse Effect on Pacific;

          (d) Bingham, Dana & Gould LLP has delivered to BankBoston its tax opinion as to the tax effects of the Merger to BankBoston;

          (e) Pacific has delivered to BankBoston letters executed by each of the Affiliates of Pacific; and

          (f) there has not been any action taken by any federal or state governmental agency or authority which imposes any condition or restriction upon BankBoston or any of its subsidiaries, or Pacific, after the Merger which would materially adversely impact the economic or business benefits of the Merger or the Bank Merger, as to render such transactions inadvisable in the reasonable judgment of BankBoston.

     Conditions to Pacific's Obligations. The obligations of Pacific to effect the Merger also are subject to the satisfaction of certain additional conditions, including, but not limited to, the following conditions, any of which may be waived by Pacific:

          (a) there has not been any change in the business, assets, financial condition, results of operations or prospects of BankBoston or any of its subsidiaries which, individually or in the aggregate, has had a Material Adverse Effect on BankBoston;

          (b) the obligations of BankBoston under the Affiliation Agreement have been duly performed or complied with and the representations and warranties of BankBoston contained in the Affiliation Agreement are true and correct in all material respects as of the date of the Affiliation Agreement and as of the Effective Time;

          (c) all necessary permits, consents, waivers, clearances, approvals and authorizations of all nongovernmental and nonregulatory third parties have been received by BankBoston, other than those that would neither make it impossible to consummate the Merger nor result in a Material Adverse Effect on BankBoston;

          (d) Choate, Hall & Stewart has delivered to Pacific its tax opinion as to the tax effects of the Merger to the stockholders of Pacific.

          (e) the shares of BankBoston Common Stock issuable to Pacific stockholders pursuant to the Affiliation Agreement have been authorized for listing on the NYSE.

BUSINESS PENDING THE MERGER

     Pursuant to the Affiliation Agreement, Pacific has agreed that, until the Effective Time, Pacific:

          (a) will, and will cause Pacific Bank to, conduct its business and engage in transactions only in the ordinary, regular and usual course of business consistent with past practices which includes:

             (A) maintaining its corporate existence and good standing;

             (B) using all commercially reasonable efforts to maintain and keep its properties in good repair and condition;

             (C) using all commercially reasonable efforts to maintain in full force and effect insurance generally comparable in amount and in scope of coverage to that now maintained by it;

             (D) complying with and performing in all material respects its obligations and duties (y) under contracts, leases and documents relating to or affecting its assets, properties and business and (z) imposed upon it by all federal, state and local laws and all rules, regulations and orders imposed by federal, state or local governmental authorities, judicial orders, judgments, decrees and similar determinations; and

             (E) using all commercially reasonable efforts to preserve its business organization intact and the goodwill of those having business relationships with Pacific or Pacific Bank, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships with borrowers, depositors, other customers and others having business relationships with it;

          (b) will not, and will not permit Pacific Bank, without the prior written consent of BankBoston, to (i) engage or participate in any material transaction or incur or sustain any material obligation or liability except in the ordinary, regular and usual course of its business consistent with past practices, (ii) offer an interest rate on any deposit such that such deposit would be deemed a "brokered deposit," (iii) except in the ordinary course of business consistent with past practices and in an immaterial amount sell, lease, transfer, assign, encumber or otherwise dispose of any, or enter into any contract, agreement or understanding to lease, transfer, assign, encumber or dispose of any, of its assets, (iv) file any application or give any notice to customers or governmental authorities or agencies to open, close or relocate any branch or open, close, relocate or terminate the operations of any branch, or (v) waive any material right it has with respect to any asset except in the ordinary, regular and usual course of business consistent with past practice;

          (c) will cooperate with BankBoston with respect to the preparation for the combination and integration as of the Effective Time of the businesses, systems and operations of Pacific and BankBoston;

          (d) will not pay or declare any dividends or make other distributions in respect of the Pacific Common Stock except for (1) quarterly cash dividends not exceeding $.15 per share per quarter and (2) a special onetime cash dividend payable prior to the Effective Time in an amount equal to the per share number determined by multiplying .30 by a fraction, the numerator of which is the number of calendar days from January 1, 1997 to the payment date of the special dividend referred to herein and the denominator of which is 365, subject to certain other provisions of the Affiliation Agreement;

          (e) will not adopt or amend in any material respect any pension, benefit or other plans or enter into any employment, retention, severance or similar contracts or amend such contracts or plans to increase the amount payable or benefits provided thereunder, or pay any bonuses to its or its subsidiaries' employees except in the ordinary course of business consistent with past practices;

          (f) will not and will not permit Pacific Bank, to authorize, recommend, propose or enter into an agreement with respect to any merger, consolidation, purchase and assumption transaction or business combination (other than the Merger), any acquisition of a material amount of assets or securities or assumption of liabilities, any disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights;

          (g) will not propose or adopt amendments to its or Pacific Bank's Articles of Organization or By-laws;

          (h) will not issue, deliver or sell shares of its or Pacific Bank's capital stock or securities convertible into its or Pacific Bank's capital stock, and except upon exercise of the Option, or effect any stock split, reclassification or similar transaction or otherwise change its capitalization as it existed on March 31, 1997;

          (i) will not grant any options or rights to acquire any of its capital stock;

          (j) will not and will not permit Pacific Bank to purchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for shares of its capital stock, except in a fiduciary capacity;

          (k) will not impose or permit to exist any material lien, charge or encumbrance on any capital stock held by it or Pacific Bank;

          (l) will not, and will not permit Pacific Bank to, incur any debt obligations or obligations for borrowed money, or to guarantee the same, other than in the ordinary course of business consistent with past practices;

          (m) will not incur or commit to any capital expenditures or any obligations or liabilities in connection therewith, other than in the ordinary and usual course of business consistent with past practices and, in all cases, will consult with BankBoston with respect to capital expenditures that individually exceed $75,000 or cumulatively exceed $300,000;

          (n) will use all reasonable efforts to improve its business, results of operations, financial condition and prospects;

          (o) will not, except as expressly contemplated by the Affiliation Agreement, enter into any contract with any Affiliate;

          (p) will not, except for transactions in the ordinary course of business consistent with past practices, enter into, terminate, renew or amend any material contract or alter any material leases or contracts, except as provided in the Affiliation Agreement;

          (q) will not, except in the ordinary course of business and consistent with past practice, materially change its investment securities portfolio or its "gap position" without prior consultation with BankBoston; and

          (r) will not agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any of its representations or warranties made in the Affiliation Agreement untrue or incorrect in any material respect.

     Pacific has agreed not to cancel, terminate or take any other action that is likely to result in any cancellation or termination of any lease with respect to any of its real or personal properties without prior written notice to BankBoston.

     In addition to the above, Pacific has specifically agreed that it will not and Pacific Bank will not, directly or indirectly, solicit, encourage, initiate or participate in any discussion or negotiations with (subject to the fiduciary obligations of the Pacific Board as determined in good faith in consultation with outside counsel), or provide any information to, any corporation, partnership, person or other entity (other than BankBoston and its affiliates) concerning any merger, tender offer, sale of substantial assets (other than as permitted under the Affiliation Agreement), or sales of stock or securities involving Pacific or Pacific Bank (an "Other Acquisition Transaction"). Pacific has agreed to immediately communicate to BankBoston the identity of the parties and terms of any proposal, discussion or inquiry relating to a possible Other Acquisition Transaction.

     BankBoston and Pacific have agreed to cooperate and use all reasonable efforts to prepare all necessary documentation and file all applications, notices, petitions and filings, and to obtain and to cooperate in obtaining permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the Affiliation Agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations.

     Pacific has further agreed (i) not to change its method of accounting, as in effect at December 31, 1996; and (ii) to advise BankBoston promptly of any change or event having a Material Adverse Effect (as defined in the Affiliation Agreement) on it or that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in the Affiliation Agreement.

WAIVER AND AMENDMENT

     Waiver. Subject to applicable law and as may be authorized by their respective Boards of Directors, at any time prior to the consummation of the transactions contemplated by the Affiliation Agreement or its termination, whether before or after approval by the Pacific stockholders of the Affiliation Agreement and the transactions contemplated thereby, the parties may extend the time for the performance of any of the obligations or other acts of any other party in the Affiliation Agreement, waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto, or waive compliance with any of the agreements or conditions contained in Articles V and VI. Notwithstanding the foregoing provisions, under
Section 6.01 of the Affiliation Agreement, the Merger cannot be consummated unless certain conditions are fulfilled. See "-- Conditions to the Merger." Any agreement on the part of any party to any extension or waiver will be valid only if set forth in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Amendment. Subject to applicable law and as may be authorized by their respective Boards of Directors, at any time prior to the consummation of the transactions contemplated by the Affiliation Agreement or its termination, whether before or after approval by the Pacific stockholders of the Affiliation Agreement and the transactions contemplated thereby, the parties may amend the Affiliation Agreement by written agreement.

EXPENSES

     The Affiliation Agreement provides that Pacific and BankBoston will each pay its own expenses in connection with the Merger, including fees and expenses of its own financial consultants, accountants, and counsel provided, however, that all costs and expenses of preparing, filing and distributing the Registration Statement and this Proxy Statement-Prospectus will be shared equally by Pacific and BankBoston in the event that the Affiliation Agreement is terminated and neither party is in breach of the Affiliation Agreement or the Stock Option Agreement.

TERMINATION

     The Affiliation Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval by Pacific stockholders of the Affiliation Agreement, and the transactions contemplated thereby, under the following circumstances:

          (a) by the mutual written consent of the respective Boards of Directors of BankBoston and Pacific;

          (b) by BankBoston or Pacific if the Effective Time has not occurred on or prior to April 30, 1998 (the "Termination Date") or such later date as agreed to in writing by BankBoston and Pacific;

          (c) by BankBoston or Pacific if any governmental or regulatory authority or agency, or court of competent jurisdiction, issues a final permanent order or Injunction (as defined in the Affiliation Agreement) enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Affiliation Agreement and the time for appeal or petition for reconsideration of such order or Injunction has expired without such appeal or petition being granted;

          (d) by BankBoston or Pacific (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Affiliation Agreement or in the Stock Option Agreement), in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained in the Affiliation Agreement or in the Stock Option Agreement which breach is not cured after fifteen (15) days written notice thereof is given to the party committing such breach; or

          (e) by BankBoston or Pacific (provided that the terminating party is not then in material breach of any representation, warranty or covenant or other agreement contained in the Affiliation Agreement or in the Stock Option Agreement), if the approval of Pacific's stockholders of the Affiliation Agreement and the transactions contemplated thereby has not been obtained by reason of Pacific's failure to have obtained the requisite stockholder vote at a duly held meeting of Pacific's stockholders or at any adjournment thereof.

     In the event of termination of the Affiliation Agreement by either BankBoston or Pacific as provided above, the Affiliation Agreement will become null and void (other than Sections 5.02(b) and 9.01 thereof, which will remain in full force and effect) and there will be no further liability on the part of any of the parties or their respective officers or directors to the others, except (a) any liability of any party under said Sections 5.02(b) and 9.01, (b) that the Stock Option Agreement will be governed by its own terms as to termination, and (c) in the event of a willful breach of any representation, warranty, covenant or agreement contained in the Affiliation Agreement, in which case, the breaching party will remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with the enforcement of its rights thereunder.

RIGHTS OF DISSENTING STOCKHOLDERS

     If the Merger becomes effective, a stockholder of Pacific who does not vote in favor of the Merger and who follows the procedures prescribed under Massachusetts law may require Pacific (as it exists after the Effective Time) to pay the fair value of his or her shares as determined in an appraisal proceeding brought in accordance with Sections 85 through 98 of the MBCL. The text of Sections 85 through 98 is set forth in full in Appendix F annexed hereto. In order to exercise such statutory appraisal rights, strict adherence to the statutory provisions is required, and each stockholder who may desire to exercise such rights should carefully review and adhere to such provisions.

     Under Massachusetts statutory law, procedures relating to dissenters' rights are stated to be the exclusive remedy available to a stockholder objecting to the Merger except upon the grounds that the Merger will be or is illegal or fraudulent as to such stockholder. However, under Massachusetts law, dissenting stockholders may not be limited to the statutory remedy of judicial appraisal where violations of fiduciary duty are found.

     A dissenting stockholder of Pacific who desires to pursue the appraisal rights available must adhere to the following procedures: (1) file a written objection to the Merger with Pacific before the taking of the stockholders' vote on the Merger, stating the intention of such stockholder to demand payment for shares owned by such stockholder if the Merger is approved and consummated; (2) refrain from voting shares owned by such stockholder in favor of the Merger; and
(3) within twenty days of the date of mailing of a notice by Pacific (as it exists after the Effective Time) to objecting stockholders that the Merger has become effective, make written demand to Pacific (as it exists after the Effective Time) for payment for said stockholder's shares. Such written objection should be delivered to Pacific National Corporation, 61 Main Street, Nantucket, Massachusetts 02554, Attn: Glenn L. Field, Clerk, and such written demand should be delivered to Pacific National Corporation (as it exists after the Effective Time), c/o BankBoston Corporation, 100 Federal Street, Mail Stop 01-25-01, Boston, Massachusetts 02110, Attn: Gary A. Spiess, General Counsel and Clerk. It is recommended that such objection and such demand be sent by registered or certified mail, return receipt requested.

     A dissenting stockholder, who filed the required written objection with Pacific prior to the stockholder vote, need not vote against the Merger, but a vote in favor of the Merger will constitute a waiver of such stockholder's statutory appraisal rights. Stockholders should note that returning a properly signed proxy card that does not indicate a vote or an abstention on approval of the Affiliation Agreement will constitute a vote in favor of the Affiliation Agreement. A vote against the Merger does not, alone, constitute a written objection. Pursuant to the applicable statutory provisions, notice that the Merger has become effective will be sent to each objecting stockholder of Pacific within ten days after the date on which the Merger becomes effective.

     The value of the Pacific Common Stock will be determined initially by Pacific (as it exists after the Effective Time) and the dissenting stockholder. If, during the period of thirty days after the expiration of the period during which the foregoing demand for payment may be made, Pacific (as it exists after the Effective Time) and the dissenting stockholder fail to agree on an appraisal value, either of them may file a bill in equity in the Superior Court of Nantucket County, Massachusetts, asking that the court determine the matter in issue. The bill in equity must be filed within four months after the date of expiration of the foregoing thirty-day period. After a hearing, the court shall enter a decree determining the fair value of the Pacific Common Stock and shall order Pacific (as it exists after the Effective Time) to make payment of such value, with interest, if any, to the stockholders entitled to said payment, upon transfer by them to Pacific (as it exists after the Effective
Time) of the certificate or certificates representing the Pacific Common Stock held by said stockholders.

     For appraisal proceeding purposes, value is determined as of the day before the approval of the Merger by stockholders, excluding any element of value arising from the expectation or accomplishment of the Merger.


                          CERTAIN RELATED TRANSACTIONS

STOCK OPTION AGREEMENT

     General. As a condition to BankBoston's entering into the Affiliation Agreement, and in consideration therefor (without other consideration or monetary payment), Pacific entered into the Stock Option Agreement, dated May 23, 1997, pursuant to which Pacific granted to BankBoston an option to purchase shares of Pacific Common Stock (the "Option"). The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated by making it more difficult and more expensive for another party to obtain control of or acquire Pacific.

     Grant of Option. The Option entitles BankBoston to purchase up to 121,452 fully paid and non-assessable shares of Pacific Common Stock (the "Option Shares"), representing 24.9% of the shares of Pacific Common Stock issued and outstanding as of May 23, 1997, without giving effect to any shares subject or issued pursuant to the Option, at a price of $35.00 per share (the "Option Price"). The aggregate purchase price for the original number of Option Shares at the original Option Price is $4,250,820.

     Triggering Events; Exercise of Option. The Stock Option Agreement provides that BankBoston may exercise the Option, in whole or in part, if both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) occur prior to the occurrence of an Exercise Termination Event (as defined below); provided that BankBoston has sent to Pacific written notice of such exercise within 30 days following such Subsequent Triggering Event and prior to the Exercise Termination Event.

     For purposes of the Stock Option Agreement:

          (a) The term "Initial Triggering Event" means any of the following events or transactions occurring after May 23, 1997: (i) Pacific, or Pacific Bank, without BankBoston's prior written consent, enters into an agreement to engage in, or the Pacific Board approves or recommends approval of, an Acquisition Transaction (as defined below) with any person other than BankBoston or any of its subsidiaries; (ii) any person, other than BankBoston or any of its subsidiaries or Pacific acting in a fiduciary capacity, acquires beneficial ownership, or the right to acquire beneficial ownership, of 17.5% or more of the outstanding shares of Pacific Common Stock if such person beneficially owned less than 17.5% on May 23, 1997, or acquires beneficial ownership of an additional 3% if such person beneficially owned 17.5% or more on May 23, 1997; (iii) any person other than BankBoston or any of its subsidiaries has made a bona fide proposal to Pacific or its stockholders to engage in an Acquisition Transaction by public announcement or written communication that shall become public; (iv) after any person, other than BankBoston or any of its subsidiaries, has proposed an Acquisition Transaction, Pacific breaches any covenant or obligation contained in the Affiliation Agreement and such breach (A) would entitle BankBoston to terminate the Affiliation Agreement and (B) is not remedied prior to the date of BankBoston's notice to Pacific of the exercise of the Option; or (v) any person, other than BankBoston or any of its subsidiaries, without BankBoston's consent, files an application or notice with any federal or state bank regulatory authority for approval to engage in an Acquisition Transaction and such application or notice has been accepted for processing. For purposes of the Stock Option Agreement, the term "Acquisition Transaction" means (A) a merger or consolidation, or any similar transaction, with Pacific or Pacific Bank, (B) an acquisition of all or substantially all of the assets of Pacific or Pacific Bank, or (C) an acquisition of 17.5% or more of the voting power of Pacific or any of its Significant Subsidiaries.

          (b) The term "Subsequent Triggering Event" means either of the following events or transactions occurring after May 23, 1997: (i) the acquisition by any person of beneficial ownership of 25% or more of the then outstanding shares of Pacific Common Stock; or (ii) the occurrence of the Initial Triggering Event described above in clause (a)(i), except that the percentage referred to in subclause (C) of the definition of "Acquisition Transaction" set forth above shall be 25%.

     The Option will expire upon the earliest of: (i) the Effective Time; (ii) termination of the Affiliation Agreement if such termination occurs prior to an Initial Triggering Event; and (iii) nine months after termination of the Affiliation Agreement if such termination follows an Initial Triggering Event (each of (i), (ii) and (iii), an "Exercise Termination Event").

     As of the date of this Proxy Statement-Prospectus, to the best knowledge of BankBoston and Pacific, no Initial Triggering Event or Subsequent Triggering Event has occurred.

     In the event of any change in the shares of Pacific Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares or similar transaction, the type and number of Option Shares and the Option Price will be adjusted appropriately. The Pacific Board may make such increases in the number of Option Shares, in addition to those made in accordance with the events described in the immediately preceding sentence, in order to avoid taxation of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

     Whenever the number of Option Shares (or other securities) purchasable upon exercise of the Option is adjusted as provided in the Stock Option Agreement, the Option Price will be adjusted by multiplying the Option Price by a fraction, the numerator of which will be equal to the number of Option Shares prior to the adjustment and the denominator of which will be equal to the number of Option Shares (or other securities purchasable) after the adjustment.

     Repurchase of Option. In the event that, at any time prior to an Exercise Termination Event, (i) any person acquires beneficial ownership of 25% or more of the then outstanding shares of Pacific Common Stock, or (ii) an Initial Triggering Event of the type described in clause (i) of Section 2(e) of the Stock Option Agreement (except that the percentage reference in clause (C) of the definition of "Acquisition Transaction" set forth above shall be 25%) occurs, then, at the request of BankBoston or any subsequent holder of the Option delivered within 30 days of such occurrence, Pacific or any successor (a) shall repurchase the Option from BankBoston or such holder at a price (the "Option Repurchase Price") equal to the amount by which (i) the market/offer price (as defined below) exceeds (ii) the Option Price, multiplied by the number of shares for which the Option may then be exercised, plus BankBoston's or such holder's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Affiliation Agreement (the "out-of-pocket expenses") and (b) shall repurchase such number of Option Shares from any owner of Option Shares (the "Owner") as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the greater of (i) the market/offer price and (ii) the average exercise price per share paid by the Owner for the Option Shares so designated, plus BankBoston's out of pocket expenses.

     The term "market/offer price" means the highest of (i) the price per share of Pacific Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Pacific Common Stock to be paid by any third party pursuant to an agreement with Pacific, (iii) the highest sale price for shares of Pacific Common Stock within the six-month period immediately preceding the date of the required repurchase of the Option or Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of Pacific's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Pacific as determined by a nationally recognized investment banking firm selected by a majority in the interest of the Holders or the Owners as the case may be, divided by the number of shares of Pacific Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash will be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Pacific. However, if Pacific at any time after delivery of a notice of repurchase as described in this paragraph is prohibited under applicable law or regulation, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full, the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Pacific will promptly (I) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Pacific is not prohibited from delivering and (II) deliver, as appropriate, (a) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Pacific Common Stock obtained by multiplying the number of shares of Pacific Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (b) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

     In the event that, on the Payment Date (as defined in the Stock Option Agreement), Pacific does not have sufficient cash to pay in full the Option Share Repurchase Price or the Option Repurchase Price, Pacific shall deliver to BankBoston or any holder, (a) cash, to the extent readily available, including but not limited to, amounts Pacific may legally borrow, and (b) a promissory note issued by Pacific in the principal amount equal to the difference between the Option Repurchase Price or the Option Share Repurchase Price and any cash payment made by Pacific. The promissory note must be in a form reasonably acceptable to the Holder or Owner, with principal and interest payable in twelve equal monthly installments and shall bear interest at a rate of 2% above the Prime Rate as reported in The Wall Street Journal. The promissory note is also to be secured by security reasonably acceptable to BankBoston or any holder.

     Registration Rights. After exercise of the Option, whether in whole or in part, if Pacific proposes to register any of its securities under the Securities Act, either for its own account or for the account of any stockholder, BankBoston has the right to participate pro-rata in such registration, subject to certain limitations set forth in the Stock Option Agreement.

     Assignment of Option. Neither BankBoston nor Pacific may assign any of its rights or obligations under the Stock Option Agreement or the Option to any other person without the express written consent of the other party, except that in the event a Subsequent Triggering Event occurs prior to an Exercise Termination Event, BankBoston may assign, in whole or in part, its rights and obligations under the Stock Option Agreement or the Option within 30 days following such Subsequent Triggering Event.

     Right of First Refusal. If BankBoston desires to sell, assign, transfer or otherwise dispose of the Option, in whole or in part, or prior to the expiration of twenty-four (24) months after the expiration of the Option, all or any of the shares of Pacific Common Stock or other securities acquired by BankBoston pursuant to the Option, BankBoston shall give Pacific written notice of the proposed transaction. Such notice shall identify the proposed transferee, and be accompanied by a signed copy of a binding offer to purchase the Option, or such shares or securities. Pacific will have ten business days from such notice to purchase the Option, or such shares or securities, on the same terms or conditions and at the same price at which BankBoston proposes to transfer the same.

     Additional Provisions. Certain rights and obligations of BankBoston and Pacific under the Stock Option Agreement are subject to receipt of required regulatory approvals. The exercise of the Option by BankBoston would require the approval of the Federal Reserve Board under the BHCA.

LETTER AGREEMENTS

     As a condition to BankBoston entering into the Affiliation Agreement, the directors of Pacific and executive officers of Pacific and Pacific Bank, owning in the aggregate 208,172 shares, representing 42.68% of the issued and outstanding shares of Pacific Common Stock, have agreed pursuant to the Letter Agreements, to vote or cause to be voted all shares owned by each such person at the Special Meeting for approval of the

Merger, and vote or cause to be voted such shares against approval of any other agreement for a merger, acquisition, consolidation, material asset sale, or other business combination of Pacific or any of its subsidiaries with any other party other than BankBoston or any of its affiliates.

     The Letter Agreements remain in force until the earlier of the consummation of the Merger or the termination of the Affiliation Agreement in accordance with its terms.

BANK MERGER AGREEMENT

     Immediately prior to the Effective Time, and pursuant to the Agreement and Plan of Merger, by and between Pacific Bank and the Bank dated as of May 23, 1997 (the "Bank Merger Agreement), Pacific Bank will merge with and into the Bank, and all of the issued and outstanding shares of capital stock of Pacific Bank will automatically be converted and become exchangeable for shares of capital stock of the Bank. In accordance with the Bank Merger Agreement, the outstanding shares of common stock of the Bank will remain outstanding immediately following the Effective Time of the Bank Merger, and the holders thereof will retain all of their rights thereunder. The outstanding shares of common stock of Pacific Bank will, ipso facto, and without any action on the part of the holder thereof, be converted into and become exchangeable for such number of shares or fraction of a share of common stock of the combined entity (the "Association") based upon the aggregate fair market value of Pacific Bank's shares of common stock as compared to the aggregate fair market value of the Bank's shares of common stock, in each case as such shares are issued and outstanding immediately prior to the Effective Time of the Bank Merger. All assets of each of the Bank and Pacific Bank as they exist at the Effective Time of the Bank Merger will pass and vest in the Association without any conveyance or other transfer, and the Association will be responsible for all of the liabilities of each of the Bank and Pacific Bank existing as of the Effective Time of the Bank Merger. The Board of Directors and principal officers of the Bank in place and holding office immediately prior to the Effective Time of the Bank Merger will continue to serve as the Board of Directors and principal officers of the Association. The Articles of Association and By-Laws of the Bank in effect immediately prior to the Effective Time of the Bank Merger will constitute the Articles of Association and By-Laws of the Association. Pursuant to the Bank Merger Agreement, the parties intend that the internal systems and operations of the Bank and Pacific Bank will be integrated and consolidated on or after the Effective Time of the Bank Merger. Notwithstanding the foregoing, and subject to applicable law, the Association may in its sole discretion conduct the business and operations conducted at the former offices of Pacific Bank following the Effective Time of the Bank Merger as a separate division of the Association under the name "Pacific National, a division of BankBoston, N.A." The respective obligations of the Bank and Pacific Bank to affect the Bank Merger pursuant to the Bank Merger Agreement are subject to the satisfaction prior to the Effective Time of the Bank Merger of certain conditions, including:
(i) the satisfaction of the conditions contained in the Affiliation Agreement,
(ii) the absence of any order, injunction or decree preventing the consummation of the Bank Merger, and (iii) the receipt of all necessary approvals, all as more fully described in the Bank Merger Agreement.

                    DESCRIPTION OF BANKBOSTON CAPITAL STOCK

COMMON STOCK

     General. As of June 30, 1997, BankBoston Common Stock consisted of 300,000,000 authorized shares, par value $1.50 per share, of which there were 147,110,689 shares outstanding. BankBoston Common Stock is traded on the NYSE and the BSE. The transfer agent and registrar for BankBoston Common Stock is the Bank.

     Shares of BankBoston Common Stock may be issued from time to time, in such amounts and proportion and for such consideration as may be fixed by the BankBoston Board. No holder of BankBoston Common Stock has any preemptive or preferential rights to purchase or to subscribe for any shares of capital stock or other securities which may be issued by BankBoston. The BankBoston Common Stock has no redemption or sinking fund provisions applicable thereto. The BankBoston Common Stock does not have any conversion rights.

     BankBoston issues authorized but unissued shares of BankBoston Common Stock in connection with several employee and director benefit and stock option and incentive plans maintained by BankBoston or its subsidiaries, and BankBoston's Automatic Dividend Reinvestment and Common Stock Purchase Plan.

     The shares of BankBoston Common Stock are fully paid and non-assessable.
Section 45 of the MBCL provides that stockholders to whom a corporation makes any distribution, whether by way of dividend, repurchase or redemption of stock or otherwise (other than a distribution of stock of the corporation), if the corporation is, or is thereby rendered, insolvent, will be liable to the corporation for the amount of such distribution made, or for the amount of such distribution which exceeds that which could have been made without rendering the corporation insolvent, but in either event, only to the extent of the amount paid or distributed to such stockholders, respectively.

     Liquidation. In the event of any liquidation, dissolution or winding up of BankBoston, whether voluntary or involuntary, the holders of the BankBoston Common Stock are entitled to receive, on a share for share basis, any assets or funds of BankBoston which are distributable to its holders of BankBoston Common Stock upon such events, subject to the prior rights of creditors of BankBoston and holders of BankBoston's outstanding preferred stock.

     Voting. Holders of BankBoston Common Stock are entitled to one vote for each share on all matters voted upon by the stockholders. The shares of BankBoston Common Stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors to be elected at a particular meeting if they choose to do so, and in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the BankBoston Board.

     Dividends. When, as and if dividends, payable in cash, stock or other property, are declared by the BankBoston Board out of funds legally available therefor, the holders of BankBoston Common Stock are entitled to share equally, share for share, in such dividends. The payment of dividends on the BankBoston Common Stock is subject to the prior payment of dividends on BankBoston's preferred stock.

     Stockholder Rights Plan. A Rights Agreement dated as of June 28, 1990, as amended in December 1995, between BankBoston and the Bank, as Rights Agent (the "Rights Agreement"), which is incorporated herein by reference to Exhibit 1 to BankBoston's Registration Statement on Form 8-A, provides for a dividend of one Preferred Stock Purchase Right for each outstanding share of BankBoston Common Stock (the "Rights"). The dividend was distributed on July 12, 1990 to stockholders of record on that date. Holders of shares of BankBoston Common Stock issued subsequent to that date receive the Rights with their shares. The Rights trade automatically with shares of Common Stock and become exercisable only under certain circumstances as described below. The Rights are designed to protect the interests of BankBoston and its stockholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirors to negotiate with the BankBoston Board prior to attempting a takeover and to provide the BankBoston Board with leverage in negotiating on behalf of all stockholders the terms of any proposed takeover. The Rights may have certain anti-takeover effects. The Rights should not, however, interfere with any merger or other business combination approved by the BankBoston Board.

     Until a Right is exercised, the holder of a Right, as such, will have no rights as a stockholder of BankBoston including, without limitation, the right to vote or receive dividends. Upon becoming exercisable, each Right will entitle the holder thereof to purchase from BankBoston a unit equal to one one-thousandth of a share of BankBoston's Junior Participating Preferred Stock, Series D at a purchase price of $50 per unit, subject to adjustment. In general, the Rights will become exercisable upon the earlier of (i) ten days following a public announcement by BankBoston that a person or group has acquired beneficial ownership of 15% or more of BankBoston Common Stock or voting securities representing 15% or more of the total voting power of BankBoston (the "Stock Acquisition Date") or (ii) ten business days (or such later date as the BankBoston Board may determine) after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of BankBoston Common Stock or voting securities representing 15% or more of the total voting power of BankBoston.

     Generally, in the event that a person or group becomes the beneficial owner of 15% or more of BankBoston Common Stock or voting securities representing 15% or more of the total voting power of BankBoston (other than pursuant to an offer for all outstanding shares of Common Stock and other voting securities which the BankBoston Board determines to be fair to stockholders and otherwise in the best interests of BankBoston) (a "Flip-In Event"), each Right, other than Rights owned by the acquiror, will thereafter entitle the holder to receive, upon exercise of the Right, BankBoston Common Stock having a value equal to two times the exercise price of the Right. In addition, at any time after a Flip-In Event, the BankBoston Board may exchange the then exercisable Rights (other than Rights held by the acquiror) for BankBoston Common Stock at one share of BankBoston Common Stock for each Right. In the event that, any time after the Stock Acquisition Date, BankBoston is acquired in a merger or other business combination transaction or more than 50% of BankBoston's assets, cash flow or earning power is sold or transferred, each Right, other than Rights owned by the acquiror, will thereafter entitle the holder thereof to receive, upon the exercise of the Right, common stock of the acquiror having a value equal to two times the exercise price of the Right.

     The Rights are redeemable by BankBoston at $.01 per Right at any time prior to ten days after the Stock Acquisition Date (which period may be extended at any time while the Rights are still redeemable). The Rights will expire at the close of business on July 12, 2000, unless earlier redeemed or exchanged.

     The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by the description of the Rights contained in the Rights Agreement.

PREFERRED STOCK

     General. Under BankBoston's Restated Articles of Organization, the BankBoston Board is authorized, without further stockholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock, without par value, in one or more series, with such designations or titles, dividend rates, special or relative rights in the event of liquidation, distribution or sale of assets or dissolution or winding up of BankBoston; any sinking fund provisions; any redemption or purchase account provisions; any conversion provisions; and any voting rights thereof, as shall be set forth as and when established by the BankBoston Board.

     BankBoston has issued and outstanding five series of Preferred Stock; Adjustable Rate Cumulative Preferred Stock, Series A, Series B and Series C, 8.60% Cumulative Preferred Stock, Series E, and 7 7/8% Cumulative Preferred Stock, Series F, (collectively, the "Preferred Stock").

     The Series A, B and C Preferred Stock are issued as whole shares, and the Series E and Series F Preferred Stock are issued as fractional shares represented by depositary shares ("Depositary Shares"). Each Depositary Share represents a one-tenth interest in a share of Series E or Series F Preferred Stock. The shares of Series E and Series F Preferred Stock underlying the Depositary Shares have been deposited with the Bank, as Depositary (the "Depositary"), under Deposit Agreements (the "Deposit Agreement"), among BankBoston, the Depositary and the holders from time to time of the depositary receipts issued by the Depositary thereunder (the "Depositary Receipts"). The Depositary Receipts evidence the Depositary Shares. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled through the Depositary, in proportion to the one-tenth interest in a share of Series E or Series F Preferred Stock underlying such Depositary Share, to all rights and preferences of a share of Series E or Series F Preferred Stock (including dividend, voting, redemption and liquidation rights).

     As of June 30, 1997, 4,593,941 shares of Preferred Stock were issued and outstanding with an aggregate liquidation preference of $508 million. Holders of the outstanding Preferred Stock (or, Depositary Shares, in the case of Series E and Series F Preferred Stock) have no preemptive rights with respect to shares of any other series of Preferred Stock or with respect to shares of BankBoston Common Stock. The outstanding Preferred Stock, and in the case of the Series E and Series F Preferred Stock, the Depositary Shares, are listed on the NYSE and the BSE.

     The shares of outstanding Preferred Stock are fully paid and non-assessable, subject to the provisions of Section 45 of the MBCL discussed above.

     Dividends. Holders of shares (or Depositary Shares, in the case of Series E and Series F Preferred Stock) of each series of outstanding Preferred Stock are entitled to cumulative dividends, when, as and if declared by the BankBoston Board. Dividends on the existing Preferred Stock must be paid or set apart for payment before any dividends can be paid to holders of equity securities which by their terms rank junior to the Preferred Stock, including BankBoston Common Stock. Dividends on the outstanding Preferred Stock are payable in arrears on the 15th day of March, June, September and December in each year in which the Preferred Stock is outstanding.

     Liquidation and Redemption. In the event of any voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of BankBoston, the holders of each share of outstanding Preferred Stock will be entitled to receive, prior to any payment upon BankBoston Common Stock, cash in the amount of $50 in the case of the Series A and Series B Preferred Stock, cash in the amount of $100 in the case of the Series C Preferred Stock and cash in the amount of $250 in the case of Series E and Series F Preferred Stock (equivalent to $25 per Depositary Share). The outstanding Preferred Stock is subject to partial or complete redemption at the option of BankBoston, with the prior approval of the Federal Reserve Board, if then required, except that the Series E and Series F Preferred Stock are not redeemable prior to September 15, 1997 and July 15, 1998, respectively. On July 24, 1997, BankBoston announced its intention to redeem all 920,000 issued and outstanding shares of Series E Preferred Stock (equivalent to 9,200,000 Depositary Shares) on September 15, 1997. The Series E Preferred Stock has an aggregate liquidation preference of $230 million.

     Voting. Holders of outstanding Preferred Stock have no general voting rights. However, during any period in which dividends on a series of outstanding Preferred Stock are cumulatively in arrears in the amount of six or more full quarterly dividends, the holders of such series will be entitled (by series, voting as a single class) to elect one director who will serve until such time as the arrearage in the payment of dividends has been cured.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

GENERAL

     Upon consummation of the transactions contemplated in the Affiliation Agreement, the stockholders of Pacific who do not perfect and exercise their statutory dissenters' rights will become stockholders of BankBoston. Since both BankBoston and Pacific are Massachusetts corporations, Pacific stockholders who receive BankBoston Common Stock will continue to be subject to the privileges and restrictions provided by the MBCL. In addition, the rights of such stockholders as stockholders of BankBoston will be governed by the Articles of Organization and By-Laws of BankBoston, which differ in certain respects from Pacific's Articles of Organization and By-Laws. The material differences are summarized below. This summary is qualified in its entirety by reference to the Massachusetts General Laws, the MBCL and the Articles of Organization and By-Laws of each of BankBoston and Pacific.

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

     Consistent with the MBCL, each of the BankBoston Board and the Pacific Board is divided into three classes and the directors of each class are elected by the stockholders to serve staggered three-year terms. The BankBoston By-Laws provide that the BankBoston Board be composed of not less than three nor more than thirty-five directors. Presently there are 18 directors on the BankBoston Board. The Pacific By-Laws provide that the Pacific Board be composed of not less than 5 nor more than 25 directors. Presently there are 10 directors on the Pacific Board.

REMOVAL OF DIRECTORS

     Pursuant to the MBCL, the directors on the BankBoston Board and the Pacific Board may be removed only "for cause" as defined in the MBCL.

STOCKHOLDER NOMINATIONS

     BankBoston. The By-Laws of BankBoston set forth procedures that must be followed for stockholders to nominate individuals for election to the BankBoston Board. Nominations by stockholders must be made in writing and received by the Clerk of BankBoston not less than 75 nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the meeting is called for a date more than 75 days prior to such anniversary date, a stockholder's nomination notice must be received not later than the close of business on the 20th day following the first to occur of the publication or mailing of the notice of the meeting date. The By-Laws set forth specific requirements as to the content of the nomination notice.

     Pacific. Pacific's By-Laws contain no provisions with respect to stockholder nomination of directors.

CONFLICT OF INTEREST TRANSACTIONS

     BankBoston. The By-Laws of BankBoston provide that contracts or other transactions between BankBoston and one or more of its directors or between BankBoston and any other corporation or other entity with respect to which any of BankBoston's directors is a director, officer or has a financial interest, are permitted if: (a) the material facts as to the contract or transaction and the director's relationship or interest are disclosed to the BankBoston Board or committee and the BankBoston Board or committee authorizes the contract in good faith by vote of a majority of disinterested directors (even though less than a quorum); (b) if the material facts as to the contract or transaction and the director's relationship or interest are disclosed to the stockholders entitled to vote thereon and it is approved by vote of the stockholders; or (c) if the contract or transaction is fair and reasonable as to BankBoston as of the time it is approved by the BankBoston Board, a committee, or the stockholders.

     Pacific. Pacific's By-Laws do not contain any provisions with respect to conflict of interest transactions.

MEETINGS OF STOCKHOLDERS

     BankBoston. Under the By-Laws of BankBoston, special meetings of stockholders may be called by the Chief Executive Officer, by the Chairman of the BankBoston Board or by a majority of the BankBoston Directors and shall be called by the Clerk, upon the written request of stockholders who hold 100% in interest of the capital stock of BankBoston entitled to vote at the proposed meeting. BankBoston's By-Laws also provide that no business may be transacted at a stockholder meeting except for that (a) specified in the notice thereof given by or at the direction of the BankBoston Board; (b) brought before the meeting by or at the direction of the BankBoston Board or the presiding officer; or (c) properly brought before the meeting by a stockholder of record who complies with the notice procedures set forth in the By-Laws (other than with respect to stockholder proposals included in BankBoston's proxy statement under Rule 14a-8 under the Exchange Act). Those procedures require that a stockholder's notice be received by the Clerk (i) not less than 75 nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting; or (ii) in the case of special meetings, or an annual meeting called for a date more than 75 days prior to such anniversary date, not later than the close of business on the 20th day following the first to occur of the mailing of the notice of the date of such meeting or the public disclosure of such meeting date. The By-Laws set forth specific requirements as to the content of the notice.

     Pacific. Under the By-Laws of Pacific, special meetings of stockholders may be called by the directors of Pacific or by such other persons as may be authorized by law.

AMENDMENT OF BY-LAWS

     BankBoston. The provisions of BankBoston's By-Laws generally may be amended, added to or repealed in whole or in part (a) by vote of the stockholders at a meeting where the substance of the proposed amendment is stated in the notice of the meeting, or (b) by vote of a majority of the entire BankBoston Board. However, no amendment may be made by the BankBoston Board on any matters reserved to the stockholders by law or the Articles of Organization or which changes the provisions of the By-Laws relating to removal of directors or amendment of the By-Laws.

     Pacific. The By-Laws of Pacific provide that the Pacific Board may make, repeal, and amend the By-Laws of Pacific, except with respect to any provision thereof, which by law, the Articles, or the By-Laws, requires action by the stockholders. Such action by the Pacific Board shall require the affirmative vote of a majority of the directors then in office at a duly constituted meeting of the Pacific Board called expressly for such purpose. The By-Laws also provide that the stockholders may make, repeal, and amend the By-Laws upon the vote of a majority of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose.

REQUIRED VOTE FOR CERTAIN BUSINESS COMBINATIONS

     BankBoston. The MBCL provides that an agreement of merger or consolidation, or a sale, lease or exchange of all or substantially all of the property and assets of a corporation must be approved by the holders of at least two-thirds of the shares of each class of stock outstanding and entitled to vote thereon, unless a corporation's articles of organization designate a lower percentage (but not less than a majority). The Articles of Organization and By-Laws of BankBoston do not contain provisions which require a specific lower or higher stockholder vote for such transactions.

     Pacific. Pacific's Articles provide that certain business combinations require the affirmative vote of the holders of at least three-fourths of the voting power of the outstanding shares of voting stock of Pacific, voting together as a single class. However, if the proposed business combination is approved by certain directors or satisfies certain price and procedure requirements specified in the Articles, such business combination requires only the affirmative vote that is required by the MBCL. As the Merger was unanimously approved by the Pacific Board, the Merger requires only the affirmative vote required by the MBCL -- approval by two-thirds of the holders of Pacific Common Stock. See "SPECIAL MEETING OF STOCKHOLDERS -- Stockholder Vote Required; Letter Agreements." Pacific's Articles also provide that when evaluating any offer to merge Pacific with another institution, the Pacific Board will, in connection with the exercise of its judgment in determining what is in the best interest of Pacific and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects of acceptance of such offer on (a) the employees and stockholders of Pacific, and (b) the depositors, borrowers and employees, and communities served by Pacific's banking subsidiaries.

STOCKHOLDER RIGHTS PLAN

     BankBoston. BankBoston has distributed to each holder of BankBoston Common Stock one Right for each outstanding share of BankBoston Common Stock. The Rights entitle the stockholder to certain rights in the event of certain transactions involving BankBoston. See "DESCRIPTION OF BANKBOSTON CAPITAL
STOCK -- Common Stock -- Stockholder Rights Plan."

     Pacific.  Pacific has not adopted a stockholder rights plan.

STATE ANTI-TAKEOVER STATUTES

     BankBoston. The Massachusetts General Laws prohibit corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless: (a) the interested stockholder obtains the approval of the board of directors prior to becoming an interested stockholder, or (b) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time that he becomes an interested stockholder, or (c) the business combination is approved by both the board of directors and two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% or more of a corporation's voting stock. A "business combination" includes mergers, stock and asset sales and other transactions resulting in a financial benefit to the stockholders.

     The business combinations statute does not apply to the Affiliation Agreement or the Stock Option Agreement, or any of the transactions contemplated by such agreements, because the BankBoston Board and the Pacific Board each approved the Affiliation Agreement and the Stock Option Agreement prior to their execution.

     The Massachusetts General Laws include a statute concerning "control share acquisitions," which limits the voting rights of shares held by persons who have acquired a certain percentage of the voting power of the corporation. Under the Massachusetts statute, shares acquired in a control share acquisition retain the same voting rights as all other shares of the same class or series only to the extent authorized by a vote of the majority of all shares entitled to vote for the election of directors, excluding such acquired shares.

     As permitted under the statute, the By-Laws of BankBoston provide that the Massachusetts control share acquisition statute does not apply to it.

     Pacific. Pacific has not elected to "opt out" of the Massachusetts business combination law described above. The Articles and the By-Laws of Pacific do not contain a provision with respect to control share acquisitions.

                       OWNERSHIP OF PACIFIC COMMON STOCK

     The following table sets forth, as of July 31, 1997, certain information with respect to the beneficial ownership of Pacific Common Stock by: (i) each of Pacific's directors and executive officers, (ii) all directors and executive officers of Pacific as a group, and (iii) each other person (including any "group," as that term is used in Section 13(d)(3) of the Exchange Act) who is known by Pacific to own beneficially 5% or more of Pacific Common Stock. Pacific believes that the beneficial owners of Pacific Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares, except as noted below.

                                                                  AMOUNT AND
                                                                  NATURE OF
                                                                  BENEFICIAL       PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                         OWNERSHIP(1)     COMMON STOCK(1)
------------------------                                         ------------     ---------------
EXECUTIVE OFFICERS AND DIRECTORS:
Frederick J. Boling, Jr. ......................................      16,000             3.28%
Richard R. Congdon(2)..........................................      39,634             8.13%
Stephen J. DeCesare(3).........................................         539                *
Glenn L. Field.................................................       2,200                *
John F. Gifford(4).............................................      30,588             6.27%
Augustine F. Gouveia...........................................          83                *
Robert A. Hawkins..............................................       1,000                *
Brock Lewis(5).................................................      28,195             5.75%
Phillip C. Murray(6)...........................................      12,370             2.54%
Lydle L. Rickard(7)............................................       3,060                *
Gilbert F. Waine(8)............................................      61,467            12.60%
David E. Webster(9)............................................      13,036             2.67%
                                                                    -------           ------
All executive officers and directors as a group (12 persons)...     208,172            42.68%

OTHER PRINCIPAL STOCKHOLDERS
Nelson Doubleday...............................................      30,315             6.22%
Ann B. Oliver(10)..............................................      27,105             5.56%
Richard Salem..................................................      27,815             5.70%
J.F. Waine Trust(11)...........................................      61,467            12.60%

---------------
  *  Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares.

 (2) Includes 23,519 shares held by Congdon & Coleman Insurance Agency and 15,000 shares owned by the Helen Congdon Trust.

 (3) Includes 439 shares jointly owned by Mr. DeCesare and his wife.

 (4) Includes 29,418 shares owned by other members of the Gifford family. Mr. Gifford disclaims beneficial ownership in such shares owned by other members of the Gifford family.

 (5) Includes 1,690 shares owned by other members of the Lewis family. Mr. Lewis disclaims beneficial ownership in such shares owned by other members of the Lewis family.

 (6) Includes 5,310 shares owned by other members of the Murray family. Mr. Murray disclaims beneficial ownership in such shares owned by other members of the Murray family.

 (7) Includes 150 shares owned by Mr. Rickard's wife.

 (8) Includes 56,034 shares owned by the Josephine F. Waine Trust and 5,406 shares owned by other members of the Waine family. Mr. Waine disclaims beneficial ownership in such shares owned by other members of the Waine family and by the Josephine F. Waine Trust.

 (9) Includes 3,963 shares owned by the Webster Family Trust.

(10) Includes 24,150 shares owned by Osceola Foundation of which Ms. Oliver is President.

(11) Includes 5,380 shares owned by other members of the Waine Family.

                          INFORMATION ABOUT BANKBOSTON

     BankBoston is a registered bank holding company, organized in 1970 under Massachusetts law, with both national and international operations. BankBoston, through its subsidiaries and, in certain cases, joint ventures, is engaged in providing a wide variety of personal, corporate and global financial services to individuals, corporate and institutional customers, governments, and other financial institutions. BankBoston's principal subsidiary is the Bank. Other major banking subsidiaries of BankBoston are Bank of Boston Connecticut and Rhode Island Hospital Trust National Bank.

     For more information about BankBoston, reference is made to BankBoston's most recent Annual Report on Form 10-K, which is incorporated herein by reference. (See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.")

                       DESCRIPTION OF PACIFIC'S BUSINESS

GENERAL

     Pacific is a Massachusetts bank holding company whose principal asset is Pacific Bank, a national banking association, which commenced banking operations in 1804. Pacific provides full service retail banking services to the island of Nantucket, Massachusetts, where the major industries are real estate development and sales and tourism. The business of Pacific consists primarily of attracting deposits from the island community and originating loans secured by mortgages on residential and commercial properties located on the island. Pacific also originates commercial and consumer loans. As a locally-owned and operated bank, Pacific provides its customers, particularly consumers and smaller and privately-held businesses, with a level and quality of personal service attuned to the needs of the island of Nantucket due, in part, to the relationships and understanding of Pacific's officers, directors and employees of the needs of this unique island community.

BANKING SERVICES

     Deposit Services. Pacific offers a wide array of business and consumer checking accounts, NOW and savings accounts, money market deposit accounts, individual retirement accounts, certificates of deposit and other deposit services such as automated teller machine cards.

     Lending Services. Pacific's lending activities include residential and commercial, construction and real estate mortgages and commercial and consumer loans. Pacific also provides commercial loans to small and medium-sized business in the form of seasonal lines of credit and consumer credit card lines.

MARKET AREA

     Pacific has served the island community of Nantucket through its main office located at 61 Main Street since 1818, and one branch office located in the center of the island. Pacific also maintains a loan office and four automated teller machines on the island.

     The island of Nantucket is one of the world's leading tourist and vacation destinations. During its peak season, May through September, there is significant growth in the level of deposit activity. During the off-season, Pacific experiences anticipated decreases in the level of deposit activity from the peak season months. Loan originations continue during both the on and off-season. Loan volume, although less seasonal than deposit activity, reflects heightened merchant credit line activity in the spring of each year. In recent years, there has been increasing demand for housing on Nantucket and housing prices have risen dramatically since 1991. In response to this demand, Pacific offers residential mortgage loans to both year-round residents as well as second-home, seasonal residents. Pacific faces competition from one other on-island banking institution, which directly competes for deposits and loan originations, as well as from off-island banking and mortgage loan originators.

LOAN PORTFOLIO

     Pacific's loan portfolio is comprised of residential real estate loans, commercial and construction real estate loans and commercial, consumer and other loans. Loans are a source of liquidity for Pacific. At March 31, 1997, Pacific's total loan portfolio was $84.9 million compared to $78.4 million at December 31, 1996. The following table lists Pacific's total loan portfolio by category of loans for the last five years:

                                                                 DECEMBER 31,
                                                 ---------------------------------------------
                                                 1996      1995      1994      1993      1992
                                                 -----     -----     -----     -----     -----
                                                                 (IN MILLIONS)
    Real Estate
      Residential..............................  $61.1     $67.8     $60.9     $50.4     $44.3
      Commercial & Construction................   13.4       9.2       6.7      13.7      11.7
    Commercial.................................    2.0       2.0       2.0       2.7       2.4
    Consumer...................................    1.9       2.2       1.7       1.1       1.3
                                                 -----     -----     -----     -----     -----
              Total Loans......................  $78.4     $81.2     $71.3     $67.9     $59.8
                                                 =====     =====     =====     =====     =====

     Residential Real Estate. For the year ended December 31, 1996, Pacific originated over $29.7 million of residential real estate loans to Nantucket island home buyers. These loans are made primarily for the construction, purchase or re-finance of detached 1-4 family homes that serve as the primary or secondary residence of the owner.

     The majority of Pacific's residential loan originations are one year adjustable rate mortgages, the pricing of which is a U.S. Treasury security constant index plus a margin. Repricing limitations contain maximum 2% annual and 6% life-of-loan rate caps.

     Pacific originates fixed rate loans under Federal Home Loan Mortgage Corporation ("FHLMC") standards or other private organization's standards, for resale in the secondary mortgage market. These standards include guidelines for ratios, credit, income, loan to value, appraisals, closing requirements, and similar standards. Loans which do not meet the "standard" secondary market guidelines may be approved under special products provided by Pacific or others, which allow less stringent underwriting guidelines.

     Residential loans are written for a term not to exceed thirty years and are made as construction or permanent loans, typically for amounts up to 80% of appraised value. In all cases where a loan is approved in which the loan to value ratio exceeds 80%, private mortgage insurance is required on such excess. Pacific does not currently offer loans on properties when the loan to value ratio exceeds 95%.

     Under customary FHLMC arrangements, loans sold to FHLMC are with recourse to Pacific in the event of noncompliance with FHLMC underwriting and documentation requirements or foreclosure resulting from a delinquency that began within four months of origination. At December 31, 1996, Pacific had no loans held for sale identified in its portfolio.

     Commercial Real Estate and Construction Loans. Pacific finances owner and non-owner occupied commercial buildings. Commercial real estate loans generally have a maximum loan to value ratio of 80% and a maximum term of 25 years. Loans are priced based on a variable rate, require a debt coverage ratio of 1.0 to 1.2:1 and are typically guaranteed by the principals and/or the corporate entity owning the building. Pacific also originates loans to fund the construction of commercial buildings. In order to determine the value of the real estate property, an appraisal report is required. Such appraisals are reviewed by Pacific's credit department. Where deemed appropriate, Pacific also undertakes a level of environmental due diligence prior to entering into commercial loan transactions. Pacific also makes use of the loan programs of the Small Business Administration ("SBA") when financing commercial real estate, pursuant to which the SBA will guarantee a significant portion of a loan originated in compliance with SBA standards.

     Commercial Loans. Pacific makes secured and unsecured loans to businesses that are sole proprietorships, partnerships and corporations. These loans typically range in size from approximately $5,000 to $100,000. In-depth credit analysis precedes the originating of each loan. Analyzing a potential loan requires careful consideration of (1) the character of the borrower's business,
(2) the borrower's financial condition
and cash flow as reflected in current financial statements, (3) the borrower's management capability, (4) the borrower's industry, and (5) the economic environment in which the loan will be repaid.

     Many of the loans made by Pacific are secured, but collateral is not considered a substitute for the borrower's ability to pay. Collateral is taken as a way to provide a backup source of repayment. Cash flow is the primary source of repayment while collateral is a secondary source of repayment.

     The quality and liquidity of collateral are important and must be confirmed before the loan is made. Securities are margined so that money received from the collateral under liquidation conditions will be sufficient to repay the loan. Personal guarantees are required on almost all loans. Loans are typically priced at variable rates based on the Prime Rate published by the Wall Street Journal ("Prime").

     Commonly requested commercial loans include short-term single payment loans, commercial lines of credit and term loans for specific asset acquisitions. Pacific also makes use of SBA programs to lend to small businesses.

     Consumer Loans. Pacific offers a wide range of consumer loans including personal secured loans, home equity lines of credit, second mortgage loans, credit cards, as well as auto and boat loans.

     Pacific offers home equity lines of credit in amounts up to 70% of the appraised value of the property less the first mortgage balance for terms of up to 30 years. The lines of credit are written on an adjustable rate basis at the rate of 2.0% over Prime, adjusted yearly as Prime changes. There were no such loans in Pacific's total loan portfolio at December 31, 1996.

     Credit Risk Management. The management of credit risk occurs as an on-going function that begins with the underwriting of a loan at its inception and adherence to Pacific's loan policies and procedures and continues through the life of a loan through the portfolio management efforts of the lending staff. All members of the lending staff are tasked with monitoring and identifying changes in the economy or in a borrower's business which may affect the ability of the borrower to repay his/her loan or impact the value of collateral securing the loan. Pacific assures that the proper amount of due diligence and management attention occurs in the process of managing credit risk through several established policies and procedures. These include a well-defined loan approval process that requires dual signatures on all loans and has defined lending authorities for individual lenders, a loan committee made up of 5 members of the Pacific Bank Board on a rotating basis and, ultimately, the full Pacific Bank Board. Another credit management practice is a weekly meeting of the officers in the loan department to discuss and evaluate delinquencies which are reported monthly to the Pacific Bank Board.

     Maturities & Sensitivities of Loans to Changes in Interest Rates.

     The following table presents the maturities and interest rate sensitivity, based on original contractual terms, of loans outstanding at December 31, 1996:

                                                            REPRICING DATE
                                      -----------------------------------------------------------
                                      1 DAY TO     3 MO. TO       12 MOS.        OVER
                                      3 MONTHS     12 MONTHS     TO 5 YEARS     5 YEARS     TOTAL
                                      --------     ---------     ----------     -------     -----
                                                             (IN MILLIONS)
        Fixed.......................    $4.3         $ 9.5          $1.9         $ 4.3      $20.0
        Floating....................     3.8          54.6                                   58.4
                                        ----         -----          ----          ----      -----
                  Total Loans.......    $8.1         $64.1          $1.9         $ 4.3      $78.4
                                        ====         =====          ====          ====      =====

     Nonperforming Assets.

     Nonperforming assets are defined as loans on nonaccrual status, modified loans, and other real estate owned. Pacific classifies loans as nonaccrual when the loan is past due 90 days or more as to principal or interest except those loans which, in management's judgment, are fully secured and in process of collection. When a loan is placed on nonaccrual status, all previously accrued but uncollected interest is reversed against current period income. The loan remains on nonaccrual status until the borrower has brought the loan current and demonstrated the ability to make future payments of principal and interest as scheduled or the loan is deemed to be uncollectible and is charged off against the allowance for possible loan losses (the "ALLL").

     Other real estate owned ("OREO") is real estate that has been acquired through foreclosure.

     The following table shows the composition of nonperforming assets for the five years ended as indicated:

                                                                DECEMBER 31
                                              ------------------------------------------------
                                                1996      1995      1994      1993      1992
                                              --------   -------   -------   -------   -------
                                                           (DOLLARS IN THOUSANDS)
    Nonaccrual loans........................  $    584   $ 1,001   $ 1,699   $ 2,039   $ 4,215
    OREO, net...............................                           299       592     2,097
                                              --------   -------   -------   -------   -------
    Total nonperforming assets..............  $    584   $ 1,001   $ 1,998   $ 2,631   $ 6,312
                                              ========   =======   =======   =======   =======
    Loans past due 90 days or more and
      still accruing........................                       $    88             $    28
    Percentage of nonperforming assets to
      total loans & OREO....................       .74%     1.23%     2.79%     3.84%    10.21%
    Nonperforming assets to total assets....       .57%     1.03%     2.04%     2.81%     6.73%
    ALLL to nonaccrual loans................       402%      223%      127%      115%       61%
    Total assets............................  $102,373   $97,619   $98,179   $93,520   $93,778

SUMMARY OF LOAN LOSS EXPERIENCE

     The ALLL is maintained at a level which management considers adequate to absorb potential losses in the loan portfolio. At December 31, 1996, Pacific maintained an allowance of approximately 3.0% of its outstanding loans.

     ALLL is increased by provisions charged to operations, and realized losses, net of recoveries, are charged directly to the allowance. The allowance is an estimate, and ultimate losses may vary from current estimates. As adjustments become necessary, they are reported in the results of operations of the periods in which they become known.

     The following table summarizes the activity in Pacific's ALLL for the five years ended as indicated:

                                                                 DECEMBER 31
                                               -----------------------------------------------
                                                1996      1995      1994      1993      1992
                                               -------   -------   -------   -------   -------
                                                           (DOLLARS IN THOUSANDS)
    Balance of ALLL at beginning of year.....  $ 2,231   $ 2,158   $ 2,355   $ 2,589   $ 2,368
    Provision charged to expense.............                                    348       852
                                               -------   -------   -------   -------   -------
    Balance of ALLL after provision..........    2,231     2,158     2,355     2,937     3,220
                                               -------   -------   -------   -------   -------
    Loans charged off........................      (22)      (25)     (299)     (783)   (1,010)
    Loan recoveries..........................      140        98       102       201       379
                                               -------   -------   -------   -------   -------
    Balance of ALLL at end of year...........  $ 2,349   $ 2,231   $ 2,158   $ 2,355   $ 2,589
                                               =======   =======   =======   =======   =======
    Amount of loans outstanding at end of
      year...................................  $78,463   $81,224   $71,349   $67,887   $59,753
    Average amount of loans outstanding......  $78,195   $78,143   $68,177   $63,316   $62,997
    Ratio of net charge-offs (recoveries)
      during year to average loans
      outstanding............................     (.15)%    (.09)%     .29%      .92%     1.00%
    ALLL as percent of loans outstanding at
      end of year............................     2.99%     2.75%     3.02%     3.47%     4.33%

INVESTMENT SECURITIES

     The investment portfolio is used to meet seasonal liquidity demands, provide a reasonable rate return commensurate with safety of principal, pledging and interest sensitivity concerns. Portfolio securities include

U.S. Treasury and government agency obligations as well as non-marketable membership equity securities of the Reserve Bank and the Federal Home Loan Bank of Boston (the "FHLB").

     At December 31, 1996, Pacific's investment portfolio totaled $17.3 million, of which $16.7 million was classified as held-to-maturity and $547 thousand was classified as available-for-sale, equalling in total approximately 17% of total assets. Investment securities with a carrying value of $5.5 million at December 31, 1996 have been pledged to collateralize various liabilities.

     Pacific, during its peak season, notably May through September, purchases planned, seasonal liquidity securities comprised of U.S. Treasury and government agency issues whose maturities coincide with anticipated seasonal deposit outflow. At March 31, 1997, Pacific's investment portfolio totaled $5.7 million, a decrease of $11.6 million, from December 31, 1996, as such U.S. Treasury and government agency issues matured and were used to fund anticipated seasonal deposit outflow and additional loan growth in the residential mortgage loan portfolio as a result of Pacific's special adjustable rate program.

     The following table shows a comparison of the amortized costs and fair values (based on quoted market prices) of investment securities held-to-maturity as at December 31, 1996 and 1995.

                                                               GROSS           GROSS
                                              AMORTIZED     UNREALIZED      UNREALIZED       FAIR
    1996                                        COST           GAINS          LOSSES         VALUE
                                              ---------     -----------     -----------     -------
                                                                 (IN THOUSANDS)
      U.S. Treasury.........................   $ 3,445          $29             $ 3         $ 3,471
      U.S. government agencies..............    13,084            5              11          13,078
      Other.................................       187                                          187
                                               -------          ---             ---         -------
              Total.........................   $16,716          $34             $14         $16,736
                                               =======          ===             ===         =======
    1995
      U.S. Treasury.........................   $ 1,099          $17                         $ 1,116
      U.S. government agencies..............     3,998            4             $ 4           3,998
      Other.................................       187                                          187
                                               -------          ---             ---         -------
              Total.........................   $ 5,284          $21             $ 4         $ 5,301
                                               =======          ===             ===         =======

     The amortized cost and fair value of investment securities at December 31, 1996 and 1995 are summarized as follows:

                                                          1996                      1995
                                                  ---------------------     --------------------
                                                  AMORTIZED      FAIR       AMORTIZED      FAIR
                                                    COST         VALUE        COST        VALUE
                                                  ---------     -------     ---------     ------
                                                                  (IN THOUSANDS)
    Less than one year..........................   $11,986      $11,986      $ 2,099      $2,120
    One to five years...........................     4,543        4,563        2,998       2,994
    More than five years........................       187          187          187         187
                                                   -------      -------      -------      ------
              Total.............................   $16,716      $16,736      $ 5,284      $5,301
                                                   =======      =======      =======      ======

     Pacific's investments are subject to Pacific's internal policies and to federal regulations that govern the types and amount of investment securities that Pacific may purchase and hold. All proposed investment purchases are reviewed by the Asset/Liability Management Committee and ratified by the full Pacific Bank Board.

DEPOSITS

     Deposits are Pacific's primary source of funds for lending and for purchasing investment securities. Core deposit growth has occurred during Pacific's one hundred and ninety-four years of operations, with seasonal deposit increases primarily attributable to island merchant and tourist activity.

     Each of Pacific's borrowers is encouraged to develop a full banking relationship. Pacific sets interest rates on its various types of deposit accounts based on an examination of island competition, mainland market conditions and in conformity with prudent banking practices.

     At December 31, 1996, Pacific's outstanding time deposits had scheduled maturities as follows (in thousands):

                1997...............................................  $12,934
                1998...............................................      801
                1999 and thereafter................................    1,691
                                                                     -------
                                                                     $15,426
                                                                     =======

SHORT-TERM BORROWINGS

     Short-term borrowings may include FHLB borrowings, Reserve Bank seasonal borrowings and federal funds purchases. Pacific Bank has been a member of the FHLB since November 1991. All borrowings from the FHLB are secured under a general blanket lien, listing or delivery basis. Pacific Bank, in 1996 and 1995, has borrowed from the FHLB on a general lien status. At December 31, 1996, Pacific Bank had no outstanding short-term borrowings.

     In March 1994, through the auspices of the FHLB's Community Investment Fund
(CIF) Program, a program designed to assist members in their efforts to rehabilitate, redevelop, and revitalize the communities they serve, Pacific Bank borrowed $190 thousand to match-fund an affordable housing transaction. The fixed-rate (7.16%) borrowing and related mortgage amortize on a twenty-year schedule. At December 31, 1996 and 1995, the long-term, fixed-rate borrowing balance was $179 thousand and $182 thousand, respectively.

     Pacific Bank is a member of the Reserve Bank and is eligible, when applicable, to borrow short-term funds on a preauthorized, seasonal borrowing line basis. Pacific Bank did not access this borrowing line in either 1996 or 1995. Borrowed funds are an alternative source of funds that have neither reserve requirements nor Federal Deposit Insurance Corporation ("FDIC") insurance costs.

EMPLOYEES

     At December 31, 1996, Pacific had 49 full-time equivalent employees. None of the employees are covered by a collective bargaining agreement. In addition to cash compensation, Pacific compensates its employees with health insurance, on a shared-cost basis, accident insurance, vacation and sick leave, and other normal fringe benefits.

EFFECTS OF ENVIRONMENTAL PROTECTION LAWS

     Pacific, to the best of its knowledge, is not aware of any facts relating to its present loan portfolio that reasonably indicate that compliance by Pacific with federal, state or local provisions relating to the protection of the environment will have an material adverse effect on the financial resources, earnings or competitive position of Pacific.

PROPERTIES

     Pacific's head office location of 61 Main Street, Nantucket, Massachusetts, was constructed in 1818. Pacific provides full service banking services at its Main Street location and its full service branch office at Sparks Avenue, Nantucket, which was approved for operation by the OCC in 1979. The Pacific head office location and Pacific's branch office are owned by Pacific. Pacific provides customers with automated teller machines located at 61 Main Street and on leased property at Steamship Wharf, an A&P Supermarket and a Stop & Shop Supermarket and leases office space in the Nantucket Commons for its loan department. Additionally, Pacific owns two commercially zoned property lots totaling three quarters of an acre in combined area.

     Pacific believes its current facilities are adequate to meet its present and immediately foreseeable needs.

LEGAL PROCEEDINGS

     Neither Pacific nor Pacific Bank is involved in any legal proceeding except for routine litigation incidental to the business of banking, none of which is expected to have a material adverse effect on the financial resources, earnings or competitive position of Pacific.

REGULATION AND SUPERVISION

     Bank holding companies and banks operate in a highly regulated environment and are subject to extensive supervision and examination by several federal regulatory agencies. Pacific is subject to the BHCA and to regulation and supervision by the Federal Reserve Board. Pacific Bank, a national banking association, is subject to regulation and supervision by the OCC. Federal laws and regulations govern numerous matters, including changes in the ownership or control of banks and bank holding companies, maintenance of adequate capital and the financial condition of a financial institution, permissible types, amounts and terms of extensions of credit and investments, permissible non-banking activities, the level of reserves against deposits, and restrictions on dividend payments. The Federal Reserve Board, OCC and FDIC possess cease and desist powers to prevent or remedy unsafe or similar unsound practices or violations of law by bank holding companies and national banks. These and other restrictions limit the manner in which Pacific and Pacific Bank may conduct business and obtain financing. Furthermore, the commercial banking business is affected not only by general economic conditions, but also by the monetary policies of the Federal Reserve Board. Changes in monetary or legislative policies may affect the interest rates Pacific Bank must offer to attract deposits and the interest rates it must charge on its loans, as well as the manner in which it offers deposits and makes loans. These monetary policies have had, and are expected to continue to have, significant effects on the operating results of commercial banks, including Pacific Bank.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF PACIFIC'S
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Pacific is a closely-held Massachusetts business corporation formed on November 23, 1984 under the laws of The Commonwealth of Massachusetts for the purpose of becoming a bank holding company. The principal asset of Pacific is all of the outstanding capital stock of its wholly-owned subsidiary, Pacific Bank, a federally chartered national bank.

     The business of Pacific Bank consists primarily of attracting deposits from the general public through its offices and originating loans secured by mortgages on residential and commercial properties in its sole market area, the island of Nantucket, Massachusetts, as well as commercial business loans and consumer loans.

     The operating results of Pacific depend primarily upon its net interest income, which is determined by the difference between interest on interest-earning assets, principally loans and investment securities, and interest expense on interest-bearing liabilities, which principally consist of transaction and term deposits. Pacific's net income also is affected by its level of other income, including service charges on deposit accounts and fee income from loan generation, and its other expenses, such as salaries and employee benefits, occupancy expense, equipment expense, miscellaneous other expenses and income tax expense.

CHANGES IN FINANCIAL CONDITION

     General. At March 31, 1997, Pacific's assets totaled $101.0 million as compared to $102.4 million at December 31, 1996.

     At December 31, 1996, Pacific's assets totaled $102.4 million, as compared to $97.6 million at December 31, 1995. The $4.8 million or 4.9% increase in total assets during 1996 was primarily attributable to increases in the investment portfolio, which were partially offset by a decline in total loans due to customer preference for fixed rate mortgage financing which Pacific originates but does not retain in its portfolio for interest rate sensitivity purposes.

     Cash, Interest-Bearing Deposits and Federal Funds Sold. At March 31, 1997, cash, interest-bearing deposits with other banks and federal funds sold equaled $10.1 million, an increase of $3.7 million from $6.4 million at December 31, 1996. This increase was largely attributable to scheduled maturities of investment securities.

     Cash, interest-bearing deposits with other banks and federal funds sold amounted to, in the aggregate, $6.4 million and $10.6 million at December 31, 1996 and 1995, respectively. The 1996 decrease in federal funds sold was due to management's decision to invest its excess funds into higher yielding investment portfolio securities with seasonally scheduled maturities.

     Investment Securities. At March 31, 1997, the investment securities held-to-maturity portfolio totaled $5.7 million, as compared to $16.7 million at December 31, 1996. The decrease of $11.0 million in the investment securities portfolio was attributable to the maturity of certain U.S. Treasury and government agency securities which funded anticipated seasonal deposit outflow. During Pacific's peak summer season of July through September, it purchases planned, seasonal liquidity securities in anticipation of deposit outflow during Pacific's off-season.

     As of December 31, 1996 and 1995, held-to-maturity investment securities amounted to $16.7 million and $5.3 million, respectively. The $11.4 million or 215% increase during 1996 reflected management's decision to seek a higher yield with respect to a portion of its seasonal excess liquidity.

     Pacific also holds non-marketable equity securities as a result of Pacific Bank's membership participation in the Reserve Bank and the FHLB. As of March 31, 1997, December 31, 1996 and 1995, these non-marketable equity securities amounted to $707 thousand, $707 thousand and $669 thousand, respectively.

     Loans. At March 31, 1997, total loans were $84.9 million, compared to $78.4 million at December 31, 1996. The increase in loans was largely attributable to Pacific's offer of a special, adjustable rate mortgage program which included no points and no application fee features. Of the $6.5 million increase in the total loan portfolio, $5.8 million represents growth in the residential and commercial real estate loan portfolios.

     Total loans were $78.4 million at December 31, 1996, as compared to $81.2 million at December 31, 1995. The $2.8 million decrease in net loans was primarily the result of fixed rate loan originations and aggregate loan principal reductions and loans sold during the year exceeding adjustable rate mortgage originations retained in portfolio.

     At December 31, 1996, $61.1 million or 77.9% of Pacific's total loans consisted of residential real estate loans, compared to $67.8 million or 83.5% at December 31, 1995. For the same respective periods, there were $13.4 million or 17.1% and $9.2 million or 11.3% of commercial and construction real estate loans, $3.9 million or 5.0% and $4.2 million or 5.2% of commercial, consumer and other loans (consisting primarily of secured and unsecured loans for commercial and business purposes). Substantially all of Pacific's mortgage loans are secured by real estate located on Nantucket. Management believes that concentration risk associated with collateral concentration is mitigated by diversification of borrower profile.

     At March 31, 1997, $568 thousand, or .7% of the total loan portfolio consisted of nonaccrual loans and all modified loans, deemed to be impaired loans, compared to $584 thousand, or .7%, at December 31, 1996 and $1.0 million or 1.2% of total loans at December 31, 1995. There were no charge-offs of impaired loans during 1996 or 1995. The amount of interest income recorded for nonaccrual loans would have been $46 thousand and $86 thousand in 1996 and 1995, respectively, if nonaccrual loans had performed in accordance with their original terms. Actual interest income recorded on these loans was $37 thousand and $81 thousand in 1996 and 1995, respectively.

     Allowance for Possible Loan Losses. At March 31, 1997, the allowance for possible loan losses was $2.5 million, as compared to $2.3 million at December 31, 1996. At December 31, 1996 and 1995, the allowance for possible loan losses was $2.3 million and $2.2 million, respectively. No provisions for possible loan losses were made during 1996 and 1995. The increase in the allowance reflects the net difference between loans charged-off and loan recoveries. Loans charged-off amounted to $22 thousand and $25 thousand, with loan recoveries of $140 thousand and $98 thousand in 1996 and 1995, respectively.

     Deposits. Retail deposits are the major source of the funds for lending and other investment purposes. Individual, commercial and municipal deposits are attracted principally from customers on the island of Nantucket through the offering of a broad selection of deposit instruments, including demand deposits, regular saving, NOW accounts, money market accounts and time deposits ranging in terms from 90 days to five years. Included among these deposit products are time deposits with balances of $100,000 or more which amounted to $1.5 million, or 1.7% of total deposits at March 31, 1997 and $2.0 million or 2.2% of the total deposits at December 31, 1996. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors.

     At March 31, 1997, deposits totaled $88.7 million, a decrease of $1.6 million, or 1.8% over the December 31, 1996 total of $90.3 million. At December 31, 1996 deposits totaled $90.3 million, as compared to $86.8 million at December 31, 1995. The $3.5 million or 4% increase in deposits during 1996 was primarily due to an increase in transactional account balances, particularly demand deposit and money market balances, which was partially offset by a $1 million or 2.2% decline in regular savings and NOW account balances.

     Short-Term Borrowings. Pacific may use federal funds purchased or other similar wholesale fund purchases to supplement its supply of lendable funds, to meet seasonal deposit withdrawals, loans and other business purposes. Pacific Bank has been a member of the FHLB since November 1991. All borrowings from FHLB are secured under a general blanket lien, listing or delivery basis, depending upon, among other things, the member's ratio of tangible capital to assets. Pacific Bank has borrowed from the FHLB on a general lien status, with borrowings secured by certain qualified collateral, defined principally as 90% of the carrying value of U.S. Government and Agency obligations and 75% of the carrying value of residential mortgage loans. At March 31, 1997, December 31, 1996 and 1995, Pacific Bank had no short-term borrowings outstanding.

     Annually, Pacific Bank applies for a seasonal borrowing line available through the Reserve Bank, a program specifically designed to accommodate member banks whose deposits reflect a recurring, seasonal pattern. Historically, the Reserve Bank has granted Pacific Bank borrowing privileges during the months from January through August on a variable, market-rate overnight basis. As of March 31, 1997, Pacific Bank had not accessed this borrowing line.

     Shareholders' Equity. At March 31, 1997, shareholders' equity was $11.2 million, an increase of $.2 million from $11.0 million at December 31, 1996. The $.2 million increase is the difference between $328 thousand of net income recognized during the period and $73 thousand of dividends declared and paid during the period.

     Pacific's shareholders' equity was $11.0 million at December 31, 1996, compared to $9.8 million at December 31, 1995. This $1.2 million or 11.7% increase was due to $1.7 million of net income recognized during the year, partially offset by $573 thousand of dividends declared and paid during the year.

RESULTS OF OPERATIONS

     General. Pacific reported net income of $328 thousand for the quarter ending March 31, 1997 as compared to $375 thousand in the period ending March 31, 1996. The $47 thousand or 12.5% decline in net income is principally attributable to a $58 thousand decline in net interest income, due to portfolio loans refinancing at lower interest rates and a $42 thousand decline in total noninterest income due to Pacific's offering of a no points, no application fee adjustable rate mortgage program.

     Pacific reported net income of $1.7 million, $1.4 million and $1.0 million for 1996, 1995 and 1994, respectively. Net income increased $341 thousand or 24.7% during 1996. Increases of 8.9% in total interest and dividend income and 13.4% in total noninterest income exceeded the 5.4% and 5.2% increases in total interest expense and total noninterest expense, respectively, in 1996 as compared to 1995.

     Net Interest Income. Net interest income for the period ending March 31, 1997 declined $58 thousand from March 31, 1996, largely owing to lower loan earning yields and slightly higher interest expense due to a 6.8% deposit volume increase. During the year ended December 31, 1996, interest income increased $673 thousand, or 8.9%, from the prior year, primarily due to higher earning rates on loans and increased investment securities balances, while total interest expense, reflecting higher deposit balances, rose a modest $105 thousand or 5.4%. At December 31, 1996, the $6.7 million volume decline in residential mortgage balances was offset by the $4.2 million volume gain in commercial and construction balances, as compared to the balance at December 31, 1995. For the year 1996, net interest income increased $568 thousand or 10.2%. For the year 1995, net interest income increased $864 thousand or 18.4% to $5.6 million over 1994's $4.7 million level.

     Provision for Possible Loan Losses. Provisions for loan losses are charged to earnings to bring the total allowance to a level considered appropriate by management and the Pacific Board based on historical experience, the volume and type of lending, the status of past due principal and interest payments, general economic conditions, particularly as they relate to Pacific's market area, and other factors related to the collectability of Pacific's loan portfolio.

     At March 31, 1997 and 1996, no provisions were made to the allowance for possible loan losses. At December 31, 1996, Pacific's allowance for possible loan losses amounted to $2.3 million, or 3.0%, of total loans, as compared to $2.2 million, or 2.7%, and $2.2 million, or 3.0%, at December 31, 1995 and 1994, respectively. At December 31, 1996, Pacific's allowance amounted to 402.2% of impaired loans, as compared to 222.9% and 127.0% at December 31, 1995 and 1994, respectively. No provisions for possible loan losses were made during 1996, 1995 and 1994. Although management and the Pacific Board believe that the balance of the loan loss allowance is adequate to absorb any reasonably foreseeable loan losses, there can be no assurance that future provisions for loan losses will not be necessary based on the performance of the loan portfolio or future lending activities.

     Other Income. Noninterest income, comprised of service charges on deposits and other service charges, commissions and fees declined $42 thousand in the period ending March 31, 1997 as compared to March 31,

1996. The decline was due to a no points loan offering during the first quarter of 1997. Noninterest income increased $178 thousand or 13.4% through December 31, 1996 from the $1.3 million level at December 31, 1995. Noninterest income for 1994 was $1.5 million.

     Other Expense. Noninterest expense was essentially unchanged at $1.0 million through March 31, 1997 as compared to $1.0 million for the three months ended March 31, 1996. Noninterest expense is comprised primarily of salaries, employee benefits, equipment and data processing fees, professional, legal, occupancy and other fees. In 1996, salaries and employee benefits increased $386 thousand, or 22.1% compared to 1995, due in part to a 16.7% increase in the number of full time employees which totaled 49 at December 31, 1996. Reductions in professional, legal, occupancy and other expense categories moderated the increase in total noninterest expense to $234 thousand, or 5.2%, to $4.7 million through December 31, 1996 from $4.4 million at December 31, 1995 as compared to $4.6 million at December 31, 1994.

     Income Taxes. The provision for income taxes at March 31, 1997 was $237 thousand as compared to $296 thousand at March 31, 1996. Pacific incurred provision for income tax expense of $1.2 million, $1.0 million and $600 thousand during 1996, 1995 and 1994, respectively, reflecting an effective combined tax rate of 41.0%, 42.5% and 37.4%, during the respective periods. Pacific accounts for income taxes in accordance with the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

     Liquidity and Commitments. Pacific's liquidity, represented by cash and cash equivalents, is a product of its operating, investing and financing activities. Primary sources of funds are deposits, short-term borrowings, amortization and prepayment of outstanding loans, maturities of investment securities and other short term investments and sales of loans. Although scheduled loan amortization and maturing investment securities and other short-term investments are relatively predictable sources of funds, deposit flows are highly seasonal and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. Liquidity management is both a daily and long-term function of business management. Excess liquidity is generally invested in short term investments such as federal funds sold and U.S. Government and agency securities of three months to less than one year duration.

     Pacific uses its sources of funds primarily to meet its ongoing commitments, to pay maturing time deposits and savings withdrawals, fund loan commitments and maintain a portfolio of investment securities.

     Pacific's commitments and conditional obligations include commitments to extend credit, standby letters of credit and various financial guarantees. Management uses the same credit policies in making commitments and conditional obligations as it does for loans. Collateral consists predominantly of residential and commercial real estate and personal property. At March 31, 1997, Pacific Bank's credit commitments and conditional obligations totaled $23.6 million compared to $13.3 million at March 31, 1996. The $10.3 million, or 77%, increase was principally the result of an $8.4 million increase in residential mortgage commitments, a $1.2 million increase in commercial mortgage commitments and a $900 thousand increase in seasonal borrowing line commitments over the March 31, 1996 period. Credit commitments and conditional obligations involving Pacific's reserve checking facility, letters of credit and credit cards remained essentially unchanged from March 31, 1996 to March 31, 1997.

     At December 31, 1996, Pacific's credit commitments and conditional obligations totaled $27.3 million of which $13.6 million or 49.8% were residential mortgage loan commitments. At December 31, 1995, Pacific's credit commitments and conditional obligations totaled $17.9 million of which $7.2 million or 40.2% were residential loan commitments. All outstanding commitments to extend credit, except for unadvanced portions of cash reserve loans, were variable-rate arrangements.

                                    EXPERTS

     The consolidated financial statements of BankBoston and subsidiaries, as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in BankBoston's 1996 Annual Report to Stockholders and in Exhibit 13 to BankBoston's 1996 Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated herein by reference in reliance upon the reports set forth therein of Coopers & Lybrand L.L.P., independent accountants, and upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Pacific as of December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996, included in the Registration Statement, have been included in the Registration Statement in reliance upon the report of Arthur Andersen LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     The validity of the BankBoston Common Stock offered hereby will be passed upon for BankBoston by Gary A. Spiess, General Counsel. As of August 1, 1997, Mr. Spiess had a direct or indirect interest in 28,577 shares of BankBoston Common Stock and had options to purchase an additional 61,723 shares, of which options to purchase 47,348 shares will be exercisable within 60 days after August 1, 1997.

     The Affiliation Agreement provides as a condition to Pacific's obligation to consummate the Merger that it receive the opinion of its counsel Choate, Hall & Stewart, substantially to the effect, among other things, that, for federal income tax purposes, the Affiliation Agreement and the transactions contemplated thereby constitute a reorganization as described in Section 368(a) of the Internal Revenue Code and if the Merger is consummated in accordance with the Affiliation Agreement and certain instruments described therein, no gain or loss will be recognized by the stockholders of Pacific who exchange their shares of Pacific Common Stock solely for shares of BankBoston Common Stock pursuant to the Merger (except with respect to cash received by dissenting stockholders and in lieu of a fractional interest in BankBoston Common Stock). The Affiliation Agreement also provides as a condition to BankBoston's obligation to consummate the Merger that it receive the opinion of its counsel, Bingham Dana & Gould LLP, substantially to the effect, among other things, that, for federal income tax purposes, the Affiliation Agreement and the transactions contemplated thereby constitute a reorganization as described in Section 368(a) of the Internal Revenue Code and addressing such other substantial federal income tax effects of such transactions as BankBoston may reasonably require and which are customary in transactions of a like character. See "The Merger -- Certain Federal Income Tax Consequences."

                          PACIFIC NATIONAL CORPORATION
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                         PAGE
                                                                                         ----
Report of Independent Accountants.....................................................    F-2
Financial Statements of Pacific National Corporation
  Consolidated Balance Sheets as of December 31, 1995
     and 1996 and March 31, 1997 (unaudited)..........................................    F-3
  Consolidated Statements of Operations for the years ended December 31, 1994, 1995
     and 1996 and for the three months ended March 31, 1996 and 1997 (unaudited)......    F-4
  Consolidated Statements of Changes in Shareholders' Equity for the years ended
     December 31, 1994, 1995 and 1996 and for the three months ended March 31, 1997
     (unaudited)......................................................................    F-5
  Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1995
     and 1996 and for the three months ended March 31, 1996 and 1997 (unaudited)......    F-6
  Notes to Consolidated Financial Statements..........................................    F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
PACIFIC NATIONAL CORPORATION:

     We have audited the accompanying consolidated balance sheets of Pacific National Corporation (a Massachusetts corporation) and subsidiary (the Company) as of December 31, 1995 and 1996, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pacific National Corporation and subsidiary as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 14, 1997

                  PACIFIC NATIONAL CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                AT DECEMBER 31,
                                                              -------------------    AT MARCH 31,
                                                               1995        1996          1997
                                                              -------    --------    ------------
                                                                                     (UNAUDITED)
                                             ASSETS
Cash and Due From Banks.....................................  $ 3,411    $  4,677      $  5,064
Federal Funds Sold..........................................    7,100       1,650         4,950
Interest-Bearing Deposits...................................      123         103           105
Investment Securities Held-to-Maturity, Market Value of
  $5,301 in 1995, $16,736 in 1996 and $5,704 in 1997 (Notes
  2 and 3)..................................................    5,284      16,716         5,736
Loans, net of allowance for possible loan losses of $2,231
  in 1995, $2,349 in 1996 and $2,463 in 1997 (Notes 2 and
  4)........................................................   78,993      76,114        82,410
Federal Home Loan Bank Stock (Note 6).......................      509         547           547
Bank Premises and Equipment, net (Notes 2 and 5)............      844         901           889
Accrued Interest Receivable.................................      520         755           526
Other Real Estate Owned, net of valuation reserve of $172 in
  1995, 1996 and 1997.......................................       --          --            --
Other Assets (Notes 8 and 9)................................      835         910           821
                                                              -------    --------      --------
                                                              $97,619    $102,373      $101,048
                                                              =======    ========      ========
                              LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits (Note 7):
     Demand.................................................  $13,274    $ 15,779      $ 13,434
     Savings and NOW........................................   47,006      45,971        46,753
     Money market...........................................   11,719      13,173        12,581
     Certificates of deposit over $100......................    2,169       2,047         1,460
     Other time deposits....................................   12,673      13,379        14,478
                                                              -------    --------      --------
          Total deposits....................................   86,841      90,349        88,706
                                                              -------    --------      --------
Federal Home Loan Bank/Stock Borrowings (Note 6)............      182         179           176
Other Liabilities...........................................      762         860           926
                                                              -------    --------      --------
          Total liabilities.................................   87,785      91,388        89,808
                                                              -------    --------      --------
Commitments and Contingencies (Note 11)
Shareholders' Equity (Note 10):
     Cumulative preferred stock -- Class A, $1.00 par value
       -- Authorized and unissued -- 50,000 shares..........       --          --            --
       Class B, $1.00 par value -- Authorized and unissued
          -- 50,000 shares..................................       --          --            --
     Common stock, $1.00 par value -- Authorized --
       1,000,000 shares; Issued and outstanding -- 487,761
       shares...............................................      488         488           488
     Surplus................................................    4,888       4,888         4,888
     Retained earnings......................................    4,458       5,609         5,864
                                                              -------    --------      --------
          Total shareholders' equity........................    9,834      10,985        11,240
                                                              -------    --------      --------
                                                              $97,619    $102,373      $101,048
                                                              =======    ========      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                  PACIFIC NATIONAL CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
       AND FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997 (UNAUDITED)
               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                                THREE MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,             MARCH 31,
                                             ------------------------------   ----------------------
                                               1994       1995       1996       1996        1997
                                             --------   --------   --------   --------   -----------
                                                                                   (UNAUDITED)
Interest and Dividend Income:
     Loans (Note 4)......................... $  5,292   $  6,685   $  7,004   $  1,791    $   1,761
     Investment securities..................      968        515        635         77           93
     Other..................................      206        320        554         76           46
                                             --------   --------   --------   --------    ---------
          Total interest and dividend
            income..........................    6,466      7,520      8,193      1,944        1,900
                                             --------   --------   --------   --------    ---------
Interest Expense:
     Deposits...............................    1,753      1,906      2,051        493          507
     Short-term borrowings and subordinated
       debt.................................       16         53         13          3            3
                                             --------   --------   --------   --------    ---------
          Total interest expense............    1,769      1,959      2,064        496          510
                                             --------   --------   --------   --------    ---------
          Net interest income...............    4,697      5,561      6,129      1,448        1,390
Provision for Possible Loan Losses
     (Notes 2 and 4)........................       --         --         --         --           --
                                             --------   --------   --------   --------    ---------
          Net interest income after
            provision for possible loan
            losses..........................    4,697      5,561      6,129      1,448        1,390
                                             --------   --------   --------   --------    ---------
Noninterest Income:
     Service charges on deposits............      545        507        538        130          122
     Other service charges, commissions,
       fees and rental income...............    1,002        818        965        139          105
                                             --------   --------   --------   --------    ---------
          Total noninterest income..........    1,547      1,325      1,503        269          227
                                             --------   --------   --------   --------    ---------
Noninterest Expense:
     Salaries and employee benefits (Note
       9)...................................    1,600      1,743      2,129        482          531
     Professional, legal and other fees.....      550        336        252         --           --
     Occupancy, net.........................      227        313        262         83           51
     Equipment and data processing..........      563        665        703        169          163
     Forms, supplies, postage and freight...      192        198        234         --           --
     Other..................................    1,509      1,222      1,131        312          307
                                             --------   --------   --------   --------    ---------
          Total noninterest expense.........    4,641      4,477      4,711      1,046        1,052
                                             --------   --------   --------   --------    ---------
          Income before provision for income
            taxes...........................    1,603      2,409      2,921        671          565
Provision for Income Taxes (Note 8).........      600      1,026      1,197        296          237
                                             --------   --------   --------   --------    ---------
          Net income........................ $  1,003   $  1,383   $  1,724   $    375    $     328
                                             ========   ========   ========   ========    =========
Earnings per Share (Note 2)................. $   2.06   $   2.84   $   3.53   $    .77    $     .67
                                             ========   ========   ========   ========    =========
Weighted Average Shares Outstanding.........  487,661    487,669    487,761    487,761      487,761
                                             ========   ========   ========   ========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                  PACIFIC NATIONAL CORPORATION AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
           AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                 COMMON STOCK
                                              ------------------                 RETAINED
                                              SHARES      AMOUNT     SURPLUS     EARNINGS      TOTAL
                                              -------     ------     -------     --------     -------
Balance, December 31, 1993..................  487,661      $488      $ 4,886      $2,548      $ 7,922
  Net income................................       --        --           --       1,003        1,003
  Dividends declared........................       --        --           --         (49)         (49)
                                              -------      ----      -------      ------      -------
Balance, December 31, 1994..................  487,661       488        4,886       3,502        8,876
  Net income................................       --        --           --       1,383        1,383
  Dividends paid/declared...................       --        --           --        (427)        (427)
  Issuance of common stock..................      100        --            2          --            2
                                              -------      ----      -------      ------      -------
Balance, December 31, 1995..................  487,761       488        4,888       4,458        9,834
  Net income................................       --        --           --       1,724        1,724
  Dividends paid/declared...................       --        --           --        (573)        (573)
                                              -------      ----      -------      ------      -------
Balance, December 31, 1996..................  487,761       488        4,888       5,609       10,985
  Net income (unaudited)....................       --        --           --         328          328
  Dividends paid/declared (unaudited).......       --        --           --         (73)         (73)
                                              -------      ----      -------      ------      -------
Balance, March 31, 1997 (unaudited).........  487,761      $488      $ 4,888      $5,864      $11,240
                                              =======      ====      =======      ======      =======

  The accompanying notes are an integral part of these consolidated financial statements.

                  PACIFIC NATIONAL CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
       AND FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                                    THREE MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,               MARCH 31,
                                                             ---------------------------------     --------------------
                                                              1994         1995         1996        1996         1997
                                                             -------     --------     --------     -------      -------
                                                                                                       (UNAUDITED)
Cash Flows from Operating Activities:
  Net income...............................................  $ 1,003     $  1,383     $  1,724     $   375      $   328
  Adjustments to reconcile net income to net cash provided
    by operating activities --
    Provision for possible loan losses.....................
    Depreciation...........................................      161          143          152          37           43
    Amortization of fees, discounts and premiums, net......     (136)          62         (149)         19           29
    Write-down of other real estate owned..................        3
    Gain on sale of loans..................................      (20)                      (12)
    Provision for deferred income taxes....................       59           67           26
    Changes in operating assets and liabilities --
      Interest receivable..................................     (125)         146         (235)         23          229
      Interest payable.....................................       (8)          61           62          10          (45)
      Other................................................     (117)        (253)         (72)        184          171
                                                             --------    --------     --------     --------     --------
         Net cash provided by operating activities.........      820        1,609        1,496         648          755
                                                             --------    --------     --------     --------     --------
Cash Flows from Investing Activities:
  Proceeds from maturity of investment securities..........   20,100       15,000        4,129       1,000       10,911
  Purchases of investment securities.......................  (19,482)          (5)     (15,441)        (38)
  Purchase of Federal Home Loan Bank stock.................                                (38)
  (Increase) decrease in loans, net........................   (4,434)     (11,200)       1,110       1,571       (6,229)
  Purchase of bank premises and equipment, net.............     (214)        (348)        (209)        (17)         (31)
  Proceeds from sale of loans..............................      795        1,317        1,837
  Sales of assets acquired in foreclosure proceedings......      347          299
                                                             --------    --------     --------     --------     --------
         Net cash provided by (used in) investing
           activities......................................   (2,888)       5,063       (8,612)      2,516        4,651
                                                             --------    --------     --------     --------     --------
Cash Flows from Financing Activities:
  Net increase (decrease) in demand deposits, NOW accounts,
    money markets and savings accounts.....................    1,987          131        2,924      (4,379)      (2,155)
  Net increase (decrease) in time deposits.................     (547)         624          584         562          512
  Proceeds from issuance of common stock...................                     2
  Increase (decrease) in short-term borrowings.............    2,387       (2,205)          (3)                      (3)
  Dividends paid...........................................                  (427)        (573)        (61)         (73)
  Principal payments under capital lease obligations.......      (24)
                                                             --------    --------     --------     --------     --------
         Net cash provided by (used in) financing
           activities......................................    3,803       (1,875)       2,932      (3,878)      (1,719)
                                                             --------    --------     --------     --------     --------
Increase (Decrease) in Cash and Cash Equivalents...........    1,735        4,797       (4,184)       (714)       3,687
Cash and Cash Equivalents, beginning of period.............    3,979        5,714       10,511      10,511        6,327
                                                             --------    --------     --------     --------     --------
Cash and Cash Equivalents, end of period...................  $ 5,714     $ 10,511     $  6,327     $ 9,797      $10,014
                                                             ========    ========     ========     ========     ========
Supplemental Disclosure of Cash Flow Information:
  Cash paid during the period for --
    Interest...............................................  $ 1,761     $  1,898     $  2,064     $   496      $   510
                                                             ========    ========     ========     ========     ========
    Income taxes paid......................................  $   541     $  1,308     $  1,125     $    90      $   210
                                                             ========    ========     ========     ========     ========
Supplemental Disclosure of Noncash Transactions:
  Sale of other real estate owned financed by the bank.....              $    299
                                                             ========    ========     ========     ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                  PACIFIC NATIONAL CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

(1)  CURRENT OPERATING ENVIRONMENT

     Pacific National Corporation (the Company) and its wholly owned subsidiary, Pacific National Bank of Nantucket (the Bank), serves the island community of Nantucket, Massachusetts. As a result, its marketplace is real estate oriented and primarily driven by tourism. Management believes that certain recent economic factors indicate that the Nantucket economy is stable and, in some instances, improving after a period of inconsistent growth. However, there is still a risk inherent in this geographic concentration due to the lack of diversification in lending activities. Although collateral is predominantly Nantucket real estate, management believes that risk associated with collateral concentration is mitigated by diversification of borrower profiles.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying consolidated financial statements include the accounts of the Company, a bank holding company, and its subsidiary, the Bank. All intercompany transactions have been eliminated in consolidation. The accompanying consolidated financial statements and notes to consolidated financial statements include amounts and disclosures related to March 31, 1996 and 1997. All such interim information is unaudited.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Investment Securities

     The Company accounts for investment securities in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards
(SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, which addresses accounting and reporting for investment and equity securities that have readily determinable fair values and for all investments in debt securities. Under this statement, investments in debt securities may be classified as held-to-maturity and measured at amortized cost only if the Company has the positive intent and ability to hold such securities to maturity. Investments in debt securities that are not classified as held-to-maturity and equity securities that have readily determinable fair values are classified as trading securities or available-for-sale securities. Trading securities are investments purchased and held principally for the purpose of selling in the near term; available-for-sale securities are investments not classified as trading or held-to-maturity. Unrealized holding gains and losses for trading securities are included in earnings; unrealized holding gains and losses for available-for-sale securities are reported as a separate component of shareholders' equity, net of applicable income taxes.

     The Bank has the ability and intent to hold its investment securities to maturity. As a result, investment securities are accounted for at amortized cost. Gains or losses on disposition of securities are determined using the specific-identification method.

  Allowance for Possible Loan Losses

     The allowance for possible loan losses is based on estimates, and ultimate losses may vary from the current estimates. The adequacy of the reserve is evaluated regularly by management. As adjustments become

                  PACIFIC NATIONAL CORPORATION AND SUBSIDIARY necessary, they are reported in operations for the period in which they become known. Factors considered in evaluating the adequacy of the reserve include previous loss experience, current economic conditions and their effect on borrowers, the performance of individual loans in relation to contract terms and the estimated fair values of any collateral held by the bank. Losses are charged against the reserve when management believes that collection is doubtful.

     Key elements of the estimates, including those used in independent appraisals, are dependent upon the economic conditions prevailing at the time the estimates are made. The inherent uncertainties in the assumptions relative to real estate project sales, prices or rental rates and the ability of various borrowers to continue to perform under their current contractual lending arrangements may result in the ultimate realization of amounts on certain loans which are significantly different from the amounts reflected in these consolidated financial statements.

  Income Taxes

     The Bank accounts for income taxes in accordance with the liability method of accounting pursuant to SFAS No. 109, Accounting for Income Taxes. Under the liability method, deferred taxes are recognized for the future consequences of the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates. Deferred income tax expense (benefit) is based on the change in the assets or liabilities from period to period.

  Bank Premises and Equipment

     Bank premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed principally on the straight-line method over the estimated useful lives of the related assets, which range from twenty-five to forty years for buildings and five to seven years for furniture, fixtures and equipment.

  Earnings per Share

     Earnings per share is based on the weighted average number of common shares outstanding during the year.

  Mortgage Servicing Rights

     In May 1995, the FASB issued SFAS No. 122, Accounting for Mortgage Servicing Rights, amended by SFAS No. 125, effective for transfers occurring after December 31, 1996. This statement required a banking enterprise that sells or securitizes loans and retains the mortgage servicing rights to allocate the total cost of the loans to the mortgage servicing rights and the loans based on their relative fair values, if it is practicable to estimate those fair values. If it is not practicable to estimate the fair values of the mortgage servicing rights and loans, the entire cost of acquiring the loans should be allocated to the loans, and no cost should be allocated to the mortgage servicing rights. Any cost allocated to mortgage servicing rights should be recognized as a separate asset. Mortgage servicing rights should be amortized in proportion to and over the period of estimated net servicing income and should be evaluated for impairment based on their fair value. The Bank was required to adopt the new standard on January 1, 1996. The adoption of this standard did not have a significant impact on the Bank's consolidated financial condition or results of operations.

  Statement of Cash Flows

     For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold.

                  PACIFIC NATIONAL CORPORATION AND SUBSIDIARY

(3)  INVESTMENT SECURITIES

     A comparison of the amortized costs and fair values (based on quoted market prices) of investment securities held-to-maturity at March 31, 1997 (unaudited) and December 31, 1996 and 1995 is as follows:

                                                                  GROSS        GROSS
                                                    AMORTIZED   UNREALIZED   UNREALIZED
                                                      COST        GAINS        LOSSES     FAIR VALUE
                                                    ---------   ----------   ----------   ----------
                    MARCH 31, 1997
                    --------------
     U.S. Treasury................................   $ 3,451         --         $  9        $ 3,442
     U.S. Government agencies.....................     2,099         --           23          2,076
     Other........................................       186         --           --            186
                                                     -------       ----         ----        -------
          Total...................................   $ 5,736         --         $ 32        $ 5,704
                                                     =======       ====         ====        =======
                   DECEMBER 31, 1996
                   -----------------
     U.S. Treasury................................   $ 3,445       $ 29         $  3        $ 3,471
     U.S. Government agencies.....................    13,084          5           11         13,078
     Other........................................       187         --           --            187
                                                     -------       ----         ----        -------
          Total...................................   $16,716       $ 34         $ 14        $16,736
                                                     =======       ====         ====        =======
                   DECEMBER 31, 1995
                   -----------------
     U.S. Treasury................................   $ 1,099       $ 17           --        $ 1,116
     U.S. Government agencies.....................     3,998          4         $  4          3,998
     Other........................................       187         --           --            187
                                                     -------       ----         ----        -------
          Total...................................   $ 5,284       $ 21         $  4        $ 5,301
                                                     =======       ====         ====        =======

     For the three-month period ending March 31, 1997 and the years ending December 31, 1996 and 1995, there were no sales of investment securities.

     The amortized cost and fair value of investment securities at March 31, 1997 (unaudited), December 31, 1996 and December 31, 1995 are summarized by maturity as follows:


                                                                            DECEMBER 31,
                                         MARCH 31,         -----------------------------------------------
                                           1997                     1996                     1995
                                  ----------------------   ----------------------   ----------------------
                                  AMORTIZED                AMORTIZED                AMORTIZED
                                    COST      FAIR VALUE     COST      FAIR VALUE     COST      FAIR VALUE
                                  ---------   ----------   ---------   ----------   ---------   ----------
     Less than one year.........    $1,000      $  989      $11,986     $ 11,986      $2,099      $2,120
     One to five years..........     4,574       4,543        4,543        4,563       2,998       2,994
     More than five years.......       162         162          187          187         187         187
                                    ------      ------      -------      -------      ------      ------
          Total.................    $5,736      $5,704      $16,716     $ 16,736      $5,284      $5,301
                                    ======      ======      =======      =======      ======      ======

     Investment securities with a carrying value of $5,550 at March 31, 1997, $5,543 at December 31, 1996 and $4,099 at December 31, 1995 have been pledged to collateralize various liabilities.

                  PACIFIC NATIONAL CORPORATION AND SUBSIDIARY

(4)  LOANS AND RESERVE FOR POSSIBLE LOAN LOSSES

     The loan portfolio at March 31, 1997 and December 31, 1996 and 1995 consists of the following:



                                                        DECEMBER 31,
                                                     -------------------      MARCH 31,
                                                      1996        1995          1997
                                                     -------     -------     -----------
                                                                             (UNAUDITED)
          Real estate mortgages --
               Residential.........................  $61,136     $67,803       $64,405
               Commercial and construction.........   13,420       9,196        15,935
          Commercial...............................    2,039       2,042         3,074
          Consumer.................................    1,394       1,655         1,008
          Other....................................      474         528           451
                                                     -------     -------       -------
          Total loans..............................   78,463      81,224        84,873
          Less -- Reserve for possible loan
            losses.................................    2,349       2,231         2,463
                                                     -------     -------       -------
          Net loans................................  $76,114     $78,993       $82,410
                                                     =======     =======       =======

     Interest on loans is accrued based on the principal amount outstanding. Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. Generally, a loan is placed on nonaccrual status when the loan becomes 90 days past due, as to principal or interest, unless the loan is adequately collateralized and is in the process of collection. The accrued and unpaid interest recognized prior to placement of a loan on a nonaccrual basis is reversed when its collection is considered doubtful. Cash receipts from nonaccrual loans are credited directly to the outstanding principal balance until such time that, in management's opinion, the collection of the remaining principal is no longer doubtful.

  Loans, Discounts and Reserves

     The Bank adopted SFAS No. 114, Accounting by Creditors for Impairment of a Loan, and SFAS No. 118, Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures, as of January 1, 1995. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate. As a practical expedient, impairment may be measured based on the loan's observable market price or the fair value of the collateral if the loan is collateral-dependent. When the measure of the impaired loan is less than the recorded balance of the loan, the impairment is recorded through a valuation allowance.

     The Bank considers all loans on non-accrual and all modified loans as equivalent to impaired loans for purposes of SFAS No. 114 and 118. Additionally, the Bank continuously reviews all other classified assets for potential impairment.

     The Bank had previously measured the allowance for credit losses using methods similar to those prescribed in SFAS No. 114. As a result, no additional provision was required by the adoption of this pronouncement. SFAS No. 114 also requires that impaired loans for which foreclosure is probable continue to be accounted for as loans. The Bank had no such loans as of January 1, 1995.

                  PACIFIC NATIONAL CORPORATION AND SUBSIDIARY

     As of March 31, 1997 (unaudited), and December 31, 1996 and 1995, the Bank's impaired loans and the related valuation allowance (which is included in the allowance for loan losses) calculated under SFAS No. 114 were as follows:


                                                                            DECEMBER 31,
                                           MARCH 31,         -------------------------------------------
                                              1997                   1996                   1995
                                      --------------------   --------------------   --------------------
                                      IMPAIRED   VALUATION   IMPAIRED   VALUATION   IMPAIRED   VALUATION
                                       LOANS     ALLOWANCE    LOANS     ALLOWANCE    LOANS     ALLOWANCE
                                      --------   ---------   --------   ---------   --------   ---------
     Valuation allowance required...      --          --         --          --          --         --
     No valuation allowance
       required.....................    $568          --       $584          --      $1,001         --
                                        ----        ----       ----        ----      ------       ----
          Total impaired loans......    $568          --       $584          --      $1,001         --
                                        ====        ====       ====        ====      ======       ====

     There were no charge-offs against impaired loans during 1996 or 1995. The average amount of impaired loans during 1996 and 1995 was $897 and $1,394, respectively.

     The amount of interest income recorded for non-accrual loans would have been $46 and $86 in 1996 and 1995, respectively, if non-accrual loans had performed in accordance with their original terms. Actual interest income recorded on these loans was $37 and $81 in 1996 and 1995, respectively.

     Changes in the reserve for possible loan losses were as follows:

                                                          DECEMBER 31,
                                                  ----------------------------      MARCH 31,
                                                   1996       1995       1994         1997
                                                  ------     ------     ------     -----------
                                                                                   (UNAUDITED)
     Balance, beginning of period...............  $2,231     $2,158     $2,355        $2,349
     Provision for loan losses..................      --         --         --            --
     Loans charged off..........................     (22)       (25)      (299)           (7)
     Recoveries.................................     140         98        102           121
                                                  ------     ------     ------        ------
     Balance, end of period.....................  $2,349     $2,231     $2,158        $2,463
                                                  ======     ======     ======        ======

     In the ordinary course of business, the Bank makes loans to directors and executive officers, including companies with which they are affiliated. Such loans are made on substantially the same terms prevailing at the time for comparable transactions with other borrowers. Activity in loans to related parties during 1996 and the first quarter of 1997 was as follows:

          Balance, December 31, 1995......................................  $ 3,301
          Additions.......................................................    1,390
          Payments/reclassifications......................................   (1,501)
                                                                            -------
          Balance, December 31, 1996......................................    3,190
          Additions (unaudited)...........................................    1,383
          Payments/reclassifications (unaudited)..........................   (1,119)
                                                                            -------
          Balance, March 31, 1997 (unaudited).............................  $ 3,454
                                                                            =======

(5)  BANK PREMISES AND EQUIPMENT

     Bank premises and equipment at December 31, 1996 and 1995 are summarized as follows:

                                                                     1996      1995
                                                                    ------    ------
          Land and building.......................................  $  799    $  802
          Furniture, fixtures and equipment.......................     911       727
                                                                    ------    ------
                                                                     1,710     1,529
          Less -- Accumulated depreciation........................     809       685
                                                                    ------    ------
               Total..............................................  $  901    $  844
                                                                    ======    ======

                  PACIFIC NATIONAL CORPORATION AND SUBSIDIARY

(6)  FEDERAL HOME LOAN BANK STOCK/BORROWINGS

     The Bank has been a member of the Federal Home Loan Bank of Boston (FHLB) since November 1991. At March 31, 1997 and December 31, 1996, the Bank holds 5,470 shares of membership stock, which is carried at a cost of $547 in the accompanying consolidated balance sheet.

     All borrowings from the FHLB are secured under a general blanket lien, listing or delivery basis, depending upon, among other things, the member's ratio of tangible capital to assets. The Bank, in 1996 and 1995, has borrowed from the FHLB on a general lien status, with borrowings secured by certain qualified collateral, defined principally as 90% of the carrying value of U. S. Government and Agency obligations and 75% of the carrying value of residential mortgage loans.

     The Bank has a variable-rate overnight line of credit with the FHLB. At March 31, 1997 and December 31, 1996, the Bank had no borrowings.

     In March 1994, through the auspices of the FHLB's Community Investment Fund
(CIF) Program, a program designed to assist members in their efforts to rehabilitate, redevelop, and revitalize the communities they serve, the Bank borrowed $190 to match fund a Nantucket Community Services affordable housing transaction. The fixed-rate (7.16%) borrowing and related mortgage amortize on a twenty-year schedule. At March 31, 1997 and at December 31, 1996 and 1995, the long-term, fixed-rate borrowing balance was $176, $179 and $182, respectively.

(7)  TIME DEPOSITS

     At December 31, 1996, the scheduled maturities of time deposits are as follows:

          1997...........................................................   $12,934
          1998...........................................................       801
          1999 and thereafter............................................     1,691
                                                                            -------
                                                                            $15,426
                                                                            =======

     At March 31, 1997, the scheduled maturities of time deposits are as follows:

          1997...........................................................   $ 9,975
          1998...........................................................     2,435
          1999 and thereafter............................................     3,528
                                                                            -------
                                                                            $15,938
                                                                            =======

                  PACIFIC NATIONAL CORPORATION AND SUBSIDIARY

(8)  INCOME TAXES

     The provision for income taxes for the years ended December 31, 1996, 1995 and 1994 is summarized as follows:

                                                              FEDERAL    STATE    TOTAL
                                                              -------    -----    ------
          1996:
          Current...........................................   $ 837     $ 334    $1,171
          Deferred..........................................      14        12        26
                                                               -----     -----    ------
               Total........................................   $ 851     $ 346    $1,197
                                                               =====     =====    ======
          1995:
          Current...........................................   $ 679     $ 280    $  959
          Deferred..........................................      43        24        67
                                                               -----     -----    ------
               Total........................................   $ 722     $ 304    $1,026
                                                               =====     =====    ======
          1994:
          Current...........................................   $ 380     $ 161    $  541
          Deferred..........................................      44        15        59
                                                               -----     -----    ------
               Total........................................   $ 424     $ 176    $  600
                                                               =====     =====    ======

     Prepaid and deferred income taxes result from differences between financial reporting income and taxable income. These differences relate mostly to the provision for possible loan losses, write-downs of other real estate owned not deducted for tax purposes and accelerated tax depreciation. The resulting net deferred tax asset amounted to $561 and $486 at December 31, 1996 and 1995, respectively, and is included in other assets in the consolidated balance sheets. The 1996 and 1994 federal and state tax provision included a decrease in the valuation allowance of $100 and $88, respectively.

     The differences between the statutory federal income tax rate and the Bank's effective income tax rate were as follows:

                                                        1996         1995         1994
                                                        ----         ----         ----
          Statutory rate..............................  34.0%        34.0%        34.0%
          State taxes, net of federal tax benefit.....   8.3          8.3          8.3
          Change in valuation reserve.................   (.3)          --         (5.4)
          Other, net..................................  (1.0)          .2           .5
                                                        ----         ----         ----
          Effective tax rate..........................  41.0%        42.5%        37.4%
                                                        ====         ====         ====

     The components of the net deferred tax asset at December 31, 1996 and 1995 are as follows:

                                                                 1996         1995
                                                                 ----         -----
          Loan loss reserve....................................  $546         $ 549
          Depreciation.........................................   (28)          (19)
          OREO write-downs.....................................    72            72
          Loan fees............................................     9             6
          Other................................................   (38)          (22)
                                                                 ----         -----
                                                                  561           586
          Valuation allowance..................................    --          (100)
                                                                 ----         -----
               Total...........................................  $561         $ 486
                                                                 ====         =====

                  PACIFIC NATIONAL CORPORATION AND SUBSIDIARY

(9)  EMPLOYEE BENEFIT PLAN

     The Bank sponsors a noncontributory defined-benefit plan (the Plan) that provides retirement benefits for employees who have completed one year of service and work at least 1,000 hours per year. The Plan is a final-average pay plan, using covered compensation as the integration level, with full retirement benefits earned after 30 years of service. It is the Bank's policy to fund the cost of benefits expected to accrue during the year plus amortization of any unfunded accrued liabilities that had accumulated prior to the valuation date.

     Net pension cost for the years ended December 31, 1996, 1995 and 1994 includes the following components:

                                                             1996        1995        1994
                                                             -----       -----       ----
     Service cost..........................................  $  18       $  10       $ 14
     Interest cost.........................................     55          57         53
     Actual return on plan assets..........................   (107)       (139)       (25)
     Net amortization and deferral.........................     45          79        (19)
                                                             -----       -----       ----
     Net periodic pension cost.............................  $  11       $   7       $ 23
                                                             =====       =====       ====

     The following table sets forth the Plan's funded status at December 31, 1996 and 1995:

                                                                            1996        1995
                                                                            -----       -----
Actuarial present value of benefit obligations--
Accumulated benefit obligation, including vested benefit obligation of
  $768 in 1996 and $725 in 1995...........................................  $ 773       $ 731
                                                                            =====       =====
Projected benefit obligation for service rendered to date.................  $ 857       $ 803
Fair value of plan assets, primarily equities and fixed-income
  securities..............................................................    865         815
                                                                            -----       -----
Plan assets in excess of projected benefit obligation.....................     (8)        (12)
Unrecognized net loss.....................................................   (114)       (103)
Unrecognized prior service cost...........................................     24          31
Unrecognized net obligation at transition date, being recognized over 11.1
  years...................................................................    (14)        (21)
                                                                            -----       -----
Prepaid pension asset included in other assets............................  $(112)      $(105)
                                                                            =====       =====

     The weighted average discount rate and the expected long-term rate of return on assets was 7.25% and 8.0%, respectively, for 1996. The discount rate and expected rate of return on assets were 7.0% and 8.0%, respectively, for 1995. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 4% for 1996 and 1995.

(10)  SHAREHOLDERS' EQUITY

  Dividends

     Dividends paid by the Bank are the primary source of funds available to the Company for payment of dividends to its shareholders and for other working capital needs. Applicable statutes, regulations and guidelines impose restrictions on the amount of dividends that may be declared by a bank.

     The payment and level of future dividends to the Company will continue to be determined by the Bank's Board of Directors based on the Bank's financial condition, safe and sound banking practices, and other factors such as current period net income, capital adequacy, liquidity and asset quality.

                  PACIFIC NATIONAL CORPORATION AND SUBSIDIARY

(11)  COMMITMENTS AND CONTINGENCIES

     As of December 31, 1996, the Company was obligated under noncancelable operating leases for bank premises expiring in 1999. The total minimum rental due in future periods under these existing agreements is as follows as of December 31, 1996:

          1997...............................................................  $24
          1998...............................................................   24
          1999...............................................................   12
                                                                               ---
          Total minimum lease payments.......................................  $60
                                                                               ===

     In the ordinary course of business, the Company becomes involved in litigation. Based on its review of such litigation, management, with the assistance of legal counsel, does not expect any material adverse effect upon the Company's consolidated financial position or results of operations.

(12) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Company and the Bank are parties to financial instruments with off-balance-sheet risk in the normal course of business, primarily to meet the financing needs of the Bank's customers. The financial instruments include commitments to extend credit and standby letters of credit, and various financial guarantees. These instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amounts recognized in the accompanying consolidated balance sheets. The contractual amount of those instruments reflect the extent of involvement that the Company or the Bank has in particular classes of financial instruments. Management uses the same credit policies in making commitments and conditional obligations as it does for loans.

     The contractual amounts of the aforementioned commitments and conditional obligations at December 31, 1996 and 1995 are as follows:

                                                                    1996       1995
                                                                   -------    ------
          Commitments to extend credit...........................  $14,637    $7,454
          Unadvanced portions of construction loans..............    6,396     4,883
          Unadvanced credit card lines...........................    1,736     1,736
          Unadvanced portions of commercial lines of credit......    4,440     3,697
          Unadvanced portions of cash reserve loans..............       54        54
          Standby letters of credit..............................       13        78

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates and may require payment of a fee. Management evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by management upon the extension of credit, is based on management's credit evaluation of the borrower. Collateral consists predominantly of residential and commercial real estate and personal property. Included in the total commitments to extend credit at December 31, 1996 were residential mortgage loan commitments of $13,623 and commercial mortgage loan commitments of $1,014. All outstanding commitments to extend credit, except for unadvanced portions of cash reserve loans, were variable-rate arrangements.

     Standby letters of credit are contingent commitments issued by the Bank to support the financial obligations of a customer to a third party and are issued to support payment obligations of the customer as buyer in a commercial contract for the purchase of goods.

     Letters of credit have maturities that generally reflect the maturities of the underlying obligations. Since the conditions under which the Bank must fund letters of credit may not materialize, the cash requirements are expected to be less than the total outstanding commitments. The credit risk involved in issuing letters of

                  PACIFIC NATIONAL CORPORATION AND SUBSIDIARY credit is the same as that involved in extending loans to customers. If deemed necessary, the Bank holds various forms of collateral to support letters of credit.

(13)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair value estimates, methods and assumptions are set forth below for the Company's financial instruments at December 31, 1996 and 1995.

  Cash and Cash Equivalents

     The fair values of cash and cash equivalents approximate their carrying value. Cash and cash equivalents include cash and due from banks and federal funds sold.

  Interest-Bearing Deposits

     The fair values of interest-bearing deposits approximate their carrying value.

  Investment Securities

     The fair value of investment securities, excluding Federal Home Loan Bank, is estimated on bid prices published in financial newspapers or bid quotations received from securities dealers. The carrying value of Federal Home Loan Bank approximates fair value.

  Loans

     For variable-rate loans that reprice frequently and have no significant credit risk, fair values are based on carrying values. The fair values of fixed-rate loans (e.g., one to four family residentials) are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics.

  Deposits

     The fair values disclosed for certain deposits (e.g., interest and non-interest-bearing checking, passbook savings and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on a schedule of aggregated expected monthly maturities of time deposits.

  Borrowed Funds

     The fair-values of borrowed funds at December 31, 1996 and 1995 approximate their carrying value.

  Accrued Interest

     The fair-values of accrued interest receivable and accrued interest payable approximate their carrying amount.

  Commitments to Extend Credit and Standby Letters of Credit

     The fair values of the Company's off-balance-sheet instruments (lending commitments and letters of credit) are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreement and the counterparties' credit standing.

     At December 31, 1996 and 1995, the estimated fair value of off-balance-sheet financial instruments, consisting primarily of loan commitments, was not material.

                  PACIFIC NATIONAL CORPORATION AND SUBSIDIARY

     The following table summarizes the carrying value and estimated fair value of the Company's financial instruments at December 31, 1996 and 1995.

                                                      1996                   1995
                                               -------------------    -------------------
                                               CARRYING     FAIR      CARRYING     FAIR
                                                AMOUNT      VALUE      AMOUNT      VALUE
                                               --------    -------    --------    -------
          Financial Assets--
          Cash and cash equivalents..........  $  6,327    $ 6,327    $ 10,511    $10,511
          Interest-bearing deposits..........       103        103         123        123
          Investment securities
            held-to-maturity.................    16,716     16,736       5,284      5,301
          Loans..............................    76,114     76,303      78,993     79,519
          Accrued interest receivable........       755        755         520        520
          Financial Liabilities--
          Deposits...........................  $ 90,349    $90,406    $ 86,841    $86,912
          Borrowed funds.....................       179        179         182        182
          Accrued interest payable...........       302        302         240        240

(14)  REGULATORY MATTERS

     The Bank and the Company are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Bank's and the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's and the Company's assets, liabilities and certain off-balance-sheet items, as calculated under regulatory accounting practices. The Bank's and the Company's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank and the Company to maintain minimum amounts and ratios (set forth in the table below) of total Tier-I capital to risk-weighted assets, and of Tier-I capital to average assets. Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 1996, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum total risk-based, Tier-I risk-based, Tier-I leverage ratios, as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                  PACIFIC NATIONAL CORPORATION AND SUBSIDIARY

     The Bank's and the consolidated actual capital amounts and ratios are presented in the table:

                                                                                         TO BE WELL-
                                                                                         CAPITALIZED
                                                                                        UNDER PROMPT
                                                                      FOR CAPITAL        CORRECTIVE
                                                                       ADEQUACY            ACTION
                                                     ACTUAL            PURPOSES          PROVISIONS
                                                ----------------    ---------------    ---------------
                                                AMOUNT     RATIO    AMOUNT    RATIO    AMOUNT    RATIO
                                                -------    -----    ------    -----    ------    -----
As of March 31, 1997 (unaudited):
  Total Capital (to Risk-Weighted Assets) --
     Bank.....................................  $12,041    19.0%    $5,077     8.0%    $6,346    10.0%
     Consolidated.............................   12,041    19.0      5,077     8.0        N/A     N/A
  Tier-I Capital (to Risk-Weighted Assets) --
     Bank.....................................  $11,227    17.7%    $2,538     4.0%    $3,807     6.0%
     Consolidated.............................   11,227    17.7      2,538     4.0        N/A     N/A
  Tier-I Capital (to Average Assets) --
     Bank.....................................  $11,227    11.2%    $4,019     4.0%    $5,024     5.0%
     Consolidated.............................   11,227    11.2      4,019     4.0        N/A     N/A
As of December 31, 1996:
  Total Capital (to Risk-Weighted Assets) --
     Bank.....................................  $11,752    19.4%    $4,851     8.0%    $6,064    10.0%
     Consolidated.............................   11,752    19.4      4,851     8.0        N/A     N/A
  Tier-I Capital (to Risk-Weighted Assets) --
     Bank.....................................  $10,974    18.1%    $2,425     4.0%    $3,638     6.0%
     Consolidated.............................   10,974    18.1      2,425     4.0        N/A     N/A
  Tier-I Capital (to Average Assets) --
     Bank.....................................  $10,974    10.3%    $4,266     4.0%    $5,332     5.0%
     Consolidated.............................   10,974    10.3      4,266     4.0        N/A     N/A
As of December 31, 1995 (unaudited):
  Total Capital (to Risk-Weighted Assets) --
     Bank.....................................  $10,618    17.2%    $4,939     8.0%    $6,173    10.0%
     Consolidated.............................   10,618    17.2      4,939     8.0        N/A     N/A
  Tier-I Capital (to Risk-Weighted Assets) --
     Bank.....................................  $ 9,827    15.9%    $2,472     4.0%    $3,708     6.0%
     Consolidated.............................    9,827    15.9      2,472     4.0        N/A     N/A
  Tier-I Capital (to Average Assets) --
     Bank.....................................  $ 9,827     9.8%    $4,011     4.0%    $5,014     5.0%
     Consolidated.............................    9,827     9.8      4,011     4.0        N/A     N/A

                                                                      APPENDIX A

                AFFILIATION AGREEMENT AND PLAN OF REORGANIZATION

     AFFILIATION AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of May 23, 1997, by and among BANKBOSTON CORPORATION, a Massachusetts corporation (the "Buyer"), BOSTON PARENT CORP., a newly incorporated and wholly-owned subsidiary of the Buyer (the "Buyer Sub") and PACIFIC NATIONAL CORPORATION, a Massachusetts corporation (the "Seller").

     WHEREAS, the Boards of Directors of the Buyer and the Seller have determined that it is in the best interests of their respective stockholders to consummate, and have approved, the business combination transactions provided for herein, in which the Seller will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into the Buyer Sub, with the Buyer Sub as the surviving corporation of the Merger; and

     WHEREAS, as a condition to, and after the execution of, this Agreement, the Buyer and the Seller are entering into the Seller Option Agreement (the "Seller Option Agreement"), attached hereto as Exhibit A, pursuant to which the Seller has granted the option (the "Seller Option") to the Buyer; and

     WHEREAS, as a condition to, and after the execution of, this Agreement, the Buyer and certain of the officers and directors of the Seller are entering into the Stockholders Agreements; and

     WHEREAS, simultaneously with the execution and delivery of this Agreement, BankBoston, N.A., a national banking association and direct subsidiary of the Buyer (the "Buyer Bank") and Pacific National Bank of Nantucket., a national banking association and wholly-owned subsidiary of the Seller (the "Seller Bank") are entering into an Agreement and Plan of Merger (the "Bank Merger Agreement"), providing for the merger (the "Bank Merger") of the Seller Bank with and into the Buyer Bank; it being intended that the Bank Merger be consummated immediately prior to the Merger; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and to prescribe certain conditions to the Merger;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Except as otherwise provided herein or as otherwise clearly required by the context, the following terms shall have the respective meanings indicated when used in this Agreement:

     "Acquisition Price" shall have the meaning ascribed thereto in Section 2.07(b) hereof.

     "Acquisition Transaction" shall have the meaning ascribed thereto in
Section 5.03 hereof.

     "Agreement" shall mean this Affiliation Agreement and Plan of Reorganization by and between the Buyer and the Seller.

     "Average Closing Price" shall have the meaning ascribed thereto in Section 2.07(b) hereof.

     "Bank Merger" shall have the meaning ascribed thereto in the recitals hereto.

     "Bank Merger Agreement" shall have the meaning ascribed thereto in the recitals hereto.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "Buyer" shall have the meaning ascribed thereto in the recitals hereto.

     "Buyer Balance Sheet" shall have the meaning ascribed thereto in Section
3.05 hereof.

     "Buyer Bank" shall have the meaning ascribed thereto in the recitals hereto.

     "Buyer Common Stock" shall have the meaning ascribed thereto in Section 2.07(b) hereof.

     "Buyer Disclosure Schedule" shall mean the disclosure schedule delivered to the Seller together herewith.

     "Buyer Preferred Stock" shall have the meaning ascribed thereto in Section 3.02(a) hereof.

     "Buyer Reports" shall have the meaning ascribed thereto in Section 3.10 hereof.

     "Buyer Rights Plan" shall mean that certain Shareholder Rights Plan which was adopted by the Buyer on June 28, 1990.

     "Buyer Sub" shall have the meaning ascribed thereto in the recitals hereto.

     "Buyer Sub Common Stock" shall have the meaning ascribed thereto in Section 2.07(a) hereof.

     "Closing" shall mean the consummation of the Merger.

     "Closing Date" shall mean the time and date specified pursuant to Section
7.01 hereof as the time and date on which the parties hereto shall consummate the Merger.

     "CMPs" has the meaning ascribed to such term in Section 4.16 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Companies" shall have the meaning ascribed thereto in Section 4.10(a) hereof.

     "Confidential Information" shall have the meaning ascribed thereto in
Section 5.02(b) hereof.

     "Confidentiality Agreement" shall mean that certain Non-Disclosure Agreement between the Buyer and the Seller dated April 25, 1997.

     "Consents" shall have the meaning ascribed thereto in Section 6.01(b) hereof.

     "Conversion Number" shall have the meaning ascribed thereto in Section 2.07(b)(i)(B) hereof.

     "Disclosure Schedules" shall mean the Buyer Disclosure Schedule and the Seller Disclosure Schedule, considered together.

     "DOJ" shall mean the United States Department of Justice.

     "Effective Time" shall mean the date and time at which the Merger has become effective pursuant to the applicable laws of The Commonwealth of Massachusetts.

     "Electing Shares" shall have the meaning ascribed thereto in Section 2.07(b)(i)(A) hereof.

     "Election Date" shall have the meaning ascribed thereto in Section 2.08(c) hereof.

     "EPA" shall mean the United States Environmental Protection Agency.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall have the meaning ascribed thereto in Section 3.05 hereof.

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Boston, as applicable.

     "Filed Tax Returns" shall have the meaning ascribed thereto in Section 4.10(a) hereof.

     "GAAP" shall mean generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

     "Hazardous Material" shall have the meaning ascribed to such term in
Section 4.17(h) hereof.

     "Injunction" shall have the meaning ascribed thereto in Section 6.01(d) hereof.

     "IRS" shall mean the United States Internal Revenue Service.

     "MBCL" shall mean the Massachusetts Business Corporation Law.

     "Massachusetts Board" shall have the meaning ascribed thereto in Section
3.04 hereof.

     "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the assets, properties, liabilities, business, results of operations, or financial condition of such Person.

     "Merger" shall have the meaning ascribed thereto in the recitals hereto.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "NYSE" shall mean the New York Stock Exchange.

     "OCC" shall mean the Office of the Comptroller of the Currency.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other legal entity, or any governmental agency or political subdivision thereof.

     "Public Announcement" shall mean an oral or written press release, public announcement or public information disclosure by the Seller or the Buyer or any of their subsidiaries relating to the Merger or the other transactions contemplated hereby.

     "Recapitalization" shall have the meaning ascribed thereto in Section 2.10 hereof.

     "Records" means all records and original documents in the Seller's possession which pertain to and are utilized by the Seller or any of its subsidiaries to administer, reflect, monitor, evidence or record information respecting its business and operations, including but not limited to all records and documents relating to (a) corporate, regulatory, supervisory and litigation matters, (b) tax planning and payment of taxes, (c) personnel and employment matters, and (d) the business or conduct of the business of the Seller or any of its subsidiaries.

     "Representative(s)" shall have the meaning ascribed thereto in Section 5.02(b) hereof.

     "Requisite Regulatory Approvals" shall have the meaning ascribed thereto in
Section 6.01(b) hereof.

     "SEC" shall have the meaning ascribed thereto in Section 3.04 hereof.

     "S-4" shall have the meaning ascribed thereto in Section 5.04(a) hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Seller" shall have the meaning ascribed thereto in the preamble to this Agreement and, in addition, shall mean throughout this Agreement, unless the context contemplates otherwise, the Seller and each of its subsidiaries, considered separately and on a consolidated basis.

     "Seller Affiliates" shall have the meaning ascribed thereto in Section 5.06 hereof.

     "Seller Affiliates Agreement" shall mean the form of written agreement to be executed and delivered to the Buyer prior to the Effective Time by the Seller Affiliates, substantially in the form attached hereto as Exhibit C.

     "Seller Balance Sheet" shall have the meaning ascribed thereto in Section
4.05 hereof.

     "Seller Bank" shall have the meaning ascribed thereto in the recitals hereto.

     "Seller Benefit Plans" shall have the meaning ascribed thereto in Section 4.11(a) hereof.

     "Seller Common Stock" shall have the meaning ascribed thereto in Section 2.07(b) hereof.

     "Seller Disclosure Schedule" shall mean the disclosure schedule delivered to Buyer together herewith.

     "Seller Option" shall have the meaning ascribed thereto in the recitals hereto.

     "Seller Option Agreement" shall have the meaning ascribed thereto in the recitals hereto.

     "Seller Other Plans" shall have the meaning ascribed thereto in Section 4.11(a) hereof.

     "Seller Pension Plans" shall have the meaning ascribed thereto in Section 4.11(a) hereof.

     "Seller Proxy Statement" shall mean the proxy statement relating to the meeting of the Seller's stockholders to be held in connection with this Agreement and the transactions contemplated hereby.

     "Seller Reports" shall have the meaning ascribed thereto in Section 4.15 hereof.

     "Significant Subsidiary" shall mean, when used with reference to a party, any "significant subsidiary" of such party as such term is defined in Regulation S-X of the SEC.

     "Stockholders Agreements" shall mean those certain Stockholder Agreements dated as of the date hereof respectively between the Buyer and members of the Seller's board of directors and executive management and substantially in the form attached hereto as Exhibit B.

     "subsidiaries" shall mean, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

     "Surviving Corporation" shall have the meaning ascribed thereto in Section
2.01 hereof.

     "Surviving Corporation Common Stock" shall have the meaning ascribed thereto in Section 2.07(a) hereof.

     "Tax" shall have the meaning ascribed thereto in Section 4.10(h)(A) hereof.

     "Tax Return" shall have the meaning ascribed thereto in Section 4.10(h)(B) hereof.

     "Termination Date" shall have the meaning ascribed thereto in Section 8.01(b) hereof.

     "Transaction Documents" shall mean this Agreement, the Confidentiality Agreement, the Seller Option Agreement, the Shareholders Agreement, and each other agreement, document or instrument executed in connection herewith or therewith.

     "Transferred Employee" shall have the meaning ascribed thereto in Section 5.13(a) hereof.

     "Trust Account Shares" shall have the meaning ascribed thereto in Section
3.12 hereof.

     "Valuation Period" shall have the meaning ascribed thereto in Section 2.07(b) hereof.

                                   ARTICLE II

                                   THE MERGER

     2.01 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the MBCL, at the Effective Time, the Seller shall merge with and into the Buyer Sub, and the separate corporate existence of the Seller shall cease. The Buyer Sub shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of The Commonwealth of Massachusetts.

     2.02  Effect of the Merger.

          (a) Upon the Effective Time, all of the estate, property, rights, privileges, powers and franchises of each of the Seller and the Buyer Sub and all of their property, real, personal and mixed, and all the debts due on whatever account to any of them, as well as all stock subscriptions and other choses in action belonging to any of them, shall be transferred to and vested in the Surviving Corporation, without further act or deed, and all claims, demands, property and other interest shall be the property of the Surviving Corporation, and the title to all real estate vested in each of the Seller or the Buyer Sub shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corporation.

          (b) Upon the Effective Time, the rights of creditors of each of the Seller and the Buyer Sub shall not in any manner be impaired, nor shall any liability or obligation, including taxes due or to become due, or any claim or demand in any cause existing against such corporation, or any stockholder, director, or officer thereof, be released or impaired by the Merger, but the Surviving Corporation shall be deemed to have assumed, and shall be liable for, all liabilities and obligations of each of the Seller and the Buyer Sub in the same manner and to the same extent as if the Surviving Corporation had itself incurred such liabilities or obligations. The stockholders, directors, and officers of each of the Seller and the Buyer Sub shall continue to be subject to all liabilities, claims and demands existing against them as such at or before the Merger. No action or proceeding then pending before any court or tribunal of The Commonwealth of Massachusetts or otherwise in which either the Seller and the Buyer Sub is a party, or in which any such stockholder, director, or officer is a party, shall abate or be discontinued by reason of the Merger, but any such action or proceeding may be prosecuted to final judgment as though no merger had taken place, or the Surviving Corporation may be substituted as a party in place of either the Seller and the Buyer Sub by the court in which such action or proceeding is pending.

     2.03 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Buyer Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, the officers and directors of the Surviving Corporation shall and will be authorized to execute and deliver, in the name and on behalf of either the Seller or the Buyer Sub or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of either the Seller or the Buyer Sub or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or to otherwise carry out this Agreement.

     2.04 Articles of Organization and By-Laws. At the Effective Time, the Articles of Organization of the Buyer Sub shall be the Articles of Organization of the Surviving Corporation and the By-Laws of the Buyer Sub shall be the By-Laws of the Surviving Corporation and, subject to the rights of the Buyer as the sole stockholder, shall thereafter continue to be its Articles of Organization and By-Laws until amended as provided therein or by law.

     2.05 Directors and Officers. At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of those persons comprising the Board of Directors of the Buyer Sub prior to the Effective Time, each to hold office in accordance with the Articles of Organization and By-Laws of the Surviving Corporation. The officers of the Buyer Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation from and, subject to the rights of the Buyer as the sole stockholder, after the Effective Time each to hold office in accordance with the Articles of Organization and By-Laws of the Surviving Corporation.

     2.06 Effective Time; Conditions. The Merger shall become effective as set forth in the articles of merger which shall be submitted for filing to the Secretary of the Commonwealth pursuant to Section 78(d) of the MBCL (the "Articles of Merger"). The term "Effective Time" shall be, the date and time specified in the Articles of Merger.

     2.07  Effect on Outstanding Shares.

          (a) Buyer Sub Common Stock. Each of the 100 shares of common stock of the Buyer Sub, par value $0.01 per share (the "Buyer Sub Common Stock"), issued and outstanding immediately prior to the Effective Time, shall remain issued and outstanding after the Merger as shares of the Surviving Corporation, which shall thereafter constitute all of the issued and outstanding shares of the Surviving Corporation.

          (b) Seller Common Stock. By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock of the Seller, par value $1.00 per share (the "Seller Common Stock"), issued and outstanding immediately prior to the Effective Time (other than any such shares held directly or indirectly by the Buyer, except in a fiduciary capacity, and any such shares held as treasury stock by the Seller) shall become and be converted into the right to receive from the Buyer the number of shares of the common stock of the Buyer, par value $2.25 per share (the "Buyer Common Stock"), together with that number of Buyer Rights issued pursuant to the Buyer Rights Agreement associated therewith, equal to the number obtained by dividing $50.00 (such per share price being referred to herein as the "Acquisition Price") by the Average Closing Price (such number being referred to herein as the "Exchange Ratio"). For purposes of this Agreement, "Average Closing Price" shall mean the average of the closing prices of shares of Buyer Common Stock as reported on the NYSE composite transactions reporting system for the twenty consecutive trading days (the "Valuation Period") ending on the fifth business day prior to the Closing Date.

          (ii) As of the Effective Time, each share of Seller Common Stock held either directly or indirectly by the Buyer (other than in a fiduciary capacity) or as treasury stock of the Seller shall be canceled, retired and cease to exist, and no payment shall be made with respect thereto.

          (c) Shares of Dissenting Holders. No conversion under Section 2.07(b) hereof shall be made with respect to the shares of Seller Common Stock held by a Dissenting Holder (as such term is defined below); provided, however, that each share of Seller Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the applicable provisions of the MBCL, shall be deemed to be converted, as of the Effective Time, into shares of Buyer Common Stock as specified in Section 2.07(b) hereof. The term "Dissenting Holder" shall mean a holder of the Seller Common Stock who has demanded appraisal rights in compliance with the applicable provisions of the MBCL concerning the right of such holder to dissent from the Merger and demand appraisal of such holder's shares of Seller Common Stock.

          (d) Dissenter's Rights. Any Dissenting Holder (i) who files with the Seller a written objection to the Merger before the taking of the vote to approve this Agreement by the shareholders of the Seller and who states in such objection that he intends to demand payment for his shares if the Merger is concluded and (ii) whose shares are not voted in favor of the Merger shall be entitled to demand payment for his shares of Seller Common Stock and an appraisal of the value thereof, in accordance with the provisions of Sections 86 through 98 of the MBCL.

     2.08 Exchange Agent. Prior to the Effective Time, the Buyer shall appoint an exchange agent (the "Exchange Agent"). On the Effective Date, the Buyer shall issue and deliver to the Exchange Agent certificates representing the shares of Buyer Common Stock to be issued pursuant to this Agreement in exchange for the outstanding shares of Seller Common Stock and shall pay to the Exchange Agent the aggregate cash amount to be paid in lieu of fractional share interests, all in accordance with the terms of this Article II.

     2.09 Anti-Dilution. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Buyer Common Stock or Seller Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes in the Buyer's or the Seller's capitalization, other than pursuant to this Agreement, as the case may be

(a "Recapitalization"), then an appropriate and proportionate adjustment shall be made to the number and/or kind of securities to be delivered to the holders of Seller Common Stock so that each holder of Seller Common Stock shall receive under Section 2.07(b) hereof the number of shares of Buyer Common Stock (except for fractional shares) that such holder would have held immediately following the Recapitalization if the Merger had occurred immediately prior to the Recapitalization or the record date therefor, as applicable. For purposes of this Section 2.09, in no event shall the issuance of shares or securities by the Buyer in connection with the Buyer acquiring directly or indirectly the stock or assets of any corporation, bank or other entity be deemed to be a "Recapitalization".

     2.10  Procedures.

          (a) Certificates which represent shares of Seller Common Stock that are outstanding immediately prior to the Effective Time (a "Certificate") and are converted into shares of Buyer Common Stock pursuant to this
     Article II shall, after the Effective Time, be deemed to represent shares of Buyer Common Stock into which such shares have been converted and shall be exchangeable by the holders thereof for new certificates representing the shares of Buyer Common Stock into which such shares have been converted.

          (b) Buyer shall use all reasonable efforts to cause the Exchange Agent to send to each holder of record of shares of Seller Common Stock outstanding at the Effective Time as promptly as practicable, and in any event within five days after the Effective Time, transmittal materials (which shall be reviewed with and be reasonably acceptable to Seller) for use in exchanging the certificates for such shares for certificates for shares of Buyer Common Stock into which such shares of Seller Common Stock have been converted pursuant to this Article II. As promptly as practicable after the Effective Time, each holder of an outstanding Certificate, upon surrender of such Certificate, together with any other required documents, shall be entitled to receive, in exchange therefor a certificate for the number of shares of Buyer Common Stock to which such holder is entitled pursuant to Section 2.07(b)(i) hereof, and such Certificate as surrendered shall forthwith be canceled. No dividend or other distribution payable after the Effective Time with respect to Buyer Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate, at which time such holder shall receive all dividends and distributions, without interest thereon, previously payable but withheld from such holder pursuant hereto. After the Effective Time, there shall be no transfers on the stock transfer books of the Seller of shares of Seller Common Stock which were issued and outstanding at the Effective Time and converted pursuant to the provisions of this Article II. If, after the Effective Time, Certificates are presented for transfer to the Seller, they shall be canceled and exchanged for the shares of Buyer Common Stock deliverable in respect thereof as determined in accordance with the provisions and procedures set forth in this Article II.

          (c) In lieu of the issuance of fractional shares of Buyer Common Stock pursuant to Section 2.07(b) of this Agreement, cash adjustments, without interest, will be paid to the holders of Seller Common Stock in respect of any fractional share that would otherwise be issuable and the amount of such cash adjustment shall be equal to an amount in cash determined by multiplying such holder's fractional interest by the Average Closing Price (rounded up to the nearest cent). For purposes of determining whether, and in what amounts, a particular holder of Seller Common Stock would be entitled to receive cash adjustments under this Section 2.10(c), shares of record held by such holder and represented by two or more Certificates shall be aggregated.

          (d) After the Effective Time, holders of certificates of Seller Common Stock shall cease to be, and shall have no rights as, stockholders of the Seller, other than (i) to receive shares of Buyer Common Stock into which such shares have been converted as provided by Section 2.07(b) hereof and
     (ii) the rights afforded to any Dissenting Holder (as defined in Section 2.07(c)) under applicable provisions of the MBCL.

          (e) Notwithstanding the foregoing, neither the Buyer nor the Seller nor any other person shall be liable to any former holder of shares of Seller Common Stock for any shares or any dividends or distributions with respect thereto properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (f) In the event any Certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen or destroyed, and the receipt by the Buyer of appropriate and customary indemnification, the Buyer will issue in exchange for such lost, stolen or destroyed Certificate shares of Buyer Common Stock and cash, deliverable in respect thereof, as determined in accordance with this Article II.

          (g) If any certificate representing shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer (including, but not limited to, that the signature of the transferor shall be properly guaranteed by a commercial bank, trust company, member firm of the NASD or other eligible guarantor institution), and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     2.11 Subsidiary Bank Merger. The Seller shall take such actions as the Buyer shall reasonably determine to be desirable to effectuate the Bank Merger.

     2.12 Possible Alternative Structure. Notwithstanding any other provision of this Agreement to the contrary, prior to the Effective Time, the Buyer shall be entitled to (i) revise the sequence of the Merger and the Bank Merger to provide that the Merger shall be consummated prior to the Bank Merger, (ii) revise the structure of the Merger to provide that Buyer Sub shall be merged with and into the Seller at the Effective Time, and/or (iii) contribute all of the capital stock of Buyer Sub to the Buyer Bank or another affiliate of the Buyer. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Buyer and the Seller may jointly elect prior to the Effective Time, to substitute an alternative structure for the accomplishment of the transactions contemplated by this Agreement and the Bank Merger Agreement. Buyer and Seller agree that this Agreement and the Bank Merger Agreement shall be appropriately amended in order to reflect any such contribution or revised sequence or structure.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer hereby represents and warrants to the Seller as follows:

     3.01  Corporate Organization.

          (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Buyer has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. The Buyer is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not result in, with respect to the Buyer, a Material Adverse Effect. The Buyer is a bank holding company registered with the Federal Reserve Board under the BHCA.

          (b) Each Significant Subsidiary of the Buyer is duly organized, validly existing and in corporate good standing under the laws of the jurisdiction of its incorporation. Each Significant Subsidiary of the Buyer has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Each Significant Subsidiary is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would neither individually nor in the aggregate result in any Material Adverse Effect on the Buyer.

     3.02  Capitalization.

     The authorized capital stock of the Buyer consists of (i) 200,000,000 shares of Buyer Common Stock of which, as of March 31, 1997, 151,806,747 shares were issued and outstanding and 2,458,614 of which were held in treasury, (ii) 10,000,000 shares of preferred stock, without par value ("Buyer Preferred Stock"), of which, as of March 31, 1997, (A) 3,393,941 shares of Adjustable Rate Cumulative Preferred Stock and 1,200,000 shares of Fixed Rate Cumulative Preferred Stock were issued and outstanding (represented by 120,000 depository shares) and (B) 200,000 shares were designated and no shares were issued as outstanding of the Junior Participating Preferred Stock, Series D, designated pursuant to the Buyer Rights Agreement. All of the issued and outstanding shares of Buyer Common Stock and Buyer Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of January 1, 1997, 4,764,182 shares of Buyer Common Stock were reserved for issuance pursuant to outstanding warrants, rights, and stock options.

     3.03  Authority; No Violation.

          (a) The Buyer has all requisite corporate power and authority to execute and deliver this Agreement, the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The Buyer Sub has or will have prior to the Closing Date all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Buyer. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been or will be prior to the Closing Date duly and validly approved by the Buyer, as sole stockholder of the Buyer Sub, and by the Board of Directors of the Buyer Sub. No other corporate proceedings on the part of the Buyer are necessary to consummate any of the transactions so contemplated by this Agreement. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by the Buyer and (assuming due authorization, execution and delivery by the Seller) constitute the valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

          (b) The Buyer Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the Bank Merger. The execution of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of the Buyer Bank. The Bank Merger Agreement has been duly and validly executed and delivered by the Buyer Bank, and (assuming due authorization, execution and delivery by the Seller Bank) constitutes the valid and binding obligation of the Buyer Bank, enforceable against the Buyer Bank in accordance with its terms, except that enforcement thereof may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies. The Board of Directors of the Buyer Bank has directed that the Bank Merger Agreement and the transactions contemplated thereby be adopted by the Buyer as the sole stockholder of the Buyer Bank, and except for the adoption of the Bank Merger Agreement by the Buyer in its capacity as the sole stockholder of the Buyer Bank, all as contemplated by Section 5.22 hereof, no other corporate proceedings on the part of the Buyer Bank are necessary to consummate the Bank Merger.

          (c) Neither the execution and delivery of this Agreement, the Bank Merger Agreement or the other Transaction Documents by the Buyer and the Buyer Bank, respectively, nor the consummation by the Buyer or the Buyer Bank, as applicable, of the transactions contemplated by this Agreement and the Bank Merger Agreement, nor compliance by the Buyer or the Buyer Bank, as applicable, with any of the terms or provisions of this Agreement or the Bank Merger Agreement, will (i) assuming that the consents and approvals referred to in Section 3.04 hereof are duly obtained, violate in any material respect any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Buyer or any of its subsidiaries or any of their respective properties or assets, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Buyer or any of its subsidiaries under, any of the terms, conditions or provisions of (A) the Articles of Organization or other charter document of like nature or By-Laws of the Buyer, or such subsidiary, as the case may be, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Buyer or any of its subsidiaries is a party as issuer, guarantor or obligor, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii)(B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the Buyer.

     3.04 Consents and Approvals. Except for consents, waivers or approvals of, or filings or registrations with, the Federal Reserve Board, the OCC, the Board of Bank Incorporation of The Commonwealth of Massachusetts (the "Massachusetts Board"), the Securities and Exchange Commission (the "SEC"), the Secretary of State of The Commonwealth of Massachusetts, the NYSE, certain state "Blue Sky" or securities commissioners and the DOJ, no consents, waivers or approvals of or filings or registrations with any public body or authority are necessary, and no consents or approvals of any third parties (which term does not include the Board of Directors of the Buyer, the Buyer Sub or the Buyer Bank or the stockholders of the Buyer Sub or the Buyer Bank) are necessary, in connection with (a) the execution and delivery by the Buyer of this Agreement,
(b) the execution and delivery by the Buyer Sub of this Agreement, (c) the execution and delivery by the Buyer Bank of the Bank Merger Agreement or (d) the consummation by the Buyer, the Buyer Sub, or the Buyer Bank, as applicable, of the transactions contemplated by this Agreement and the Bank Merger Agreement.

     3.05 Financial Statements. The Buyer has made available to the Seller copies of (a) the consolidated balance sheets of the Buyer and its subsidiaries as of December 31 for the fiscal years 1994 through 1996, inclusive, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, as reported in the Annual Reports of the Buyer on Form 10-K for each of the three (3) fiscal years ended December 31, 1994 through December 31, 1996 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of Coopers & Lybrand LLP, independent public accountants for the Buyer, and (b) the unaudited consolidated balance sheet of the Buyer and its subsidiaries as of March 31, 1997, the related unaudited consolidated statements of income and changes in stockholders' equity for the three (3) months ended March 31, 1997 and March 31, 1996 and the related unaudited consolidated statements of cash flows for the three (3) months ended March 31, 1997 and March 31, 1996, all as reported in the Buyer's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed with the SEC under the Exchange Act. The December 31, 1996 consolidated balance sheet ("Buyer Balance Sheet") of the Buyer (including the related notes, where applicable) and the other financial statements referred to herein (including the related notes, where applicable) fairly present, and the financial statements to be included in any reports or statements (including reports on Forms 10-Q and 10-K) to be filed by the Buyer with the SEC after the date hereof will fairly present, the consolidated financial position and results of the consolidated operations and cash flows and changes in stockholders' equity of the Buyer and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments). The books and records of the Buyer and its subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements.

     3.06 Absence of Undisclosed Liabilities. None of the Buyer or any of its subsidiaries has any obligation or liability (contingent or otherwise) that is material on a consolidated basis to the Buyer, or that when combined with all similar obligations or liabilities has had, or reasonably could be expected to have, a Material Adverse Effect on the Buyer, except as disclosed or reflected in the Buyer Balance Sheet or any of the other financial statements of the Buyer described in Section 3.05.

     3.07 Broker's Fees. Neither the Buyer nor any of its officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement.

     3.08  Absence of Certain Changes or Events.  Except as set forth in Section
3.08 of the Buyer Disclosure Schedule or as disclosed in the Buyer's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 or in any Current Reports of the Buyer on Form 8-K filed prior to the date of this Agreement, since December 31, 1996, the Buyer and its subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with their past practices, nor has there been any change in the business, assets, financial condition or results of operations of the Buyer or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Buyer.

     3.09 Legal Proceedings. There is no suit, action or proceeding pending or, to the best knowledge of the Buyer, threatened, against the Buyer or any subsidiary of the Buyer or challenging the validity or propriety of the transactions contemplated by this Agreement or the Bank Merger Agreement, as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Buyer or otherwise materially adversely affect the Buyer's or the Buyer Bank's ability to perform its obligations under this Agreement and the Bank Merger Agreement, as applicable, nor is there any judgment, decree, injunction, rule or order of any legal or administrative body or arbitrator outstanding against the Buyer or any subsidiary of the Buyer having, or which insofar as reasonably can be foreseen, in the future could have, any such effect.

     3.10 Reports. Since January 1, 1994, the Buyer and its subsidiaries have filed, and subsequent to the date hereof will file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (and all such reports, registrations and statements have been or will be made available by the Buyer to the Seller), (b) the Federal Reserve Board, (c) the OCC, and (d) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports and statements are collectively referred to herein as the "Buyer Reports"). As of their respective dates, the Buyer Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.11  Buyer Common Stock.  Buyer Common Stock to be issued pursuant to
Section 2.07(b) hereof is duly authorized and, when issued at the Effective Time, will be validly issued, fully paid and nonassessable and not subject to preemptive rights, with no personal liability attaching thereto.

     3.12  Ownership of Seller Common Stock.  Except as set forth on Section
3.12 of the Buyer Disclosure Schedule, neither the Buyer nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act) (a) beneficially own, directly or indirectly, or (b) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Seller, which in the aggregate represent five percent (5%) or more of the outstanding shares of capital stock of the Seller entitled to vote generally in the election of directors (other than shares in trust accounts, managed accounts and the like that are beneficially owned by third parties (any such shares, "Trust Account Shares")).

     3.13 Compliance with Applicable Law. The Buyer holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and the Buyer has complied with, and is not in default in any respect under any, applicable law, statute, order, rule, regulation or policy of, or agreement with, any federal, state or local governmental agency or authority relating to the Buyer, other than where such default or noncompliance will not result in or create a reasonable probability of resulting in a Material Adverse Effect on the Buyer or otherwise materially adversely affect the Buyer's or the Buyer Bank's ability to perform its obligations under this Agreement and the Bank Merger Agreement, as applicable.

     3.14 Buyer Information. The information relating to the Buyer and its subsidiaries to be contained in the Seller Proxy Statement and the S-4, as described in Section 5.04 hereof, and any other documents filed with the SEC or any regulatory agency in connection herewith, to the extent such information is provided in writing by the Buyer, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

     3.15 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing furnished to the Seller pursuant to the provisions hereof, to the best knowledge of the Buyer, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller hereby represents and warrants to the Buyer as follows:

     4.01  Corporate Organization.

          (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Seller is a bank holding company registered with the Federal Reserve Board under the BHCA. The Seller Bank is a national banking association organized and validly existing under the laws of the United States. Each of the Seller and the Seller Bank has all requisite corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Each of the Seller and the Seller Bank is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not result in, with respect to the Seller or the Seller Bank, any Material Adverse Effect.

          (b) Except for the Seller Bank, the Seller has no subsidiaries.

          (c) The minute books of each of the Seller and the Seller Bank contain complete and accurate records of all meetings and other corporate actions authorized at such meetings held or taken since January 1, 1992 to date of its stockholders and Board of Directors.

     4.02  Capitalization.

          (a) The authorized capital stock of the Seller consists of (i) 1,000,000 shares of Seller Common Stock, of which, as of March 31, 1997, 487,761 shares were issued and outstanding and (ii) (A) 50,000 shares of Class A preferred stock, par value, $1.00 per share (the "Class A Preferred Stock"), of which as of March 31, 1997, no shares were issued and outstanding and (B) 50,000 shares of Class B preferred stock, par value, $1.00 per share (the "Class B Preferred Stock"), of which, as of March 31, 1997, no shares were issued and outstanding (the Class A Preferred Stock and Class B Preferred are hereinafter referred to together as, the "Seller Preferred Stock"). All issued and outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to in this Section 4.02, and except for the Stock Option Agreement, the Seller does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the Seller to issue, deliver or sell, or cause to be issued, delivered or sold any shares of Seller Common Stock, Seller Preferred Stock, or any other equity security of the Seller or any subsidiary of the Seller or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any shares of Seller Common Stock, Seller Preferred Stock or any other equity security of the Seller or any subsidiary of the Seller or obligating the Seller to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. As of the date hereof, there are no outstanding contractual obligations of the Seller to repurchase, redeem or otherwise acquire any shares of capital stock of the Seller or any subsidiary of the Seller.

          (b) The Seller Bank is an "insured depository institution" as defined in the FDIA and applicable regulations thereunder, and the deposits of the Seller Bank are insured by the Bank Insurance Fund of the FDIC in accordance with the FDIA. The Seller Bank has paid all assessments and filed all reports required by the FDIA. As of the date hereof no proceedings for the revocation or termination of such deposit insurance are pending or to the knowledge of the Seller, threatened. The Seller Bank is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the Seller Bank to issue, deliver or sell, or cause to be issued, delivered or sold, any equity security of the Seller or the Seller Bank or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating a subsidiary of the Seller to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments or agreements. As of the date hereof, there are no outstanding contractual obligations of the Seller Bank to repurchase, redeem or otherwise acquire any shares of capital stock of the Seller or the Seller Bank. All of the issued and outstanding shares of capital stock of the Seller Bank are owned by the Seller. All of the shares of capital stock of the Seller Bank held by the Seller are fully paid and nonassessable and, except for directors' qualifying shares, are owned by the Seller free and clear of any claim, lien, encumbrance or agreement with respect thereto.

     4.03  Authority; No Violation.

          (a) The Seller has full corporate power and authority to execute and deliver this Agreement, the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by three-fourths of the members of the Board of Directors of the Seller. The Board of Directors of the Seller has directed that this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby be submitted to the stockholders of the Seller for approval at a meeting of such stockholders and, except for the adoption of this Agreement by its stockholders, no other corporate proceedings on the part of the Seller are necessary to consummate any of the transactions so contemplated by this Agreement. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by the Seller and (assuming due authorization, execution and delivery by the Buyer and the Buyer Sub) constitute the valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

          (b) The Seller Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the Bank Merger. The execution of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the

     Board of Directors of the Seller Bank. The Bank Merger Agreement has been duly and validly executed and delivered by the Seller Bank and (assuming the authorization, execution and delivery by the Buyer Bank), constitutes the valid and binding obligation of the Seller Bank, enforceable against the Seller Bank in accordance with its terms, except that enforcement thereof may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies. The Board of Directors of the Seller Bank has directed that the Bank Merger Agreement and the transactions thereby be adopted by the Seller as the sole stockholder of the Seller Bank, and except for the adoption of the Bank Merger Agreement by the Seller as the sole stockholder of the Seller Bank, no other corporate proceedings on the part of the Seller Bank are necessary to consummate the Bank Merger.

          (c) Neither the execution and delivery of this Agreement, the Bank Merger Agreement, or the other Transaction Documents by the Seller and the Seller Bank, respectively, nor the consummation by the Seller or the Seller Bank, as applicable, of the transactions contemplated by this Agreement, the Bank Merger Agreement, or the other Transaction Documents, nor compliance by the Seller or the Seller Bank, as applicable, with any of the terms or provisions thereof, will (i) assuming that the consents and approvals referred to in Section 4.04 are duly obtained, violate in any material respect any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Seller or any of its subsidiaries or any of their respective properties or assets, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Seller or the Seller Bank under, any of the terms, conditions or provisions of (A) the Articles of Organization or other charter document of like nature or By-Laws of the Seller or the Seller Bank, as the case may be, or
     (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Seller or the Seller Bank is a party as issuer, guarantor or obligor, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii)(B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the Seller or the Seller Bank.

     4.04 Consents and Approvals. Except for consents, waivers or approvals of, or filings or registrations with, the Federal Reserve Board, the OCC, the Massachusetts Board, the SEC, the Secretary of State of The Commonwealth of Massachusetts, the NYSE, certain state "Blue Sky" or securities commissioners, the DOJ or the stockholders of the Seller, no consents, waivers or approvals of or filings or registrations with any public body or authority are necessary, and except as set forth on Section 4.04 of the Seller Disclosure Schedule, no consents or approvals of any third parties (which term does not include the Board of Directors and stockholders of the Seller and the Seller Bank) are necessary, in connection with (a) the execution and delivery by the Seller of this Agreement, (b) the execution and delivery by the Seller Bank of the Bank Merger Agreement or (c) the consummation by the Seller or the Seller Bank, as applicable, of the transactions contemplated by this Agreement or the Bank Merger Agreement. The affirmative vote of holders of two-thirds of the outstanding shares of Seller Common Stock is the only vote of the holders of any class or series of capital stock or other securities of the Seller necessary to approve of this Agreement and the transactions contemplated hereby.

     4.05 Financial Statements. The Seller has made available to the Buyer copies of (a) the consolidated balance sheets of the Seller and its subsidiaries as of December 31 for the fiscal years 1994 through 1996, inclusive, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, in each case accompanied by the audit report of Arthur Andersen LLP, independent accountants for the Seller, and (b) the unaudited consolidated balance sheets of the Seller and its subsidiaries as of March 31, 1997 and March 31, 1996, the related unaudited consolidated statements of income and changes in stockholders' equity for the three (3) months ended March 31, 1997 and March 31, 1996 and the related unaudited consolidated statements of cash flows for the three (3) months ended March 31, 1997 and March 31, 1996, consolidated balance sheet (the "Seller Balance Sheet") of the Seller (including the related notes, where applicable) and the other financial statements referred to herein (including the related notes, where applicable) fairly present, the consolidated financial position and results of the consolidated operations and cash flows and changes in shareholders' equity of the Seller and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments). The books and records of the Seller and its subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements.

     4.06 Absence of Undisclosed Liabilities. None of the Seller or the Seller Bank has any obligation or liability (contingent or otherwise) that is material on a consolidated basis to the Seller, except as disclosed or reflected in the Seller Balance Sheet or any of the other financial statements described in
Section 4.05 above or Section 4.06 of the Seller Disclosure Schedule.

     4.07 Broker's Fees. Except as set forth in Section 4.07 of the Seller Disclosure Schedule, neither the Seller nor any of its officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement.

     4.08  Absence of Certain Changes or Events.  Except as set forth in Section
4.08 of the Seller Disclosure Schedule, since December 31, 1996, the Seller and the Seller Bank have not incurred any material liability, except in the ordinary course of their business consistent with their past practices, nor has there been any change in the business, assets, financial condition or results of operations of the Seller or the Seller Bank.

     4.09 Legal Proceedings. Section 4.09 of the Seller Disclosure Schedule lists all suits, actions or proceedings pending against the Seller or the Seller Bank. Except as set forth in Section 4.09 of the Seller Disclosure Schedule, there is no suit, action or proceeding pending or, to the best knowledge of the Seller, threatened, against the Seller or the Seller Bank or challenging the validity or propriety of the transactions contemplated by this Agreement or the Bank Merger Agreement, as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Seller or the Seller Bank or otherwise materially adversely affect the Seller's or the Seller Bank's, as applicable, ability to perform its obligations under this Agreement or the Bank Merger Agreement, nor is there any judgment, decree, injunction, rule or order of any legal or administrative body or arbitrator outstanding against the Seller or the Seller Bank having, or which insofar as reasonably can be foreseen, in the future could have, any such effect.

     4.10  Taxes and Tax Returns.

          (a) The Seller and each of its subsidiaries (referred to for purposes of this Section 4.10, collectively, as the "Companies") have timely filed in correct form all Tax Returns that were required to be filed by any of them on or prior to the date hereof (the "Filed Tax Returns"), each Filed Tax Return has been prepared in compliance with all applicable laws and regulations, and all Filed Tax Returns are true and accurate in all respects. The Companies have made available to the Buyer correct and complete copies of all federal income Tax Returns filed with respect to the Companies for taxable periods ended on or after December 31, 1991, and all examination reports, and statements of deficiencies assessed against or agreed to by any of the Companies with respect to such taxable periods..

          (b) The Companies have paid all Taxes required to be paid.

          (c) No assessment that has not been settled or otherwise resolved has been made with respect to Taxes not shown on the Filed Tax Returns No deficiency in Taxes or other proposed adjustment that has not been settled or otherwise resolved has been asserted in writing by any taxing authority against any of the Companies. No Tax Return of any of the Companies is now under examination by any applicable taxing authority nor have any of the Companies consented to any extension of the period for assessment or collection with respect to any Tax. There are no liens for Taxes (other than current Taxes not yet due and payable) on any of the assets of any Company. None of the Companies has requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Time. No claim has ever been made by a taxing authority in a jurisdiction where any of the Companies does not pay Tax or file Tax Returns that such of the Companies is or may be subject to Taxes assessed by that jurisdiction.

          (d) Adequate provision has been made on the Seller Balance Sheet for all Taxes of the Companies in respect of all periods through the date hereof.

          (e) None of the Companies is a party to or bound by any Tax indemnification, Tax allocation or Tax sharing agreement with any person or entity or has any current or potential contractual obligation to indemnify any other person or entity with respect to Taxes.

          (f) None of the Companies has filed or been included in a combined, consolidated or unitary income Tax Return (including any consolidated federal income Tax Return) other than one of which one of the Companies or the Seller was the parent.

          (g) Except as set forth in Section 4.10(g) of the Seller Disclosure Schedule, none of the Companies has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under Code Section 280G.

          (h) None of the Companies has made or is affected by any elections under Code Sections 108(b)(5), 338(g), or 565, or Treasury Regulation Sections 1.1502-20(g) or 1.1502-32(f)(2).

          (i) The Companies have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

          (j) None of the Companies has a permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country, or otherwise operates or conducts business through any branch in any foreign country.

          (k) None of the Companies will be required, as a result of a change in method of accounting for any period ending on or before the Effective Time, to include any adjustment under Section 481(c) of the Code (or any similar or corresponding provision or requirement of federal, state, local or foreign income Tax law) in taxable income for any period ending after the Effective Time.

          (l) None of the assets of any of the Companies directly or indirectly secures any indebtedness the interest on which is tax-exempt under Section 103(a) of the Code, and none of the Companies is directly or indirectly an obligor or a guarantor with respect to any such indebtedness.

          (m) None of the Companies has not filed a consent under Code Sec. 341(f) concerning collapsible corporations or agreed to have Section 341(f)(2) of the Code apply to any disposition of an asset owned by the Seller.

          (n) None of the assets of the Companies constitutes a taxable mortgage pool as defined in Section 7701(i) of the Code.

          (o) None of the Companies is or has been a United States real property holding company (as defined in Section 897(c)(2) of the Code).

          (p) None of the Companies owns any residual interest in a real estate mortgage investment conduit as defined in Section 860D of the Code.

          (q) No property of the Companies is property that any of the Companies is or will be required to treat as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

          (r) For purposes of this Section 4.10:

             (A) "Tax" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee or other tax or levy, of any kind whatsoever, including any interest, penalties or additions to tax in respect of the foregoing.

             (B) "Tax Return" means any return, declaration, report, claim for refund, information return or other document (including any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

     4.11  Employees.

          (a) Except as set forth in Section 4.11(a) of the Seller Disclosure Schedule, neither the Seller nor the Seller Bank maintains or contributes to any "employee pension benefit plan" (the "Seller Pension Plans"), as such term is defined in Section 3 of ERISA, "employee welfare benefit plan" (the "Seller Benefit Plans"), as such term is defined in Section 3 of ERISA, stock option plan, stock purchase plan, deferred compensation plan, other employee benefit plan for employees of the Seller or the Seller Bank, or any other plan, program or arrangement of the same or similar nature that provides benefits to non-employee directors of the Seller or the Seller Bank (collectively, the "Seller Other Plans").

          (b) The Seller shall have delivered to the Buyer contemporaneous with the delivery of the Seller Disclosure Schedule a complete and accurate copy of each of the following with respect to each of the Seller Pension Plans, the Seller Benefit Plans and the Seller Other Plans: (i) plan document;
     (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

          (c) The current value of the assets of each of the Seller Pension Plans subject to Title IV of ERISA exceeds that plan's "Benefit Liabilities" as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if that plan terminated in accordance with all applicable legal requirements.

          (d) Each of the Seller Pension Plans and each of the Seller Benefit Plans has been administered in compliance with its terms in all material respects and is in compliance in all material respects with the applicable provisions of ERISA (including, but not limited to, the funding and prohibited transactions provisions thereof), the Code and other applicable laws.

          (e) There has been no reportable event within the meaning of Section 4043(b) of ERISA or any waived funding deficiency within the meaning of
     Section 412(d)(3) (or any predecessor section) of the Code with respect to any the Seller Pension Plan.

          (f) The Seller and the Seller Bank have made or provided for all contributions to the Seller Pension Plans required thereunder.

          (g) Neither the Seller nor the Seller Bank contributes or has contributed to any "Multiemployer Plan," as such term is defined in Section 3(37) of ERISA.

          (h) Each of the Seller Pension Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code is so qualified, and the Seller is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan.

          (i) Except as set forth in Section 4.11(i) of the Seller Disclosure Schedule, neither the Seller nor the Seller Bank is party to or maintains any contract or other arrangement with any employee or group of employees, providing severance payments, stock or stock-equivalent payments or post-employment benefits of any kind or providing that any otherwise disclosed plan, program or arrangement will irrevocably continue, with respect to any or all of its participants, for any period of time.

     4.12 Agreements with Banking Authorities. Section 4.12 of the Seller Disclosure Schedule lists all prior written agreements, memoranda of understanding or orders to cease and desist between the Seller and the Seller Bank with any federal or state governmental entity charged with the supervision or regulation of banks or bank holding companies. All agreements listed in
Section 4.12 of the Seller Disclosure Schedule have been terminated. Neither the Seller nor the Seller Bank is currently a party to any commitment, letter (other than letters addressed to regulated depository institutions generally), written agreement, memorandum of understanding or order to cease and desist with any federal or state governmental entity charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder, and neither the Seller nor the Seller Bank has received written notification from any such federal or state governmental entity that any such Person may be requested to enter into, or otherwise be subject to, any such commitment, letter, written agreement, memorandum of understanding or cease and desist order.

     4.13 Material Agreements. Section 4.13 of the Seller Disclosure Schedule lists the following contracts and other agreements to which the Seller or the Seller Bank is currently a party:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $100,000 per annum;

          (ii) any agreement (or group of related agreements) for the purchase of supplies, products or other personal property, or for the furnishing or receipt of services that involves consideration in excess of $100,000 per annum;

          (iii) any agreement constituting a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which the Seller has created, incurred, assumed or guaranteed any indebtedness for borrowed money in excess of $100,000 or under which it has imposed a security interest on any of its assets, tangible or intangible;

          (v) any agreement concerning confidentiality or noncompetition;

          (vi) any agreement with the Seller or any of its affiliates (other than the Company);

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other plan or arrangement for the benefit of its current or former directors, officers and employees;

          (viii) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or providing severance benefits;

          (ix) any agreement under which it has advanced or loaned any amount to any of its directors, officers and employees outside the ordinary course of business;

          (x) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the Seller; or

          (xi) any other agreement (or group of related agreements), the performance of which involves consideration in excess of $100,000.

     The Seller has made available to the Buyer a correct and complete copy of each written agreement listed in Section 4.13 of the Seller Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement, if any, referred to in Section 4.13 of the Seller Disclosure Schedule. Each such written agreement constitutes the legal, valid and binding obligation of the parties thereto, enforceable against such obligor in accordance with the terms thereof (except as enforcement may be limited by general principles of equity whether applied in a court of law or equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally). Neither the Seller nor the Seller Bank is in default under, or with the giving of notice or the lapse of time, or both, would be in default under, any of the terms or conditions of any contract, agreement or commitment to which the Seller or the Seller Bank is a party (including but not limited to the matters listed in paragraph (a) above.) To the knowledge of any of the Seller's officers and directors, or those of the Seller Bank, there have occurred no default or event which, with the giving of notice or the lapse of time, or both, would constitute a default by any other party to any such contract, agreement or commitment.

     4.14 Ownership of Property. Section 4.14 of the Seller Disclosure Schedule sets forth a true and complete list of all real property owned, leased or operated by the Seller or the Seller Bank (including all of the branches of the Seller Bank and all of the Seller's properties acquired by foreclosure proceedings in the ordinary course of business) as of the date hereof. The Seller directly or indirectly through the Seller Bank has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, including, without limitation, the capital stock of the Seller Bank and all other assets and properties reflected in its consolidated balance sheet as of March 31, 1997, or acquired subsequent thereto subject to no encumbrances, liens, mortgages, security interests or pledges, except (a) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet and not otherwise prohibited by the terms hereof, (b) dispositions for adequate consideration in the ordinary course of business or as expressly permitted by the terms hereof, (c) statutory liens for amounts not yet delinquent or which are being contested in good faith, (d) those items that secure public or statutory obligations or any discount with, borrowing from, or other obligations to, any Federal Reserve Bank or Federal Home Loan Bank, inter-bank credit facilities, or any transaction by a subsidiary acting in a fiduciary capacity, and (e) such encumbrances, liens, mortgages, security interests, and pledges that are not material in character, amount or extent. Neither the Seller nor the Seller Bank has received any notice of violation of any applicable zoning or environmental regulation, ordinance or other law, order, regulation, or requirement relating to its properties. The Seller and the Seller Bank as lessees have the right under valid and existing leases to occupy, use, possess and control all property leased by the Seller and its subsidiaries as presently occupied, used, possessed and controlled by the Seller and the Seller Bank. Neither the Seller nor the Seller Bank is in default, and there has not occurred any event that with the lapse of time or giving of notice or both would constitute a default, under any leases pursuant to which the Seller or the Seller Bank leases any real property. All such leases constitute legal, valid and binding obligations of the Seller or the Seller Bank and, to the knowledge of the Seller, the other party thereto, enforceable by the Seller or the Seller Bank in accordance with their respective terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.
Section 4.14 of the Seller Disclosure Schedule sets forth the expiration date and renewal terms of each such lease. Neither the Seller nor the Seller Bank has received notice of, or made a claim with respect to, any breach or default under any leases pursuant to which the Seller or the Seller Bank lease any real property.

     4.15 Reports. Since January 1, 1994, the Seller and the Seller Bank have filed, and subsequent to the date hereof will file, all reports, together with any amendments required to be made with respect thereto, that were and are required to be filed with (a) the Federal Reserve Board, (b) the OCC, and (c) any applicable state securities or banking authorities (all such reports and statements are collectively referred to herein as the "Seller Reports"). As of their respective dates, the Seller Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.16 Compliance with Applicable Law. Each of the Seller and the Seller Bank holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and each of the Seller and the Seller Bank has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation or policy of, or agreement with, any federal, state or local governmental agency or authority relating to the Seller or the Seller Bank, and neither the Seller nor the Seller Bank has received any notice of any violation of, or commencement of any proceeding in connection with any such violation (including but not limited to any hearing or investigation relating to the imposition or contemplated imposition of fines or penalties), and does not know of any violation of, any such law, statute, order, rule, regulation, policy or agreement which would have such a result.

     4.17 Environmental Matters. Except as disclosed in Section 4.17 of the Seller Disclosure Schedule, the Seller and the Seller Bank are in material compliance and have always been in material compliance with all environmental laws, rules, regulations and standards promulgated, adopted or enforced by the United States Environmental Protection Agency (the "EPA") and of similar agencies in states in which they conduct their respective business. Except as disclosed in Section 4.17 of the Disclosure Schedule, there is no suit, claim, action or proceeding now pending before any court, governmental agency or board or other forum, or, to the knowledge of the Seller, threatened by any person, as to which there is a reasonable probability of an adverse determination (i) for alleged noncompliance with any environmental law, rule or regulation or (ii) relating to the discharge or release into the environment of any hazardous material or waste at or on a site presently or formerly owned, leased or operated by the Seller or the Seller Bank or in which the Seller or the Seller Bank has a lien or other security interest.

     4.18 Chapters 110D and 110F Not Applicable. The provisions of Chapters 110D and 110F of the Massachusetts General Laws will not, prior to the termination of this Agreement, assuming the accuracy of the representations contained in Section 3.12 hereof (without giving effect to the knowledge qualification thereof), apply to this Agreement or any of the transactions contemplated hereby.

     4.19 Ownership of Buyer Common Stock. Except as set forth in Section 4.19 of the Seller Disclosure Schedule, as of the date hereof, neither the Seller nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a) beneficially own, directly or indirectly, or (b) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Buyer, which in the aggregate represent five percent (5%) or more of the outstanding shares of capital stock of the Buyer entitled to vote generally in the election of directors (other than Trust Account Shares).

     4.20 Insurance. The Seller and the Seller Bank is presently insured, and since January 1, 1992 has been insured, for reasonable amounts against such risks as companies engaged in a similar business in a similar location would, in accordance with good business practice, customarily be insured. The Seller has made available to the Buyer copies of policies relating to insurance maintained by the Seller or the Seller Bank with respect to their properties and the conduct of their respective businesses.

     4.21 Labor. No work stoppage involving the Seller or the Seller Bank is pending or, to the best knowledge of the Seller's management, threatened. Neither the Seller nor the Seller Bank is involved in, or, to the best knowledge of the Seller's management, threatened with or affected by, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters. No employees of the Seller or the Seller Bank are represented by any labor union, and, to the best knowledge of the Seller's management, no labor union is attempting to organize employees of the Seller or the Seller Bank.

     4.22  Material Interests of Certain Persons.  Except as disclosed in
Section 4.22 of the Seller Disclosure Schedule, no officer or director of the Seller, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Seller or the Seller Bank.

     4.23 Absence of Registration Obligations. Neither the Seller nor the Seller Bank is under any obligation, contingent or otherwise, by reason of any agreement to register any of its securities under the Securities Act which will survive the Merger.

     4.24 Loans. All currently outstanding loans of, or current extensions of credit by, the Seller or the Seller Bank (individually, a "Loan," and collectively, the "Loans") were solicited, originated and currently exist in material compliance with all applicable requirements of federal and state law and regulations promulgated thereunder and applicable loan policies of the Person extending the same, except for such changes to the circumstances of the obligor thereunder or the collateral occurring subsequent to the origination thereof and over which the Seller or the Seller Bank had no control. The Loans are adequately documented and each note evidencing a Loan or loan or credit agreement or security instrument related to the Loans constitutes a valid, legal and binding obligation of the obligor thereunder, enforceable in accordance with the terms thereof except when the failure thereof, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Seller or the Seller Bank. There are no oral modifications or amendments or additional agreements related to the Loans that are not reflected in the records of the Seller or the Seller Bank, and no claims of defense as to the enforcement of any Loan has been asserted and the Seller is aware of no acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense except where such would not have a Material Adverse Effect with respect to the Seller or the Seller Bank. The Seller and the Seller Bank currently maintain, and shall continue to maintain, an allowance for loan losses allocable to the Loans which is adequate to provide for all known and estimable losses, net of any recoveries relating to such extensions of credit previously charged off, on the Loans, such allowance for loan losses complying in all material respects with all applicable loan loss reserve requirements established in accordance with GAAP and by any governmental authorities having jurisdiction with respect to the Seller or the Seller Bank. Except as set forth in Section
4.24 of the Seller Disclosure Schedule, none of the Loans are presently serviced by third parties and there is no obligation which could result in any Loan becoming subject to any third party servicing.

     4.25 Capitalization. As of the date hereof, without giving effect to the transactions contemplated hereby, the Seller Bank will (a) remain "well capitalized", as defined in the FDIA, and (b) meet all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over such Persons, including without limitation, any such higher requirement, standard or ratio as shall apply to institutions engaging in the acquisition of insured institution deposits, assets or branches, and no such regulator has indicated that it will condition any of the regulatory approvals upon an increase in such Persons' capital or compliance with any special capital requirement, standard or ratio.

     4.26 CRA Rating. The Seller Bank was rated "Satisfactory" following its most recent Community Reinvestment Act examination by the OCC. Neither the Seller nor the Seller Bank has received any notice of and none of such Persons has any knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

     4.27 Seller Information. The information relating to the Seller and the Seller Bank to be contained in the Seller Proxy Statement as described in
Section 5.04 hereof, and any other documents filed with the SEC or any regulatory agency in connection herewith, to the extent such information is provided in writing by the Seller, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading.

     4.28 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Seller Disclosure Schedule, furnished to the Buyer pursuant to the provisions hereof, to the best knowledge of the Seller, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

     5.01 Conduct of the Business of the Seller. During the period from the date of this Agreement to the Effective Time, the Seller:

          (a) shall, and shall cause the Seller Bank to, conduct its business and engage in transactions only in the ordinary and usual course of business consistent with past practices, which shall mean (i) conducting its banking and other business in the ordinary and usual course, (ii) refraining from any of the activities described in Section 5.01(b) below,
     (iii) not entering into any material transactions except in the ordinary and usual course of business consistent with past practices and (iv) complying with the following covenants:

             (A) maintaining its corporate existence and good standing;

             (B) using all commercially reasonable efforts to maintain and keep its properties in as good repair and condition in all material respects as they presently exist, except for ordinary wear and tear and damage due to casualty;

             (C) using all commercially reasonable efforts to maintain in full force and effect insurance generally comparable in amount and in scope of coverage to that now maintained by it;

             (D) complying with and performing in all material respects its obligations and duties (y) under contracts, leases and documents relating to or affecting its assets, properties and business and (z) imposed upon it by all federal, state and local laws and all rules, regulations and orders imposed by federal, state or local governmental authorities, judicial orders, judgments, decrees and similar determinations; and

             (E) using all commercially reasonable efforts to preserve its business organization intact and the goodwill of those having business relationships with the Seller or the Seller Bank, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships with borrowers, depositors, other customers and others having business relationships with it;

          (b) shall not and shall not permit any of its subsidiaries to, without the prior written consent of the Buyer:

             (i) engage or participate in any material transaction or incur or sustain any material obligation or liability except in the ordinary, regular and usual course of its businesses consistent with past practices;

             (ii) offer an interest rate with respect to any deposit that would constitute such deposit a "brokered deposit" under 12 C.F.R. sec.337.6(a)(l)(ii);

             (iii) except in the ordinary, regular and usual course of business consistent with past practices and in an immaterial aggregate amount, sell, lease, transfer, assign, encumber or otherwise dispose of or enter into any contract, agreement or understanding to lease, transfer, assign, encumber or dispose of any of its assets;

             (iv) file any application to open, close or relocate any branch office;

             (v) open, close, relocate, or give any notice (written or verbal) to customers or governmental authorities or agencies to open, close or relocate the operations of any branch office; or

             (vi) waive any material right, whether in equity or at law, that it has with respect to any asset except in the ordinary, regular and usual course of business consistent with past practice;

          (c) shall, at the Buyer's request and expense, use all commercially reasonable efforts to cooperate with the Buyer with respect to preparation for the combination and integration of the businesses, systems and operations of the Buyer and the Seller, and shall confer on a regular and frequent basis with one or more representatives of the Buyer to report on operational and related matters;

          (d) shall, subject to any restrictions under applicable law or regulation, promptly notify the Buyer of any emergency or other change in the normal course of its or the Seller Bank's businesses or in the operation of its or the Seller Bank's properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material to the business, results of operations, financial condition or prospects of either the Seller on a consolidated basis or the Seller Bank considered independently;

          (e) shall not declare or pay any dividends on or make any other distributions in respect of Seller Common Stock or Seller Preferred Stock, except for (1) quarterly cash dividends not exceeding $.15 per share per quarter; provided, however, that after the date of this Agreement, the Seller shall coordinate with the Buyer the declaration of any quarterly dividends in respect of Seller Common Stock and, if necessary, change the record dates and the payment dates relating thereto, it being the intention of the parties hereto that the holders of Seller Common Stock shall not receive two dividends or fail to receive one dividend, for any single calendar quarter with respect to their shares of Seller Common Stock and any share of Buyer Common Stock any such holder received in exchange therefor in the Merger and (2) a special one-time cash dividend declared and payable prior to the Effective Time in an amount equal to the per share number determined by multiplying .30 by a fraction, the numerator of which is the number of calendar days from January 1, 1997 to the payment date of the special dividend referred to herein and the denominator of which is 365;

          (f) shall not adopt or amend (other than amendments required by applicable law or amendments that reduce amounts payable by it or the Seller Bank) in any material respect any Seller Pension Plan, any Seller Benefit Plan or any Seller Other Plan or enter (or permit any of its subsidiaries to enter) into any employment, severance or similar contract with any person (including, without limitation, contracts with management which might require that payments be made upon the consummation of the transactions contemplated hereby) or amend any such existing agreements, plans or contracts to increase any amounts payable thereunder or benefits provided thereunder, or grant or permit any increase in compensation to its or the Seller Bank's employees as a class or pay any bonus;

          (g) shall not, with respect to itself or any of its subsidiaries, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement with respect to, any merger, consolidation, purchase and assumption transaction or business combination (other than the Merger or the Bank Merger), any acquisition of a material amount of assets or securities or assumption of liabilities (including deposit liabilities), any disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights not in the ordinary course of business and consistent with past practices;

          (h) shall not propose or adopt amendments to its or any of its subsidiaries articles of organization or By-Laws;

          (i) shall not issue, deliver or sell any shares (whether original issuance or from treasury shares) of its capital stock or securities convertible into or exercisable for shares of its capital stock (or permit any of its subsidiaries to issue, deliver or sell any shares of such subsidiaries' capital stock or securities convertible into or exercisable for shares of such subsidiaries' capital stock), except upon exercise of the Seller Option, as applicable, or effect any stock split, reverse stock split, recapitalization, reclassification or similar transaction or otherwise change its equity capitalization as it existed on March 31, 1997;

          (j) shall not grant, confer or award any options, warrants, conversion rights or other rights to acquire any shares of its capital stock;

          (k) shall not purchase, redeem or otherwise acquire, or permit the Seller Bank to purchase, redeem or otherwise acquire, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except in a fiduciary capacity;

          (l) shall not impose, or suffer the imposition, on any share of capital stock held by it or the Seller Bank of any material lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist;

          (m) shall not incur, or permit any of its subsidiaries to incur, any additional debt obligation or other obligation for borrowed money, or to guaranty any additional debt obligation or other obligation for borrowed money, except in the ordinary course of business consistent with past practices, which shall include but not necessarily be limited to creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit and entry into repurchase agreements or other similar arrangements commonly employed by banks;

          (n) shall not incur or commit to any capital expenditures or any obligations or liabilities in connection therewith, other than capital expenditures and such related obligations or liabilities incurred or committed to in the ordinary and usual course of business consistent with past practices, and, in all cases, the Seller agrees to consult with the Buyer with respect to capital expenditures that individually exceed $75,000 or cumulatively exceed $300,000;

          (o) shall not change its methods of accounting in effect at December 31, 1996, except as may be required by changes in GAAP as concurred in by the Seller's independent auditors, and the Seller shall not change its fiscal year;

          (p) shall file all reports, applications and other documents required to be filed by it with the SEC or any other governmental entity between the date of this Agreement and the Effective Time and shall make available to the Buyer copies of all such reports promptly after the same are filed;

          (q) shall use its commercially reasonable efforts to improve its business, results of operations, financial condition and prospects;

          (r) shall not take any action which would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code;

          (s) shall not, except as expressly contemplated hereby, enter into any contract with any Affiliate;

          (t) shall not, except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any changes in any of its material leases or contracts, other than renewals of contracts and, subject to the provisions of Section 5.18 hereof, leases without material adverse change of terms;

          (u) shall not, other than in prior consultation with the other party to this Agreement, restructure or materially change its investment securities portfolio or its gap position through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

          (v) shall not agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any of its representations or warranties contained herein untrue or incorrect in any material respect.

     5.02  Access to Properties and Records; Confidentiality.

          (a) The Seller shall permit the Buyer reasonable access to its properties and those of the Seller Bank, and shall disclose and make available to the Buyer all Records, including all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of the Seller and the Seller Bank, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, By-Laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which the Buyer may reasonably have an interest in light of the transactions contemplated hereby. The Seller shall make arrangements with each third party provider of services to the Seller to permit the Buyer reasonable access to all of the Seller's Records held by each such third party. The Buyer shall permit the Seller reasonable access to such properties and records of the Buyer and/or its subsidiaries in which the Seller may reasonably have an interest in light of the transactions contemplated hereby. Neither the Buyer nor the Seller nor any of their respective subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would jeopardize the attorney-client privilege of the institution in possession or control of such information, or would contravene any law, rule, regulation, order, judgment, decree or binding agreement. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          (b) All Confidential Information furnished by each party hereto to the other, or to any of its affiliates, directors, officers, employees, representatives or agents (such persons being collectively referred to herein as "Representatives"), shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby, and, if such transactions shall not occur, the party receiving the information, or any of its affiliates or Representatives, as the case may be, shall return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall keep confidential all such information for the period hereinafter referred to, and shall not directly or indirectly at any time use such information for any competitive or other commercial purpose; provided, however, that the Buyer and its affiliates shall be permitted to retain and share with their regulators, examiners and auditors (who need to know such information and are informed of the confidential nature thereof and directed to treat such information confidentially) such materials, files and information relating to or constituting the Buyer's or any of its affiliate's or Representatives' work product, presentations or evaluation materials as the Buyer deems reasonably necessary or advisable in connection with auditing or examination purposes. The obligation to keep such information confidential shall continue for two (2) years from the date this Agreement is terminated. In the event that either party or its affiliates or Representatives are requested or required in the context of a litigation, governmental, judicial or regulatory investigation or other similar proceeding (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar process) to disclose any Confidential Information, the party or its affiliate or its Representative so requested or required will directly or through the party of such affiliate or Representative, if practicable and legally permitted, prior to providing such information, and as promptly as practicable after receiving such request, provide the other party with notice of each such request or requirement so that the other party may seek an appropriate protective order or other remedy or, if appropriate, waive compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the party or affiliate or Representative so requested or required is, in the written opinion of its counsel, legally required to disclose Confidential Information to any tribunal, governmental or regulatory authority, or similar body, the party or affiliate or Representative so required may disclose that portion of the Confidential Information which it is advised in writing by such counsel it is legally required to so disclose to such tribunal or authority or similar body without liability to the other party hereto for such disclosure. The parties and their affiliates and Representatives will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded the information so disclosed.

     As used in this Section 5.02(b), "Confidential Information" means all data, reports, interpretations, forecasts and records (whether in written form, electronically stored or otherwise) containing or otherwise reflecting information concerning the disclosing party or its affiliates which is not available to the general public and which the disclosing party or any affiliate or any of their respective Representatives provides or has previously provided to the receiving party or to the receiving party's affiliates or Representatives at any time in connection with the transactions contemplated by this Agreement, including but not limited to any information obtained by meeting with Representatives of the disclosing party or its affiliates, together with summaries, analyses, extracts, compilations, studies, personal notes or other documents or records, whether prepared by the receiving party or others, which contain or otherwise reflect such information. Notwithstanding the foregoing, the following information will not constitute "Confidential Information": (i) information that is or becomes generally available to the public other than as a result of a disclosure by the receiving party or any affiliate or Representative of the receiving party, (ii) information that was previously known to the receiving party or its affiliates or Representatives on a nonconfidential basis prior to its disclosure by the

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disclosing party, its affiliates or Representatives, (iii) information that became or becomes available to the receiving party or any affiliate or Representative thereof on a nonconfidential basis from a source other than the disclosing party or any affiliate or Representatives of the disclosing party, provided that such source is not known by the disclosing party or its affiliates or Representatives to be subject to any confidentiality agreement or other legal restriction on disclosing such information and (iv) information that has been independently acquired or developed by the receiving party or its affiliates or Representatives without violating the obligations of this Section 5.02(b).

     5.03 No Solicitation. Unless and until this Agreement shall have been properly terminated by either party pursuant to Section 8.01 hereof, neither the Seller nor any of its subsidiaries shall (and the Seller and the Seller Bank shall use all commercially reasonable efforts to cause its Representatives, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, initiate or participate in any discussions or negotiations with, or, subject to the fiduciary obligations of the Seller's Board of Directors (as advised in writing by outside counsel), provide any information to, any corporation, partnership, person or other entity or group (other than the Buyer and its affiliates or Representatives) concerning any merger, tender offer, sale of substantial assets, sale of shares of capital stock or debt securities or similar transaction involving the Seller or the Seller Bank (an "Acquisition Transaction"). The Seller will immediately communicate to the Buyer the terms of any proposal, discussion, negotiation or inquiry relating to an Acquisition Transaction and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction (which shall mean that any such communication shall be delivered no less promptly than by telephone within 24 hours of the Seller's receipt of any such proposal or inquiry) or its receipt of any request for information from the Federal Reserve Board, the DOJ, or any other governmental agency or authority with respect to a proposed Acquisition Transaction.

     5.04  Regulatory Matters; Consents.

          (a) The Seller shall promptly assist in the preparation of the Seller Proxy Statement and seek clearance of such Seller Proxy Statement by the OCC, if required, and the Buyer shall promptly prepare and file with the SEC a registration statement on Form S-4 (the "S-4") in which the Seller Proxy Statement will be included as a prospectus. The Buyer shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Seller shall thereafter mail the Seller Proxy Statement to the Seller's stockholders. The Buyer shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and the Seller shall furnish all information concerning the Seller and the holders of the Seller Common Stock as may be reasonably requested in connection with any such action.

          (b) The Seller and the Buyer shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Seller or the Buyer, as the case may be, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any government regulatory body, department, agency or authority in connection with the transactions contemplated by this Agreement or the Bank Merger Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and government regulatory bodies, departments, agencies or authorities necessary or advisable to consummate the transactions contemplated by this Agreement or the Bank Merger Agreement, and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein and therein.

          (c) The Buyer and the Seller shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Seller Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of the Buyer, the Seller or any of their respective subsidiaries to any governmental regulatory body, department, agency or authority in

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

     connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement or the Bank Merger Agreement.

          (d) The Seller and the Buyer shall promptly advise each other upon receiving any communication from any government regulatory body, department, agency or authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement which causes such party to believe that there is a reasonable likelihood that such requisite approval will not be obtained or that the receipt of such approval will be materially delayed.

          (e) Each of the Seller and the Buyer will cooperate with the other and use all reasonable efforts to prepare all necessary documentation, to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement.

     5.05 Approval of Stockholders. The Seller will (a) as promptly as practicable, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving this Agreement and the Merger, and for such other purposes as may be necessary or desirable,
(b) subject to the fiduciary responsibility of the Board of Directors of the Seller as advised by counsel in writing, recommend to its stockholders the approval of the aforementioned matters to be submitted by it to its stockholders, and (c) cooperate and consult with the Buyer with respect to each of the matters set forth in (a) above.

     5.06 Agreements of the Seller's Affiliates. The Seller shall identify in a letter to the Buyer, after consultation with counsel, all persons who, at the time of the meeting of its stockholders referred to in Section 5.05 hereof, it believes may be deemed to be "affiliates" of the Seller, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Seller Affiliates"). The Seller shall use all reasonable efforts to cause each person who is identified as a Seller Affiliate in the letter referred to above to deliver to the Buyer at least thirty (30) days prior to the Effective Time an executed copy of the Seller Affiliates Agreement. Prior to the Effective Time, the Seller shall use all reasonable efforts to cause each additional person who is identified as a Seller Affiliate to execute a copy of the Seller Affiliates Agreement.

     5.07 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to, as promptly as practicable, take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, the Bank Merger Agreement or to vest the Buyer with full title to all properties, assets, rights, approvals, immunities and franchises of the Seller. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the Bank Merger Agreement or to vest the Buyer with full title to all properties, assets, rights, approvals, immunities and franchises of the Seller, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     5.08 Public Announcements. From the date of this Agreement to the Closing Date, neither of the parties hereto shall make or send a Public Announcement unless the other party shall have first been afforded reasonable opportunity to review and comment on the text of such Public Announcement prior to the delivery of the same; provided, however, that nothing in this Section shall prohibit any party hereto from making any Public Announcement which its legal counsel deems necessary under law, if it makes a good faith effort to obtain the other party's comment to the text of the Public Announcement before making it public.

     5.09 The Buyer Sub. The Buyer has caused the Buyer Sub to be organized under the laws of The Commonwealth of Massachusetts. The authorized capital stock of the Buyer Sub consists or will consist of one hundred (100) shares of common stock, $0.01 par value per share, all of which shares are directly owned by the Buyer. The Buyer will directly or indirectly cause all outstanding shares of capital stock of the Buyer Sub to be voted in favor of this Agreement and the Merger and not to be voted to modify or rescind, or otherwise permit the modification or rescission of, such vote prior to a termination of this Agreement in accordance with Section 8.01 hereof.

     5.10 Tax-Free Reorganization Treatment. Neither the Buyer nor the Seller shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger or

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

the Bank Merger as a "reorganization" within the meaning of Section 368(a) of the Code; provided, however, that nothing herein shall limit the ability of the Buyer to exercise its rights under the Seller Option Agreement.

     5.11 Stock Exchange Listing. The Buyer shall use all reasonable efforts to cause the shares of the Buyer Common Stock to be issued in connection with the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as of or prior to the Effective Time.

     5.12  Employment and Benefit Matters.

     Offer of Employment; Service Credit. The Buyer will continue to offer employment to all employees of the Seller and the Seller Bank until at least May 31, 1998. In the event that after May 31, 1998, the position of any qualified employee of the Seller or Seller Bank is eliminated by the Buyer, the Buyer will offer such employee a comparable position with the Buyer or an affiliate of the Buyer at another location of the Buyer or an affiliate of the Buyer. Notwithstanding the foregoing, the Buyer shall retain the right to terminate any employee of the Seller or the Seller Bank for cause. In the event that any employee of the Seller or the Seller Bank is transferred to the Buyer or any affiliate of the Buyer or becomes a participant in an employee benefit plan, program or arrangement maintained by or contributed to by the Buyer or its affiliates (any such employee, a "Transferred Employee"), the Buyer shall cause such plan, program or arrangement to treat the prior service of such Transferred Employee with the Seller or the Seller Bank, to the extent such prior service is recognized under the comparable plan, program or arrangement of the Seller, as service rendered to the Buyer or its affiliate, as the case may be, for purposes of eligibility to participate, vesting and eligibility for special benefits under such plan, program or arrangement of the Buyer, but not for benefit accrual generally where such accrual would duplicate benefits receivable under a Seller Pension Plan, Seller Benefit Plan or Seller Other Plan. The Buyer agrees to provide the Transferred Employees with the types of employee benefits maintained by the Buyer immediately prior to the Effective Time and with levels of employee benefits in the aggregate no less favorable than those maintained by the Buyer for the Buyer's own employees.

     5.13 Accountants' Letters. The Seller shall use all reasonable efforts to cause to be delivered to the Buyer letters from its independent public accountants, dated the date on which the S-4 (or last amendment thereto) shall become effective and dated the date of the Closing, relating to the financial condition of the Seller and the transactions contemplated by this Agreement, and addressed to the Buyer, in form and substance which is reasonably satisfactory to the Buyer and customary in transactions of the nature contemplated hereby.

     5.14. Maintenance of Records. Through the Effective Time, the Seller will maintain the Records in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. The Buyer may, at its own expense, make such copies of and excerpts from the Records as it may deem desirable. All Records, whether held by the Buyer or the Seller, shall be maintained for such periods as are required by law, unless the parties shall, applicable law permitting, agree in writing to a different period. From and after the Effective Time, the Buyer shall be solely responsible for continuing maintenance of such Records.

     5.15 Leases. The Seller shall consult with the Buyer before renewing or extending any material lease of the Seller or the Seller Bank of real property or lease relating to furniture, fixtures or equipment that is currently in effect but that would otherwise expire on or prior to the Effective Time. The Seller shall not cancel, terminate or take other action that is likely to result in any cancellation or termination of any such lease without prior written notice to the Buyer.

     5.16 Advice of Changes. The Buyer and the Seller shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, each party will promptly supplement or amend the Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure

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

Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 6.02(a) or 6.03(a) hereof, as the case may be, or the compliance by the Seller, with the covenants set forth in Sections 5.01.

     5.17 Simultaneous Execution of Bank Merger Agreement. Simultaneously herewith, the Buyer Bank and the Seller Bank are executing the Bank Merger Agreement. The Buyer, with respect to the Buyer Bank, and the Seller, with respect to the Seller Bank, shall each cause the Bank Merger Agreement to be approved as the sole stockholder of the Buyer Bank and the Seller Bank, respectively.

     5.18 Directors' and Officers' Indemnification. The Buyer agrees that all rights to indemnification existing in favor, and all limitations in the personal liability, of any director, officer or employee of the Seller or the Seller Bank provided for in the Seller's or the Seller Bank's articles of organization, articles of association or by-laws as in effect as of the date hereof, with respect to matters occurring prior to the Effective Time, shall survive the Merger and the Bank Merger and shall continue in full force and effect for a period of not less than six (6) years from the Closing Date; provided, however, that all rights to indemnification in respect of any claims asserted or made within such period shall continue until the disposition of each claim.

                                   ARTICLE VI

                               CLOSING CONDITIONS

     6.01 Conditions to Each Party's Obligations Under This Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

          (a) Stockholder's Approval. This Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Seller Common Stock or such greater number as may be required pursuant to the Articles of Organization of the Seller in accordance with applicable law.

          (b) Governmental Consents. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental or regulatory authority or agency (all of the foregoing being referred to as "Consents") which are necessary for the consummation of the Merger and the Bank Merger, if the Buyer has determined to proceed with the Bank Merger, shall have been filed, occurred or been obtained (all such authorizations, orders, declarations, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. In addition, the Buyer shall have received all state securities or blue sky permits and other authorizations necessary to issue Buyer Common Stock pursuant to the Merger in accordance with all applicable state securities or blue sky laws.

          (c) S-4. The S-4 shall have become effective under the Securities Act and shall not be subject to a stop order or a threatened stop order.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect.

     6.02 Conditions to the Obligations of the Buyer Under This Agreement. The obligations of the Buyer under this Agreement shall be further subject to the satisfaction of or waiver by the Buyer, at or prior to the Effective Time, of the following conditions:

          (a) Absence of Material Adverse Changes. There shall not have occurred any change in the business, assets, financial condition, results of operations or prospects of the Seller or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Seller or any of its subsidiaries.

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

          (b) Representations and Warranties; Performance of Obligations. The obligations of the Seller required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date) and the Buyer shall have received a certificate to that effect signed by the chairman or president and the chief financial officer or chief accounting officer of the Seller.

          (c) Third-Party Approvals. Any and all permits, consents, waivers, clearances, approvals and authorizations of all non-governmental and non-regulatory third parties which are necessary in connection with the consummation of the transactions contemplated by this Agreement and are required to be received or obtained by the Seller, shall have been obtained by the Seller, other than permits, consents, waivers, clearances, approvals and authorizations the failure of which to obtain would neither make it impossible to consummate the Merger nor result in any Material Adverse Effect with respect to the Seller.

          (d) Tax Opinion. The Buyer shall have received opinions dated the date of the Closing from its counsel, Bingham, Dana & Gould LLP, or other counsel acceptable to the Buyer and the Seller, substantially to the effect that, on the basis of facts and representations set forth therein, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Merger constitutes a reorganization as described in Section 368(a) of the Code and addressing such other substantial federal income tax effects of the Merger and, if applicable, the Bank Merger, as the Buyer may reasonably require and which are customary in transactions of a like character. In rendering any such opinion, such counsel may rely, to the extent they deem necessary or appropriate, upon opinions of other counsel and upon representations of an officer or officers of the Seller and the Buyer or any of their affiliates.

          (e) The Seller Affiliates Agreements. The Seller shall have delivered to the Buyer the letter pertaining to the Seller Affiliates, as contemplated under Section 5.06 above, and each of the executed Seller Affiliates Agreements that have been received by the Seller as of the Effective Time.

          (f) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, the Bank Merger, the Buyer or the Buyer Bank after the Effective Time, by any federal or state governmental agency or authority which, in connection with the granting of any Consent or Requisite Regulatory Approval necessary to consummate the Merger, the Bank Merger or otherwise, imposes any condition or restriction upon the Buyer, any subsidiary of the Buyer or the Seller after the Merger or the Buyer Bank after the Bank Merger (including, without limitation, requirements relating to the disposition of assets or limitations on interest rates), which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable in the reasonable judgment of the Buyer the consummation of the Merger or the Bank Merger.

     6.03  Conditions to the Obligations of the Seller Under This
Agreement. The obligations of the Seller under this Agreement shall be further subject to the satisfaction of or waiver by the Seller, at or prior to the Effective Time, of the following conditions:

          (a) Absence of Material Adverse Changes. There shall not have occurred any change in the business, assets, financial condition, results of operations or prospects of the Buyer or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Buyer.

          (b) Representations and Warranties; Performance of Obligations. The obligations of the Buyer required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date) and the Seller shall have received a certificate to that effect signed by the chairman or president and the chief financial officer or chief accounting officer of the Buyer.

          (c) Third-Party Approvals. Any and all permits, consents, waivers, clearances, approvals and authorizations of all non-governmental and non-regulatory third parties which are necessary in connection with the consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and are required to be received or obtained by the Buyer, shall have been obtained by the Buyer, other than permits, consents, waivers, clearances, approvals and authorizations the failure of which to obtain would neither make it impossible to consummate the Merger or the Bank Merger nor result in a Material Adverse Effect on the Buyer (on a consolidated basis with the Seller) after the Merger.

          (d) Tax Opinion. The Seller shall have received opinions dated the dates of the Seller Proxy Statement and the Closing from its counsel, or other counsel acceptable to the Buyer and the Seller, substantially to the effect that, on the basis of facts and representations set forth therein, or set forth in writing elsewhere and referred to therein, for federal income tax purposes the Merger constitutes a reorganization as described in
     Section 368(a) of the Code and that no gain or loss will be recognized by the stockholders of the Seller upon the receipt, pursuant to this Agreement, of Buyer Common Stock in exchange for Seller Common Stock (it being understood that such opinion will not extend to cash received in lieu of fractional share interests or cash received by dissenters, if any) and in respect of such other substantial federal income tax effects of the Merger or the Bank Merger, if applicable, as the Seller may reasonably require and which are customary in transactions of a like character. In rendering any such opinion, such counsel may rely, to the extent they deem necessary or appropriate, upon opinions of other counsel and upon representations of an officer or officers of the Seller and the Buyer or any of their affiliates.

          (e) NYSE Listing. The shares of Buyer Common Stock issuable to the Seller's stockholders pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

                                  ARTICLE VII

                                    CLOSING

     7.01 Time and Place. Subject to the provisions of Articles VI and VIII hereof, the Closing of the transactions contemplated hereby shall take place at the Boston, Massachusetts offices of Bingham, Dana & Gould LLP at 10:00 A.M., local time, on the first business day after the date on which all of the conditions contained in Article VI are satisfied or waived; or at such other place, at such other time, or on such other date as the Seller and the Buyer may mutually agree upon for the Closing to take place.

     7.02 Deliveries at the Closing. Subject to the provisions of Articles VI and VIII hereof, at the Closing there shall be delivered to the Seller and the Buyer, the opinions, certificates, and other documents and instruments required to be delivered under Article VI hereof.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the transactions contemplated hereby by the Seller's stockholders:

          (a) by mutual written consent of the Seller and the Buyer authorized by their respective Boards of Directors;

          (b) by the Seller or the Buyer if the Effective Time shall not have occurred on or prior to April 30, 1998 (the "Termination Date") or such later date as shall have been agreed to in writing by the Buyer and the Seller;

          (c) by the Buyer or the Seller if any governmental or regulatory authority or agency, or court of competent jurisdiction, shall have issued a final permanent order or Injunction enjoining, denying approval of, or otherwise prohibiting the consummation of the Merger or the Bank Merger and the time for appeal or petition for reconsideration of such order or Injunction shall have expired without such appeal or petition being granted; or

          (d) by the Buyer or the Seller (provided that the terminating party is not then in material breach of any representation, warranty or covenant or other agreement contained herein or in the Seller Option Agreement) if the approval of the Seller's stockholders specified in Section 5.05 shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Seller's stockholders or at any adjournment thereof.

          (e) by the Board of Directors of the Buyer or the Board of Directors of the Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein or in the Seller Option Agreement), in the event of a material breach by the other party of any representation, warranty, covenant or other agreement contained herein or in the Seller Option Agreement which breach is not cured after fifteen (15) days written notice thereof is given to the party committing such breach; or

     8.02 Effect of Termination. In the event of termination of this Agreement by either the Seller or the Buyer as provided above, this Agreement shall forthwith become null and void (other than Sections 5.02(b) and 9.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the Seller or the Buyer or their respective officers or directors to the other, except (i) any liability of the Seller and the Buyer under said Sections 5.02(b) and 9.01, (ii) that the Seller Option Agreement shall be governed by its own terms as to termination, and (iii) in the event of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, in which case, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with the enforcement of its rights hereunder.

     8.03 Amendment, Extension and Waiver. Subject to applicable law and as may be authorized by their respective Boards of Directors, at any time prior to the consummation of the transactions contemplated by this Agreement or termination of this Agreement in accordance with the provisions of Section 8.01 hereof, whether before or after approval thereof by the stockholders of the Seller, the Buyer and the Seller may, (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI (other than Section 6.01) hereof; provided, however, that after any approval of the transactions contemplated by this Agreement by the Seller's stockholders, there may not be, without further approval of such stockholders, any amendment, extension or waiver of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the stockholders of the Seller hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.01 Expenses. Except as may otherwise be agreed to hereunder or in other writing by the parties, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, that all such costs and expenses incurred in connection with the preparation, filing and distribution of the S-4 and the Proxy Statement shall be borne equally by the Buyer and the Seller.

     9.02 Survival. None of the representations, warranties, covenants and agreements of the Seller or the Buyer shall survive after the Effective Time, except for the agreements and covenants contained or referred to in Article II,
Section 5.02(b), the last sentence of Section 5.07, and Sections 5.13 and 5.15 hereof, and the agreements of the "affiliates" of the Seller delivered pursuant to Section 5.06, which agreements and covenants shall survive the Effective Time.

     9.03 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested) or by telecopy, cable, telegram or telex addressed as follows:

     (a) If to the Seller, to:

         Pacific National Corporation
         61 Main Street
         Nantucket, Massachusetts 02554
         Attention: Philip C. Murray, Chairman,
                    President and Chief Executive Officer
                    Tel: 508-228-1917
                    Fax: 508-228-3334

     with a required copy to:

         Choate, Hall & Stewart
         Exchange Place
         53 State Street
         Boston, Massachusetts 02109
         Attention: Lyman G. Bullard, Jr., Esq.
                    Tel: 617-248-5000
                    Fax: 617-248-4000

     (b) If to the Buyer, to:

         BankBoston Corporation
         100 Federal Street
         Boston, Massachusetts 02110
         Attention: Peter J. Manning, Executive
                    Director/Mergers and Acquisitions
                    Tel: 617-434-8592
                    Fax: 617-434-7825

     with required copies to:

         Bingham, Dana & Gould LLP
         150 Federal Street
         Boston, Massachusetts 02110
         Attention: Norman J. Shachoy, Esq.
                    and Neal J. Curtin, Esq.
                    Tel: 617-951-8000
                    Fax: 617-951-8736
or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

     9.04 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, and that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

     9.05 Complete Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, including the Confidentiality Agreement and this Agreement contains the entire agreement and understanding of the parties with respect to its subject matter. Except as set forth in this Agreement or in the Disclosure Schedules, there are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements, including without limitation, the Confidentiality Agreement, and understandings between the parties, both written and oral, with respect to its subject matter.

     9.06 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed to be an original and shall become effective when a counterpart has been signed by each of the parties and delivered to each of the other parties.

     9.07 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

     9.08 Captions. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.09 Effect of Investigations. No investigation by the parties hereto made heretofore or hereafter, whether pursuant to this Agreement or otherwise shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation, subject, however, to Section 9.02 hereof.

     9.10 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

     9.11 Specific Enforceability. The parties recognize and hereby acknowledge that it is impossible to measure in money the damages that would result to a party by reason of the failure of either of the parties to perform any of the obligations imposed on it by this Agreement. Accordingly, if any party should institute an action or proceeding seeking specific enforcement of the provisions hereof, each party against which such action or proceeding is brought hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists.

     IN WITNESS WHEREOF, the Seller and the Buyer have caused this Agreement to be executed as a sealed instrument by their duly authorized officers as of the day and year first above written.

                                          BANKBOSTON CORPORATION

                                          By:     /s/ PETER J. MANNING
                                            ------------------------------------
                                                      Peter J. Manning
                                              Executive Director, Mergers and
                                                         Acquisitions

                                          BOSTON PARENT CORP.

                                          By:     /s/ PETER J. MANNING
                                            ------------------------------------
                                                      Peter J. Manning
                                                         President

                                          PACIFIC NATIONAL CORPORATION

                                          By:     /s/ PHILIP C. MURRAY
                                            ------------------------------------
                                                      Philip C. Murray
                                               President and Chief Executive
                                                           Officer

                             BANKBOSTON CORPORATION

                          PACIFIC NATIONAL CORPORATION


                                             August __, 1997

BankBoston Corporation
Pacific National Corporation

Gentlemen:

     This Letter Agreement amends certain provisions of the Affiliation Agreement and Plan of Reorganization, by and among BankBoston Corporation ("BANKBOSTON"), Boston Parent Corp. ("BUYER SUB") and Pacific National Corporation ("PACIFIC"), dated as of May 23, 1997 (the "AFFILIATION AGREEMENT"). BankBoston and Pacific have agreed to modify certain terms of the Affiliation Agreement as follows:

A.   AMENDMENTS TO THE AFFILIATION AGREEMENT
     ---------------------------------------

     1. Section 2.01 of the Affiliation Agreement is hereby amended by deleting such section in its entirety and inserting the following new section in place thereof:

          2.01 THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the MBCL, at the Effective Time, Buyer Sub shall merge with and into the Seller, and the separate corporate existence of Buyer Sub shall cease. Seller shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "SURVIVING CORPORATION") and shall continue its corporate existence under the laws of The Commonwealth of Massachusetts.

     2. Article II of the Affiliation Agreement is hereby amended by inserting the following new Sections 2.02A and 2.02B immediately after Section 2.02 thereof:

          2.02A. AUTHORIZED CAPITAL STOCK OF SURVIVING CORPORATION. As of the Effective Time, the Surviving Corporation shall be authorized to issue that number of shares of $0.01 par value voting common stock which Buyer Sub is authorized to issue immediately prior to the Effective Time.

          2.02B. DESCRIPTION OF CLASSES OF STOCK. As of the Effective Time, each class or series of capital stock of the Surviving Corporation shall have the same preferences, voting powers, qualifications, special or relative rights or privileges as such class or series of capital stock of Buyer Sub possessed immediately prior to the Effective Time.

     3. Section 2.04 of the Affiliation Agreement is hereby amended by inserting the following phrase after the word "be" in the second line thereof, "by amendment affected hereby,"

     4. Section 2.07 of the Affiliation Agreement is hereby amended by deleting subsection (a) in its entirety and inserting the following new subsection (a) in place thereof:

          (a) BUYER SUB COMMON STOCK. By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock of Buyer Sub, par value $0.01 per share ("BUYER SUB COMMON STOCK"), issued and outstanding immediately prior to the Effective Time, shall become and be converted into 1.00 share of common stock of the Surviving Corporation, par value $0.01 per share ("SURVIVING CORPORATION COMMON STOCK"). Each certificate which immediately prior to the Effective Time represented outstanding shares of Buyer Sub Common Stock shall on and after the Effective Time be deemed for all purposes to represent the number of shares of Surviving Corporation Common Stock into which the shares of Buyer Sub Common Stock represented by such certificate shall have been converted pursuant to this Section 2.07(a).

     5. Section 2.07(b) of the Affiliation Agreement is hereby amended by deleting the number "$2.25" in the tenth line thereof and inserting the number "$1.50" in place thereof.

     6. Section 3.02 of the Affiliation Agreement is hereby amended by:

          (a) deleting the number "200,000,000" in the second line thereof and inserting the number "300,000,000" in place thereof;

          (b) deleting the number "120,000" in the ninth line thereof and inserting the number "12,000,000" in place thereof; and

          (c) deleting the number "4,764,182" in the third line from the bottom of such section and inserting the number "3,583,231" in place thereof.

     Except as expressly set forth herein, all terms and conditions of the Affiliation Agreement are hereby ratified and confirmed and shall remain in full force and effect and each party hereto expressly affirms all of its obligations under the Affiliation Agreement. Please acknowledge your agreement with the foregoing amendments by signing the enclosed copy of this letter in the places provided below.

                                      Very truly yours,

                                      BANKBOSTON CORPORATION


                                      By:
                                         --------------------------------------



                                      BOSTON PARENT CORP.


                                      By:
                                         --------------------------------------



                                      PACIFIC NATIONAL CORPORATION


                                      By:
                                         --------------------------------------

                                                                      APPENDIX B

                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                                BANKBOSTON, N.A.
                                      AND
                       PACIFIC NATIONAL BANK OF NANTUCKET
                              UNDER THE CHARTER OF
                                BANKBOSTON, N.A.

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of May 23, 1997 between BANKBOSTON, N.A. ("Buyer Bank"), a national banking association and wholly-owned subsidiary of BankBoston Corporation (the "Buyer"), organized under the laws of the United States, being located at 100 Federal Street, in the City of Boston, County of Suffolk, in The Commonwealth of Massachusetts, with capital of $3,264,190,000.00, divided into 88,409,000 shares of common stock, each of $12.50 par value, surplus of $1,261,343,000.00, and undivided profits, including capital reserves, of $1,902,106,000.00, as of December 31, 1996, and PACIFIC NATIONAL BANK OF NANTUCKET. ("Seller Bank"), a national banking association and wholly-owned subsidiary of Pacific National Corporation (the "Seller"), organized under the laws of the United States, being located at 61 Main Street, in the City of Nantucket, County of Nantucket, in The Commonwealth of Massachusetts, with capital of $11,277,000.00 divided into 309,000 shares of common stock, each of $10.00 par value, surplus of $5,035,000.00, and undivided profits, including capital reserves, of $5,883,000.00, as of December 31, 1996.;

     WHEREAS, the Boards of Directors of the Buyer and the Seller have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the business combination transaction set forth in the Affiliation Agreement and Plan of Reorganization (the "Parent Acquisition Agreement"), dated as of May 23, 1997, by and among the Buyer, Boston Parent Corp., a wholly-owned direct or indirect subsidiary of Buyer ("Buyer Sub") and the Seller, and in accordance with the terms and conditions of the Parent Acquisition Agreement, Seller shall be merged with and into Buyer Sub, with Buyer Sub as the surviving corporation of the merger (the "Parent Merger");

     WHEREAS, not less than a majority of each of the Boards of Directors of Buyer Bank and Seller Bank have approved, and deem it advisable to consummate, the Bank Merger provided for herein, in accordance with the provisions of 12 U.S.C. sec.215a;

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, guaranties and agreements set forth herein and in the Parent Acquisition Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1.

     Subject to the terms and conditions of this Agreement, the Seller Bank shall merge (the "Bank Merger") with and into the Buyer Bank under the charter of the Buyer Bank (Buyer Bank is sometimes referred to herein as the "Association"), and upon the effectiveness of the Bank Merger all of the issued and outstanding shares of capital stock of the Seller Bank shall automatically be converted and become exchangeable for shares of the capital stock of the Association in accordance with Section 7 hereof.

SECTION 2.

     The Bank Merger shall become effective upon the date specified in the certificate to be issued by the Comptroller of the Currency of the United States of America (the "Comptroller") under the seal of his office approving the Bank Merger. As used in this Agreement, the term "Effective Time of the Bank Merger" shall mean the date and time when the Bank Merger becomes effective.

SECTION 3.

     The closing of the Bank Merger will take place immediately prior to the Parent Merger on the date and at the time specified in the Parent Acquisition Agreement with respect to the Parent Merger or at such other time, and date as may be agreed to by the parties hereto (the "Closing Date").

SECTION 4.

     The business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office which shall be One-Hundred Federal Street, Boston, Massachusetts, and at its legally established branches. Upon the Effective Time of the Bank Merger, the main office and each of the branch offices of the Seller Bank established and authorized immediately prior to the Effective Time of the Bank Merger shall become established and authorized branch offices of the Association. It is the parties' intention that the internal systems and operations of the Buyer Bank and the Seller Bank shall be integrated and consolidated on or after the Effective Time of the Bank Merger. Notwithstanding the foregoing, subject to applicable law, the Association may, in its sole discretion, conduct the business and operations conducted at former offices of the Seller Bank following the Effective Time of the Bank Merger as a separate division of the Association under the name "Pacific National, a division of BankBoston, N.A."

SECTION 5.

     Immediately following the Effective Time of the Bank Merger, the Association shall have capital stock and surplus which shall be equal to the capital stock and surplus of the Buyer Bank as stated in the preamble to this Agreement, adjusted, however, to reflect the completion of the Bank Merger and the attendant conversion of the outstanding shares of the Seller Bank's capital stock into shares of the Buyer Bank's capital stock in accordance with Section 7 hereof. Immediately following the Effective Time of the Bank Merger, the Association shall have undivided profits, including capital reserves, which when combined with capital and surplus will be equal to the combined capital structures of the Buyer Bank and the Seller Bank as stated in the preamble to this Agreement, adjusted, however, for normal earnings and expenses between December 31, 1996 and the Effective Time of the Bank Merger.

SECTION 6.

     All assets of each of the Buyer Bank and the Seller Bank as they exist at the Effective Time of the Bank Merger shall pass to and vest in the Association without any conveyance or other transfer. The Association shall be responsible for all of the liabilities of every kind and description, of each of the Buyer Bank and the Seller Bank existing as of the Effective Time of the Bank Merger.

SECTION 7.

     With respect to the capital stock of the Buyer Bank, the presently outstanding 88,409,000 shares of common stock of the Buyer Bank, each of $12.50 par value, shall remain outstanding shares of capital stock of the Association immediately following the Effective Time of the Bank Merger and the holders of such shares shall retain all of their present rights thereunder. With respect to the capital stock of the Seller Bank, each of the presently outstanding 309,000 shares of common stock of the Seller Bank, each of $10.00 par value, shall, ipso facto and without any action on the part of the holder thereof, be converted into and become exchangeable for such number of shares or fraction of a share of common stock of the Association, par value $12.50 per share, based upon the aggregate fair market value of the Seller Bank's shares of common stock as compared to the aggregate fair market value of the Buyer Bank's shares of common stock, in each case as such shares are issued and outstanding immediately prior to the Effective Time of the Bank Merger.

SECTION 8.

     The board of directors and principal officers of the Buyer Bank in place and holding office immediately prior to the Effective Time of the Bank Merger shall continue to serve as the board of directors and principal officers of the Association, each to hold office in accordance with the articles of association and by-laws of the Association until such time as their respective successors are duly elected or appointed and qualified.

SECTION 9.

     The articles of association and by-laws of the Buyer Bank in effect immediately prior to the Effective Time of the Bank Merger shall constitute the articles of association and by-laws of the Association.

SECTION 10.

     During the period from the date of this Agreement to the Effective Time of the Bank Merger, the Seller Bank agrees to observe and perform all applicable agreements and covenants thereof contained in the Parent Acquisition Agreement.

SECTION 11.

     The respective obligations of the Buyer Bank and the Seller Bank to effect the Bank Merger shall be subject to the satisfaction prior to the Effective Time of the Bank Merger of the following conditions:

          (a) Each condition contained in the Parent Acquisition Agreement to the consummation of the Parent Merger (as such term is defined in the Parent Acquisition Agreement) shall have been satisfied (or waived as provided in the Parent Acquisition Agreement).

          (b) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Bank Merger contemplated hereunder shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental agency or authority which prohibits, restricts or makes illegal the consummation of the Bank Merger.

          (c) This Agreement and the transactions contemplated hereby shall have been duly approved, ratified and confirmed in accordance with the applicable provisions of 12 U.S.C. sec. 215a(a)(2) and the respective articles of association, as applicable, and by-laws of the Buyer Bank and the Seller Bank by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of each of the Buyer Bank and the Seller Bank entitled to vote thereon, each such vote to be adopted at a duly called and held meeting of such stockholder(s) or, if permissible under applicable law or otherwise, by the unanimous written consent of such stockholder(s) in lieu thereof.

          (d) All necessary approvals or consents of, notices to, or other filings with, all requisite governmental agencies or authorities relating to the Bank Merger, including without limitation the necessary approval of the Comptroller under 12 U.S.C. sec. 215a(a), shall have been obtained, filed or submitted or shall have otherwise occurred and shall continue to be in full force and effect. In addition, all consents, approvals or permits of, and notices to, any nongovernmental third parties that are necessary to consummate the Bank Merger shall have been obtained or delivered or shall have otherwise occurred and shall continue to be in full force and effect.

SECTION 12.

     This Agreement shall be terminated immediately and without any action on the part of either the Buyer Bank or the Seller Bank upon any termination of the Parent Acquisition Agreement in accordance with the terms thereof. This Agreement may be terminated at any time prior to the Effective Time of the Bank Merger by mutual consent of the Buyer Bank and the Seller Bank evidenced by a written instrument, if the Board of Directors of each so determines by a vote of not less than a majority of its members. In the event of the termination of this Agreement as provided herein, this Agreement shall forthwith become null and void and of no further force or effect and there shall be no liability or obligation under this Agreement on the part of the parties hereto or any of their respective offices, directors or affiliates.

SECTION 13.

     This Agreement may be adopted, certified and executed in separate counterparts, each of which shall be considered one and the same Agreement and shall become effective when all counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

SECTION 14.

     Except as otherwise set forth in this Agreement (including any documents or instruments referred to herein), this Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     WITNESS, the signatures and seals of each of the Buyer Bank and the Seller Bank as of the date first written above, each set by its president or a vice president and attested to by its cashier or clerk, pursuant to a resolution of its board of directors, acting by a majority, and witness the signature of a majority of the board of directors of each of the Buyer Bank and the Seller Bank.

Attest:                                       BANKBOSTON, N.A.


/s/ JANICE B. LIVA                            By: /s/    HENRIQUE DE CAMPOS MEIRELLES
-----------------------------------------        -----------------------------------------------
Name: Janice B. Liva                                      Henrique de Campos Meirelles
Title: Assistant Secretary                            President and Chief Operating Officer

                                              By: /s/            GARY A. SPEISS
                                                 -----------------------------------------------
                                                                 Gary A. Speiss
                                                                    Cashier

(Seal of Bank)

                              BOARD OF DIRECTORS:

/s/             WAYNE A. BUDD                      /s/    HENRIQUE DE CAMPOS MEIRELLES
---------------------------------------------     ---------------------------------------------
                Wayne A. Budd                             Henrique de Campos Meirelles

/s/           JOHN A. CERVIERI, JR.               /s/          PAUL C. O'BRIEN
---------------------------------------------     ---------------------------------------------
              John A. Cervieri, Jr.                            Paul C. O'Brien

/s/            WILLIAM F. CONNELL                 /s/          THOMAS R. PIPER
---------------------------------------------     ---------------------------------------------
               William F. Connell                              Thomas R. Piper

                                                  /s/          FRAN S. RODGERS
---------------------------------------------     ---------------------------------------------
             Gary L. Countryman                                Fran S. Rodgers

/s/          WILLIAM M. CROZIER, JR.              /s/          JOHN W. ROWE
---------------------------------------------     ---------------------------------------------
             William M. Crozier, Jr.                           John W. Rowe

/s/             ALICE F. EMERSON                  /s/          GLENN P. STREHLE
---------------------------------------------     ---------------------------------------------
                Alice F. Emerson                               Glenn P. Strehle
                                                  /s/
---------------------------------------------     ---------------------------------------------
             Charles K. Gifford                               William C. Van Faasen

/s/             DONALD F. MCHENRY                 /s/          THOMAS B. WHEELER
---------------------------------------------     ---------------------------------------------
                Donald F. McHenry                              Thomas B. Wheeler

/s/              THOMAS J. MAY                    /s/          ALFRED M. ZEIEN
---------------------------------------------     ---------------------------------------------
                 Thomas J. May                                Alfred M. Zeien

                       PACIFIC NATIONAL BANK OF NANTUCKET

ATTEST:

/s/           GLENN L. FIELD                  By:  /s/        STEPHEN J. DECESARE
------------------------------------------         ------------------------------------------
              Glenn L. Field                                  Stephen J. DeCesare,
                  Clerk                              President and Chief Executive Officer

                                              By:  /s/        AUGUSTINE F. GOUVEIA
                                                   ------------------------------------------
                                                              Augustine F. Gouveia
                                                                   Treasurer

(Seal of Bank)

                              BOARD OF DIRECTORS:

/s/           PHILIP C. MURRAY                    /s/       FREDERICK J. BOLING, JR.
---------------------------------------------     ---------------------------------------------
              Philip C. Murray                              Frederick J. Boling, Jr.

/s/          RICHARD R. CONGDON                   /s/          STEPHEN J. DECESARE
---------------------------------------------     ---------------------------------------------
             Richard R. Congdon                                Stephen J. DeCesare

/s/            MATTHEW G. FEE                     /s/            JOHN F. GIFFORD
---------------------------------------------     ---------------------------------------------
               Matthew G. Fee                                    John F. Gifford

/s/           ROBERT A. HAWKINS                   /s/              BROCK LEWIS
---------------------------------------------     ---------------------------------------------
              Robert A. Hawkins                                    Brock Lewis

/s/           MARY D. MALAVASE                    /s/             LYDLE L. RICKARD
---------------------------------------------     ---------------------------------------------
              Mary D. Malavase                                    Lydle L. Rickard

/s/           GILBERT F. WAINE                    /s/             DAVID E. WEBSTER
---------------------------------------------     ---------------------------------------------
              Gilbert F. Waine                                    David E. Webster

                                                                      APPENDIX C

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of May 23, 1997, between PACIFIC NATIONAL CORPORATION, a Massachusetts corporation (the "Issuer") and BANKBOSTON CORPORATION, a Massachusetts corporation (the "Grantee").

     WHEREAS, the Grantee and the Issuer are entering into an Affiliation Agreement and Plan of Reorganization of even date herewith (as amended and in effect from time to time, the "Acquisition Agreement"), which agreement is being executed by the parties thereto simultaneously with this Agreement; and

     WHEREAS, as a condition to the Grantee's entry into the Acquisition Agreement and in consideration for such entry, the Issuer has agreed to grant the Grantee the Option (as hereinafter defined);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Acquisition Agreement, the parties hereto agree as follows:

     1. (a) The Issuer hereby grants to the Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 121,452 fully paid and nonassessable shares (the "Option Shares") of common stock, par value $1.00 per share, of the Issuer ("Common Stock") at a price of Thirty-Five Dollars ($35) per share (the "Option Price"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth provided that in no event shall the number of shares for which this Option is exercisable exceed 24.9% of the Issuer's issued and outstanding shares of Common Stock (without giving effect to any shares of Common Stock issued pursuant to the Option) less the number of shares previously issued pursuant to exercise of the Option.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to exercise of the Option pursuant to this Agreement or as contemplated by Section 5(a) of this Agreement), including, without limitation, pursuant to stock option or other employee plans or as a result of the exercise of conversion rights, the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, it equals 24.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this
Section 1(b) or elsewhere in this Agreement shall be deemed to authorize the Issuer or the Grantee to breach any provision of the Acquisition Agreement.

     2. (a) The Holder (as such term is defined in paragraph (c) below) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as defined in paragraph (d) below) and a Subsequent Triggering Event (as defined in paragraph (e) below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined in paragraph (b) below), provided that the Holder shall have sent the written notice of such exercise (as provided in paragraph (g) of this Section 2) within thirty (30) days following such Subsequent Triggering Event and prior to the Exercise Termination Event.

     (b) The term "Exercise Termination Event" shall mean the earliest of (i) the Effective Time, (ii) any termination of the Acquisition Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, and (iii) in the event of any termination of the Acquisition Agreement in accordance with the provisions thereof after the occurrence of an Initial Triggering Event, the passage of twelve (12) months after such termination. Notwithstanding the termination of the Option, the Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in whole or in part prior to the termination of the Option.

     (c) The term "Holder" shall mean the holder or holders of the Option.

     (d) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) The Issuer or any subsidiary of the Issuer, without having received the Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any Person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder), other than the Grantee or any subsidiary of the Grantee, or, without the consent of the Grantee, the Board of Directors of the Issuer shall have approved an Acquisition Transaction or recommended that the shareholders of the Issuer approve or accept any Acquisition Transaction other than as contemplated by the Acquisition Agreement. For purposes of this Agreement, the term "Acquisition Transaction" shall mean
     (A) a merger or consolidation, or any similar transaction, with the Issuer or any subsidiary of the Issuer that is a "significant subsidiary" as defined in Regulation S-X promulgated by the Securities and Exchange Commission (a "Significant Subsidiary"), or any subsidiary of the Issuer which, after such transaction, would be a Significant Subsidiary of the Issuer, (B) a purchase, lease or other acquisition of all or substantially all of the assets of the Issuer or any Significant Subsidiary of the Issuer or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing seventeen and one-half percent (17.5%) or more of the voting power of the Issuer or any Significant Subsidiary of the Issuer;

          (ii) Any Person, other than the Grantee or any subsidiary of the Grantee or the Issuer in a fiduciary capacity shall have acquired beneficial ownership (as hereinafter defined) or the right to acquire beneficial ownership of seventeen and one-half percent (17.5%) or more of the outstanding shares of Common Stock if such Person owned beneficially less than seventeen and one-half percent (17.5%) of the outstanding shares of Common Stock on the date of this Agreement, or any Person shall have acquired beneficial ownership of an additional three percent (3%) of the outstanding shares of Common Stock if such Person owned beneficially seventeen and one-half percent (17.5%) or more of the outstanding shares of Common Stock on the date of this Agreement (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in
     Section 13(d) of the Exchange Act, and in the rules and regulations thereunder);

          (iii) Any Person, other than the Grantee or any subsidiary of the Grantee, shall have made a bona-fide proposal to the Issuer or its shareholders to engage in an Acquisition Transaction by public announcement or written communication that shall be or become the subject of public disclosure;

          (iv) After any Person other than the Grantee or any subsidiary of the Grantee has made a proposal to the Issuer or its shareholders to engage in an Acquisition Transaction, the Issuer shall have breached any covenant or obligation contained in the Acquisition Agreement and such breach (A) would entitle the Grantee to terminate the Acquisition Agreement and (B) shall not have been remedied prior to the Notice Date (as defined in paragraph
     (h) below); or

          (v) Any Person other than the Grantee or any subsidiary of the Grantee, other than in connection with a transaction to which the Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (e) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any Person of beneficial ownership of twenty-five percent (25%) or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in subparagraph (i) of paragraph (d) of this Section 2, except that the percentage referenced in clause (C) thereof shall be twenty-five percent (25%) in lieu of seventeen and one-half percent (17.5%).

     (f) The Issuer shall notify the Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by the Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (g) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to the Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three (3) business days nor later than sixty
(60) business days from the Notice Date for the closing of such purchase (the "Closing"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. The term "business day" for purposes of this Agreement means any day, excluding Saturdays, Sundays and any other day that is a legal holiday in The Commonwealth of Massachusetts or a day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive order to close.

     (h) At the Closing, the Holder shall pay to the Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by the Issuer, provided that failure or refusal of the Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (i) At such Closing, simultaneously with the delivery of immediately available funds as provided in paragraph (h) above, the Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to the Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

     (j) Certificates for the Common Stock delivered at a Closing hereunder may (in the sole discretion of the Issuer) be endorsed with a restrictive legend that shall read substantially as follows:

          "THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTION PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF MAY 23, 1997, A COPY OF WHICH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR."

     It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such legend. In addition, such certificates shall bear any other legend as may be required by law.

     (k) Upon the giving by the Holder to the Issuer of the written notice of exercise of the Option provided for under paragraph (g) above, the tender of the applicable purchase price in immediately available funds and the tender of a copy of this Agreement to the Issuer, such Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. The Issuer agrees (a) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without requiring the Issuer's stockholders to approve an increase in the number of authorized shares of Common

Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock, (b) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Issuer, (c) promptly to take all action as may from time to time be required (including without limitation cooperating fully with any Holders in preparing any applications or notices required under the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended, or any state banking law), in order to permit such Holders to exercise the Option and the Issuer duly and effectively to issue shares of Common Stock pursuant hereto, and (d) promptly to take all action provided herein to protect the rights of any Holders against dilution.

     4. This Agreement (and the Option granted hereby) is exchangeable, without expense, at the option of each Holder, upon presentation and surrender of this Agreement at the principal office of the Issuer, for other Agreements providing for Options of different denominations entitling the Holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute for all purposes and under all circumstances an additional contractual obligation on the part of the Issuer, whether or not this Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of Option Shares pursuant to Section 1 of this Agreement, the number of Option Shares shall be subject to adjustment from time to time as provided in this Section 5.

          (a) (i) In the event of any change in the shares of Common Stock by reason of stock dividend, split up, merger, recapitalization, subdivision, conversion, combination, exchange of shares or similar transaction, the type and number of Option Shares, and the Option Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that the Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that the Grantee would have held immediately after such event if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

          (ii) The Issuer may make such increases in the number of Option Shares, in addition to those required under subparagraph (a)(i) above, as shall be determined by its Board of Directors to be advisable in order to avoid taxation, so far as practicable, of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

          (b) Whenever the number of Option Shares (or other securities) purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which is equal to the number of Option Shares prior to the adjustment and the denominator of which is equal to the number of Option Shares (or other securities) purchasable after the adjustment.

     6. (a) (i) If (and on each occasion that) the Issuer proposes to register any of its securities under the Securities Act either for the Issuer's own account or for the account of any of its stockholders (other than owners of Option Shares (each, an "Owner")) (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a "Piggyback Registration"), the Issuer will give written notice to all Owners of such proposal not later than the thirtieth day prior to the anticipated filing date of such Piggyback Registration. The Issuer will not be obligated or required to include any Option Shares in any registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Exchange Commission is applicable.

          (ii) Subject to the provisions contained in paragraph (b) of this
     Section 6 and in the last sentence of this subparagraph (ii), (A) the Issuer will be obligated and required to include in each Piggyback Registration all Option Shares with respect to which the Issuer shall receive from Owners within fifteen (15) days after the date on which the Issuer shall have given written notice of such Piggyback Registration to all Owners pursuant to Section 6(a)(i) hereof, the written requests of such Owners for inclusion in such Piggyback Registration, and (B) the Issuer will use its reasonable efforts in good faith to effect promptly the registration of all such Option Shares for which the Issuer receives written notice pursuant to Section 6(a)(ii)(A) hereof (the "Registrable Securities"). The Issuer shall register such Registrable Securities on the same terms and subject to the same conditions as the other securities of the Issuer being included in such registration. Each owner of Registrable Securities shall provide all information reasonably requested by the Issuer for inclusion in any registration statement to be filed hereunder.

     (b) If a Piggyback Registration is an underwritten registration, and the managing underwriters shall give written advice to the Issuer of a maximum number of securities which, in the opinion of the managing underwriters of such registration in the light of marketing factors, can be sold in such offering without materially and adversely affecting the success or offering price of such offering (the "Underwriters' Maximum Number"), and if the sum of (i) the number of shares that the Issuer wishes to register, (ii) plus the number of Registrable Securities, exceeds the Underwriters' Maximum Number, then the number of Registrable Securities to be included in the Piggyback Registration shall be an amount determined by multiplying the Underwriters' Maximum Amount by a fraction, the numerator of which is the number of Registrable Securities, and the denominator of which is the sum of (i) the number of Registrable Securities, plus (ii) the number of shares that the Issuer wishes to register.

     (c) Selection of Underwriters. In any Piggyback Registration, the Issuer shall (unless the Issuer shall otherwise agree) have the right to select the investment bankers and managing underwriters in such registration.

     (d) Registration Expenses. All costs and expenses incurred or sustained in connection with or arising out of each registration hereof will be borne and paid by the Issuer.

     7. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of any Holder, delivered within thirty (30) days following such occurrence (or such later period as provided in Section 10), the Issuer shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised, plus, to the extent not previously reimbursed, the Grantee's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by, and the enforcement of the Grantee's rights under, the Acquisition Agreement, including without limitation legal, accounting and investment banking fees (the "Grantee's Out-of-Pocket Expenses"), and (ii) at the request of any owner of Option Shares from time to time (the "Owner"), delivered within thirty (30) days following such occurrence (or such later period as provided in Section 10), the Issuer shall repurchase such number of the Option Shares from such Owner as the Owner shall designate at a price per share ("Option Share Repurchase Price") equal to the greater of (A) the market/offer price and (B) the average exercise price per share paid by the Owner for the Option Shares so designated, plus, to the extent not previously reimbursed, the Grantee's Out-of-Pocket Expenses. The term "market/offer price" shall mean the highest of (w) the price per share of the Common Stock at which a tender offer or exchange offer therefor has been made, (x) the price per share of the Common Stock to be paid by any Person, other than the Grantee or a subsidiary of the Grantee, pursuant to an agreement with the Issuer, (y) the highest sale price for shares of Common Stock within the six (6) month period immediately preceding the required repurchase of Options or Option Shares, as the case may be, or (z) in the event of a sale of all or substantially all of the Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of the Issuer as determined by a nationally recognized investment banking firm selected by a majority in the interest of the Holders or the Owners, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of the Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by a majority in interest of the Holders or the Owners, as the case may be, and reasonably acceptable to the Issuer.

     (b) (i) Each Holder and Owner, as the case may be, may exercise its right to require the Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to the Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that such Holder or Owner elects to require the Issuer to repurchase this Option and/or Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within ten (10) business days (the "Payment Date") after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto (the "Surrender Date"), the Issuer shall deliver or cause to be delivered to each Holder the Option Repurchase Price and/or to each Owner the Option Share Repurchase Price therefor or the portion thereof that the Issuer is not then prohibited under applicable law and regulation from so delivering.

     (ii) In the event that, on the Payment Date, the Issuer does not have sufficient cash to pay in full the Option Repurchase Price or the Option Share Repurchase Price as determined by Section 7(a) hereof, the Issuer shall deliver to each Holder or Owner, as applicable, on the Payment Date (a) cash, to the extent readily available, including but not limited to, amounts the Issuer may legally borrow, and (b) a promissory note (the "Promissory Note") issued by the Issuer in principal amount equal to the difference between the Option Repurchase Price or the Option Share Repurchase Price and any cash payments made by the Issuer under (a) above. The Promissory Note shall be in a form reasonably acceptable to the Holder or Owner, as applicable. Principal and interest shall be payable in twelve equal monthly installments and the Promissory Note shall bear interest at a rate of two-percent (2%) above the Prime Rate. The Promissory Note shall be secured by security reasonably acceptable to the Holder or Owner, as applicable.

     (c) To the extent that the Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Option and/or the Option Shares in full, the Issuer shall immediately so notify each Holder and/or each Owner and thereafter deliver or cause to be delivered, from time to time, to such Holder and/or Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within ten (10) business days after the date on which the Issuer is no longer so prohibited; provided, however, that if the Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this
Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to any Holder and/or Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in part or in full (and the Issuer hereby undertakes to use its best efforts to receive all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), such Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon the Issuer shall promptly (i) deliver to such Holder and/or Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that the Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to such Holder, a new Stock Option Agreement evidencing the right of such Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to such Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

     8. (a) In the event that prior to an Exercise Termination Event, the Issuer shall enter into an agreement (i) to consolidate with or merge into any Person, other than the Grantee or one of the Grantee's subsidiaries, and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any Person, other than the Grantee or one of its subsidiaries, to merge into the Issuer and the Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or the then outstanding shares of Common Stock shall, after such merger, represent less than fifty percent (50%) of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person, other than the Grantee or one of the Grantee's subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (A) the Acquiring Corporation (as defined in paragraph (b) below) or (B) any Person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

          (i) The term "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with the Issuer (if other than the Issuer), (B) the Issuer in a merger in which the Issuer is the continuing or surviving Person, and (C) the transferee of all or substantially all of the Issuer's assets.

          (ii) The term "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii) The term "Assigned Value" shall mean the "market/offer price", as defined in paragraph (a) of Section 7 hereof.

          (iv) The term "Average Price" shall mean the average closing or sale price of a share of the Substitute Common Stock for the one (1) year period immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale, provided that if the Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the Person merging into the Issuer or by any company which controls such Person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall, to the extent legally permissible, be as similar as possible to, and in no event less advantageous to the Holder than, the terms of the Option. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of the Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of Option Shares and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 24.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option (without giving effect to any shares of Substitute Common Stock issued pursuant to the Substitute Option) less the number of shares previously issued pursuant to the Substitute Option. In the event that the Substitute Option would be exercisable for more than 24.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this paragraph
(e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to the Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this paragraph (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this paragraph (e). The difference in value shall be determined by a nationally recognized investment banking firm selected by a majority in interest of the Holders or the Owners, as the case may be.

     (f) The Issuer shall not enter into any transaction described in paragraph
(a) of this Section 8 unless the Acquiring Corporation and any Person that controls the Acquiring Corporation shall have assumed in writing all the obligations of the Issuer hereunder.

     9. (a) At the written request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of the Substitute Common Stock for which the Substitute Option may then be exercised, plus the Grantee's Out-of-Pocket Expenses, and at the request of each owner (the "Substitute Share Owner") of shares of the Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price per share (the "Substitute Share Repurchase Price") equal to the greater of (A) the Highest Closing Price and (B) the average exercise price per share paid by the Substitute Share Owner for the Substitute Shares so designated, plus, to the extent not previously reimbursed, the Grantee's Out-of-Pocket Expenses. The term "Highest Closing Price" shall mean the highest closing price for shares of the Substitute Common Stock within the six (6) month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) Each Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that such Substitute Option Holder or Substitute Share Owner elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five (5) business days after the surrender of the Substitute Option and/or the certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor, or the portion(s) thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Substitute Option and/or the Substitute Shares in full, the Substitute Option Issuer shall immediately so notify each Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited, provided, however, that if the Substitute Option Issuer is, at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in part or in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and

(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

     10. The thirty (30) day period for exercise of certain rights under Sections 2, 6, 7 and 12 hereof shall be extended in each such case to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods, provided that notice of intent to exercise such rights shall be given to the Issuer within the requisite thirty (30) day period and the Grantee and the Holders shall use their best efforts to promptly obtain all requisite approvals and cause the expiration of all requisite waiting periods.

     11.  The Issuer hereby represents and warrants to the Grantee as follows:

          (a) The Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Issuer and no other corporate proceedings on the part of the Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Issuer. This Agreement is the valid and legally binding obligation of the Issuer.

          (b) The Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     12. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other Person, whether by operation of law or otherwise, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, the Grantee may, subject to the right of first refusal set forth in Section 13, assign, transfer or sell in whole or in part its rights and obligations hereunder within thirty (30) days following such Subsequent Triggering Event (or such later period as provided in Section 10); provided, however, that in the event the Grantee sells, assigns or transfers all or a portion of the Option to other Holders as permitted by this Agreement, the Grantee may exercise its rights hereunder on behalf of itself and such Holders.

     13. If at any time after the occurrence of a Subsequent Triggering Event and, with respect to shares of Common Stock or other securities acquired by the Grantee pursuant to an exercise of the Option, prior to the expiration of twenty-four (24) months after the expiration of the Option pursuant to Section 2(b), the Grantee shall desire to sell, assign, transfer or otherwise dispose of the Option, in whole or in part, or all or any of the shares of Common Stock or other securities acquired by the Grantee pursuant to the Option, the Grantee shall give the Issuer written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase the Option or such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by the Grantee to the Issuer, which may be accepted within ten (10) business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which the Grantee is proposing to transfer the Option or such shares or other securities to such transferee. The purchase of the Option or such shares or other securities by the Issuer shall be settled within five (5) business days of the date of the acceptance of the offer and the purchase price shall be paid to the Grantee in immediately available funds, provided that, if prior notification to or approval, consent or waiver of the Federal Reserve Board or any other regulatory authority is required in connection with such purchase, the Issuer shall promptly file the required notice or application for approval, consent or waiver and shall expeditiously process the same (and the Grantee shall cooperate with the Issuer in the filing of any such notice or application and the obtaining of any such approval) and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (a) the required notification period has expired or been terminated or (b) such approval has been obtained and, in either event, any requisite waiting period shall have passed. In the event of the failure or refusal of the Issuer to purchase the Option or the shares or other securities, as the case may be, covered by an Offeror's Notice or if the Federal Reserve Board or any other regulatory authority disapproves the Issuer's proposed purchase of the Option or such shares or other securities, the Grantee may, within sixty (60) days following the date of the Offeror's Notice (subject to any necessary extension for regulatory notification, approval, or waiting periods), sell all, but not less than all, of the portion of the Option (which may be one hundred percent (100%)) or such shares or other securities, as the case may be, proposed to be transferred to the proposed transferee identified in the Offeror's Notice at no less than the price specified and on terms no more favorable to the proposed transferee than those set forth in the Offeror's Notice. The requirements of this Section 13 shall not apply to (i) any disposition of the Option or any shares of Common Stock or other securities by a Person to whom the Grantee has assigned its rights under the Option with the prior written consent of the Issuer, (ii) any sale by means of a public offering in which steps are taken to reasonably ensure that no purchaser will acquire securities representing more than five percent (5%) of the outstanding shares of Common Stock of the Issuer or (iii) any transfer to a direct or indirect wholly-owned subsidiary of the Grantee which agrees in writing to be bound by the terms hereof.

     14. Each of the Grantee and the Issuer will use all reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, for approval to acquire the shares issuable hereunder.

     15. Notwithstanding anything to the contrary herein, in the event that the Holder or the Owner or any Related Person thereof (as hereinafter defined) is a Person making an offer or proposal to engage in an Acquisition Transaction (other than the transaction contemplated by the Acquisition Agreement), then (a) in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect, and (b) in the case of an Owner or any Related Person thereof, the Option Shares held by it shall be immediately repurchasable by the Issuer at the Option Price. For purposes of this Agreement, a "Related Person" of a Holder or Owner means any Affiliate (as defined in Rule 12b-2 of the rules and regulations under the Exchange Act) of the Holder or the Owner.

     16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or the Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Sections 1(b) or 5(a) hereof), it is the express intention of the Issuer to allow the Holder to acquire or to require the Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in Person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Acquisition Agreement.

     19. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     22. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Acquisition Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as a sealed instrument on its behalf by its officers thereunder duly authorized, all as of the day and year first above written.

                                          PACIFIC NATIONAL CORPORATION


                                          By: /s/   PHILIP C. MURRAY
                                              ----------------------------------
                                                      Philip C. Murray
                                               President and Chief Executive
                                                           Officer



                                          BANKBOSTON CORPORATION

                                          By: /s/   PETER J. MANNING
                                              ----------------------------------
                                                      Peter J. Manning
                                              Executive Director, Mergers and
                                                        Acquisitions

                                                                      APPENDIX D

                                                                    May 23, 1997

BankBoston Corporation
100 Federal Street
Boston, Massachusetts 02110

Attention: Peter J. Manning

Ladies and Gentlemen:

     The undersigned (the "Stockholder") beneficially owns and has sole or shared voting power with respect to the number of shares of the common stock, par value $1.00 per share (the "Shares"), of Pacific National Corporation, a Massachusetts corporation (the "Seller"), indicated opposite the Stockholder's name on Schedule 1 attached hereto.

     Simultaneously with the execution of this letter agreement, BankBoston Corporation (the "Buyer") and the Seller are entering into an Affiliation Agreement and Plan of Reorganization (as amended and in effect from time to time, the "Acquisition Agreement") providing, among other things, for the direct or indirect acquisition of the Seller by the Buyer (the "Acquisition"). The undersigned understands that Buyer has undertaken and will continue to undertake substantial expenses in connection with the negotiation and execution of the Acquisition Agreement and the subsequent actions necessary to consummate the transactions contemplated by the Acquisition Agreement.

     In consideration of, and as a condition to, the Buyer's entering into the Acquisition Agreement, and in consideration of the expenses incurred and to be incurred by the Buyer in connection therewith, the Stockholder and the Buyer agree as follows:

     1. The Stockholder, while this letter agreement is in effect, shall vote or cause to be voted all of the Shares that such Stockholder shall be entitled to so vote, whether such Shares are beneficially owned by such Stockholder on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, at the Special Meeting of the Seller's stockholders to be called and held following the date hereof, for the approval of the Acquisition Agreement and the Acquisition and shall vote or cause to be voted all such Shares, at such Special Meeting or any other meeting of the Seller's stockholders following the date hereof, against the approval of any other agreement providing for a merger, acquisition, consolidation, sale of a material amount of assets or other business combination of the Seller or any of its subsidiaries with any person or entity other than the Buyer, or any subsidiary of the Buyer.

     2. The Stockholder will not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in paragraph 4 below)), or permit to be sold, assigned, transferred or otherwise disposed of, any Shares owned by the Stockholder, whether such Shares are held by the Stockholder on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, except
(a) transfers by will or by operation of law (in which case this letter agreement shall bind the transferee), (b) transfers pursuant to any pledge agreement (subject to the pledgee agreeing in writing to be bound by the terms of this letter agreement), (c) transfers in connection with estate planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this letter agreement, and (d) as the Buyer may otherwise agree in its sole discretion. The Buyer shall have the option to elect to have any existing certificates representing Shares subject to this letter agreement canceled and reissued bearing the following legend:

          "THIS CERTIFICATE, AND THE SHARES REPRESENTED HEREBY, ARE SUBJECT TO CERTAIN VOTING AND TRANSFER RESTRICTIONS CONTAINED IN A VOTING AGREEMENT BY AND BETWEEN BANKBOSTON CORPORATION AND THE BENEFICIAL OWNER OF THESE SHARES AND MAY BE TRANSFERRED ONLY IN COMPLI-

     ANCE THEREWITH. COPIES OF THE ABOVE-REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF PACIFIC NATIONAL CORPORATION".

     3. The agreements contained herein are intended to relate to restrictions on transferability and to continue only for such time as may reasonably be necessary to obtain all necessary approvals, including shareholder approval and all necessary governmental approvals, of the Acquisition and all other transactions contemplated by the Acquisition Agreement.

     4. The Stockholder represents that the Stockholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this letter agreement. The Stockholder further represents that this letter agreement (assuming this letter agreement constitutes a valid and binding agreement of the Buyer) constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as may be set forth in Schedule 1, the Stockholder represents that the Stockholder beneficially owns the number of Shares indicated opposite such Stockholder's name on said Schedule 1, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever ("Liens"), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares.

     5. Notwithstanding anything herein to the contrary, the agreements contained herein shall remain in full force and effect until the earlier of (a) the consummation of the Acquisition or (b) the termination of the Acquisition Agreement in accordance with Article VII thereof.

     6. The Stockholder has signed this letter agreement intending to be bound thereby. The Stockholder expressly agrees that this letter agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against the Stockholder. All of the covenants and agreements contained in this letter agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

     7. This letter agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

     8. No waivers of any breach of this letter agreement extended by the Buyer to the Stockholder shall be construed as a waiver of any rights or remedies of the Buyer with respect to any subsequent breach of the Stockholder hereunder.

     9. This letter agreement is deemed to be signed as a sealed instrument and is to be governed by the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

     If the foregoing accurately reflects your understanding of the subject matter intended to be contained herein, please confirm our agreement by signing this letter where indicated below.

                                          Very truly yours,

AGREED TO AND ACCEPTED BY AS
OF THE DATE FIRST ABOVE WRITTEN

BANKBOSTON CORPORATION

By: /s/ PETER J. MANNING

    -------------------------------------------------
    Peter J. Manning
    Executive Director, Mergers and
      Acquisitions

                                   SCHEDULE 1

            NAME OF              NUMBER OF SHARES                          SHARES
          STOCKHOLDER           BENEFICIALLY OWNED                   SUBJECT TO PLEDGE
          -----------          ---------------------          --------------------------------

                                                                      Appendix E

--------------------------------------------------------------------------------
                    [Tucker Anthony Incorporated Letterhead]






                                                                   May 23, 1997

Board of Directors
Pacific National Corporation
61 Main Street
Nantucket, MA 02554-1850


Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of Pacific National Corporation ("Pacific" or the "Company") common stock, par value $1.00 per share (the "Common Stock"), pursuant to the proposed Affiliation Agreement and Plan of Reorganization (the "Agreement") by and between the Company and a newly incorporated and wholly-owned subsidiary of BankBoston Corporation ("BankBoston"). At the Effective Time, Pacific will be merged with and into BankBoston (the "Merger") and each share of Common Stock held by Pacific's shareholders shall be converted into the right to receive from BankBoston the number of shares of the common stock of BankBoston, par value $2.25 per share, equal to the number obtained by dividing $50.00 by the Average Closing Price of BankBoston common stock as reported on the NYSE for the twenty (20) trading days ending five business days prior to the Closing Date.

Tucker Anthony Incorporated ("Tucker Anthony") as part of its investment banking business is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we may actively trade the securities of BankBoston for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

In arriving at our opinion, we have among other things:

(i) Reviewed the May 21,1997 draft of the proposed Affiliation Agreement and Plan of Reorganization;

(ii) Reviewed certain historical financial and other information concerning the Company for the five fiscal years ended December 31, 1996, and the quarter ended March 3l, 1997;

(iii) Reviewed certain historical financial and other information concerning BankBoston for the five fiscal years ended December 31, 1996, and for the quarter ended March 31, 1997, including BankBoston's reports on Forms 10-K and 10-Q;

(iv) Held discussions with the senior management of the Company with respect to its past and current financial performance, financial condition and future prospects;

(v) Reviewed certain internal financial data, projections and other information of the Company including financial projections prepared by management;

(vi) Analyzed certain publicly available information of other financial institutions that we deemed comparable or otherwise relevant to our inquiry, and compared the Company and BankBoston from a financial point of view with certain of these institutions;

(vii) Compared the consideration to be received by the stockholders of the Company pursuant to the Agreement with the consideration received by stockholders in other acquisitions of financial institutions that we deemed comparable or otherwise relevant to our inquiry;

                                                                    May 23, 1997
                                                                 Page Two of Two



(viii) Reviewed publicly available earnings estimates, historical trading activity and ownership data of the Common Stock and BankBoston common stock and considered the prospects for dividends and price movement in each; and

(ix) Conducted such other financial studies, analyses and investigations and reviewed such other information as we deemed appropriate to enable us to render our opinion. In our review, we have also taken into account an assessment of general economic, market and financial conditions and certain industry trends and related matters.

In our review and analysis and in arriving at our opinion we have assumed and relied upon the accuracy and completeness of all the financial information publicly available or provided to us by the Company and BankBoston and have not attempted to verify any of such information. We have assumed that (i) the financial projections of the Company provided to us with respect to the results of operations likely to be achieved by the Company have been prepared on a basis reflecting the best currently available estimates and judgments of the Company's management and advisors as to future financial performance and results and (ii) that such forecasts and estimates will be realized in the amounts and in the time periods currently estimated by management. We have also assumed, without independent verification, that the aggregate reserves for possible loan losses for the Company and BankBoston are adequate to cover such losses. We did not make or obtain any independent evaluations or appraisals of any assets or liabilities of the Company, BankBoston or any of their respective subsidiaries nor did we verify any of the Company's or BankBoston's books or records or review any individual loan credit files.

Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

This opinion is being furnished for the use and benefit of the Board of Directors of the Company and is not a recommendation to shareholders. Tucker Anthony has advised the Board that it does not believe any person other than the Board has the legal right to rely on the opinion and, absent any controlling precedent, would resist any assertion otherwise.

Based upon and subject to the foregoing, it is our opinion that as of the date hereof the consideration to be received by the stockholders of the Company pursuant to the Agreement is fair to such stockholders from a financial point of view.



                                       Very truly yours,



                                       /s/ Tucker Anthony Incorporated
                                       -------------------------------
                                       Tucker Anthony Incorporated

                                                                      Appendix F


                TEXT OF SECTIONS 85 TO 98 OF CHAPTER 156B OF THE
                     MASSACHUSETTS BUSINESS CORPORATION LAW


SS.85.  DISSENTING STOCKHOLDER; RIGHT TO DEMAND PAYMENT FOR STOCK; EXCEPTION

      A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

SS.86.  SELECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

      If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

SS.87.  STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING; FORM

      The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

            "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

SS.88.  NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

      The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

SS.89.  DEMAND FOR PAYMENT; TIME FOR PAYMENT

      If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

SS.90.  DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

      If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

SS.91.  PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

      If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

SS.92.  DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION DATE

      After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

SS.93.  REFERENCE TO SPECIAL MASTER

      The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

SS.94.  NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

      On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

SS.95.  COSTS; INTEREST

      The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

SS.96.  DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

      Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

      (1) A bill shall not be filed within the time provided in section ninety;
      (2)   A bill, if filed, shall be dismissed as to such stockholder; or
      (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

      Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

SS.97.  STATUS OF SHARES PAID FOR

      The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

SS.98.  EXCLUSIVE REMEDY; EXCEPTION

      The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation to whatever extent specified in or authorized by (a) the articles of organization, (b) a by-law adopted by the stockholders or (c) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

     The Registrant's By-Laws provide indemnity to the Registrant's Directors and Officers in such capacity or as directors or officers of a wholly-owned subsidiary of the Registrant for liability resulting from judgments, fines, expenses or settlement amounts incurred in connection with any action, including an action by or in the right of the Registrant, brought against such person in such capacity. Under Massachusetts law and the By-Laws, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant or of such subsidiary. The By-Laws also provide that, with respect to any matter disposed of by a compromise payment by such Director or Officer, pursuant to a consent decree or otherwise, no indemnification shall be provided unless such indemnification shall be ordered by a court or such compromise shall be approved as being in the best interest of the Registrant, after notice that it involves such indemnification: (a) by a disinterested majority of the Directors then in office, (b) by a majority of the disinterested Directors then in office, provided that there has been obtained an opinion in writing of independent counsel to the effect that such person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant, or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for Directors, exclusive of any stock owned by any interested Director or Officer. Under Massachusetts law, a court may uphold indemnification in connection with a suit in which there is a recovery by or in the right of a corporation.

     The By-Laws also provide for indemnification for all other directors and officers of the Registrant's wholly-owned subsidiaries to the extent authorized by the Board of Directors on the same statutory standard set forth in the preceding paragraph. Where such a person is wholly successful in defending the claim, he or she shall be entitled to indemnification. Directors and officers of other subsidiaries and employees and agents of the Registrant and any subsidiaries may be indemnified as determined by the Board from time to time.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENTS.

     (2)(a) Affiliation Agreement and Plan of Reorganization, dated as of May 23, 1997, as amended, by and among BankBoston, Buyer Sub and Pacific (included as Appendix A to the Proxy Statement-Prospectus).

     (2)(b) Agreement and Plan of Merger, dated as of May 23, 1997, by and between BankBoston, N.A. and Pacific National Bank of Nantucket (included as Appendix B to the Proxy Statement-Prospectus).

     (2)(c) Stock Option Agreement, dated as of May 23, 1997, by and between BankBoston and Pacific (included as Appendix C to the Proxy Statement-Prospectus).

     (3)(a) Restated Articles of Organization of BankBoston, as amended through April 25, 1997, incorporated by reference to Exhibit 3(a) to BankBoston's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and Exhibit 3(b) to BankBoston's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997. (File No: 1-6522)

     (3)(b) By-Laws of BankBoston, as amended through April 25, 1997, incorporated herein by reference to Exhibit 3(c) to BankBoston's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997. (File No. 1-6522)

     (5)      Opinion of Gary A. Spiess, Esq.

     (8)(a)  Opinion of Bingham, Dana & Gould LLP as to certain tax matters.

     (8)(b)  Opinion of Choate, Hall & Stewart as to certain tax matters.

     (23)(a) Consent of Coopers & Lybrand L.L.P.

     (23)(b) Consent of Arthur Andersen LLP.

     (23)(c) Consent of Gary A. Spiess, Esq. (included in Exhibit 5).

     (23)(d) Consent of Bingham, Dana & Gould LLP.

     (23)(e) Consent of Choate, Hall & Stewart.

     (23)(f) Consent of Tucker Anthony Incorporated.

     (24)     Power of Attorney of certain directors and officers.

     (99)(a) Form of Proxy for Special Meeting of Stockholders of Pacific.

     (99)(b) Form of Letter Agreement, dated as of May 23, 1997, by and between BankBoston and the directors and executive officers of Pacific National Corporation and executive officers of Pacific National Bank of Nantucket (included as Appendix D to the Proxy Statement-Prospectus).

     (99)(c) Opinion of Tucker Anthony Incorporated (included as Appendix E to the Proxy Statement-Prospectus).

     (99)(d) Text of Sections 85 to 98 of the Massachusetts Business Corporation Law (included as Appendix F to the Proxy Statement-Prospectus).

     (99)(e) Opinion of Arthur Andersen LLP (included on p. F-2).

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; or

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement-Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, and Commonwealth of Massachusetts, on the 1st day of August, 1997.

                                          BANKBOSTON CORPORATION

                                          By:      /s/ GARY A. SPIESS
                                            ------------------------------------
                                                      (Gary A. Spiess)
                                                (General Counsel and Clerk)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                SIGNATURE                                 TITLE                      DATE
------------------------------------------  ---------------------------------  ----------------

         /s/  CHARLES K. GIFFORD*           Chief Executive Officer and          August 1, 1997
------------------------------------------  Director (Chief Executive
           (Charles K. Gifford)             Officer)

      /s/  WILLIAM M. CROZIER, JR.*         Chairman of the Board of             August 1, 1997
------------------------------------------  Directors and Director
        (William M. Crozier, Jr.)

    /s/  HENRIQUE DE CAMPOS MEIRELLES*      President and Chief Operating        August 1, 1997
------------------------------------------  Officer and Director
      (Henrique de Campos Meirelles)

        /s/  SUSANNAH M. SWIHART*           Executive Vice President, Chief      August 1, 1997
------------------------------------------  Financial Officer, and Treasurer
          (Susannah M. Swihart)             (Chief Financial Officer)

        /s/  ROBERT T. JEFFERSON*           Comptroller                          August 1, 1997
------------------------------------------  (Chief Accounting Officer)
          (Robert T. Jefferson)

                SIGNATURE                                 TITLE                      DATE
------------------------------------------  ---------------------------------  ----------------


           /s/  WAYNE A. BUDD*                          Director                 August 1, 1997
------------------------------------------
             (Wayne A. Budd)

        /s/  JOHN A. CERVIERI JR.*                      Director                 August 1, 1997
------------------------------------------
          (John A. Cervieri Jr.)

         /s/  WILLIAM F. CONNELL*                       Director                 August 1, 1997
------------------------------------------
           (William F. Connell)

         /s/  GARY L. COUNTRYMAN*                       Director                 August 1, 1997
------------------------------------------
           (Gary L. Countryman)

          /s/  ALICE F. EMERSON*                        Director                 August 1, 1997
------------------------------------------
            (Alice F. Emerson)

           /s/  THOMAS J. MAY*                          Director                 August 1, 1997
------------------------------------------
             (Thomas J. May)

         /s/  DONALD F. MCHENRY*                        Director                 August 1, 1997
------------------------------------------
           (Donald F. McHenry)

          /s/  PAUL C. O'BRIEN*                         Director                 August 1, 1997
------------------------------------------
            (Paul C. O'Brien)

          /s/  THOMAS R. PIPER*                         Director                 August 1, 1997
------------------------------------------
            (Thomas R. Piper)

        /s/  FRANCENE S. RODGERS*                       Director                 August 1, 1997
------------------------------------------
          (Francene S. Rodgers)

            /s/  JOHN W. ROWE*                          Director                 August 1, 1997
------------------------------------------
              (John W. Rowe)

          /s/  GLENN P. STREHLE*                        Director                 August 1, 1997
------------------------------------------
            (Glenn P. Strehle)

       /s/  WILLIAM C. VAN FAASEN*                      Director                 August 1, 1997
------------------------------------------
         (William C. Van Faasen)

         /s/  THOMAS B. WHEELER*                        Director                 August 1, 1997
------------------------------------------
           (Thomas B. Wheeler)

          /s/  ALFRED M. ZEIEN*                         Director                 August 1, 1997
------------------------------------------
            (Alfred M. Zeien)

By: /s/ GARY A. SPIESS
    --------------------------------------------------------
    Attorney-in-Fact

                                 INDEX TO EXHIBITS

     (2)(a) Affiliation Agreement and Plan of Reorganization, dated as of May 23, 1997, as amended, by and among BankBoston, Buyer Sub and Pacific (included as Appendix A to the Proxy Statement-Prospectus).

     (2)(b) Agreement and Plan of Merger, dated as of May 23, 1997, by and between BankBoston, N.A. and Pacific National Bank of Nantucket (included as Appendix B to the Proxy Statement-Prospectus).

     (2)(c) Stock Option Agreement, dated as of May 23, 1997, by and between BankBoston and Pacific (included as Appendix C to the Proxy Statement-Prospectus).

     (3)(a) Restated Articles of Organization of BankBoston, as amended through April 25, 1997, incorporated by reference to Exhibit 3(a) to BankBoston's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and Exhibit 3(b) to BankBoston's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997. (File No: 1-6522)

     (3)(b) By-Laws of BankBoston, as amended through April 25, 1997, incorporated herein by reference to Exhibit 3(c) to BankBoston's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997. (File No. 1-6522)

     (5)      Opinion of Gary A. Spiess, Esq.

     (8)(a)  Opinion of Bingham, Dana & Gould LLP as to certain tax matters.

     (8)(b)  Opinion of Choate, Hall & Stewart as to certain tax matters.

     (23)(a) Consent of Coopers & Lybrand L.L.P.

     (23)(b) Consent of Arthur Andersen LLP.

     (23)(c) Consent of Gary A. Spiess, Esq. (included in Exhibit 5).

     (23)(d) Consent of Bingham, Dana & Gould LLP.

     (23)(e) Consent of Choate, Hall & Stewart.

     (23)(f) Consent of Tucker Anthony Incorporated.

     (24)     Power of Attorney of certain directors and officers.

     (99)(a) Form of Proxy for Special Meeting of Stockholders of Pacific.

     (99)(b) Form of Letter Agreement, dated as of May 23, 1997, by and between BankBoston and the directors and executive officers of Pacific National Corporation and executive officers of Pacific National Bank of Nantucket (included as Appendix D to the Proxy Statement-Prospectus).

     (99)(c) Opinion of Tucker Anthony Incorporated (included as Appendix E to the Proxy Statement-Prospectus).

     (99)(d) Text of Sections 85 to 98 of the Massachusetts Business Corporation Law (included as Appendix F to the Proxy Statement-Prospectus).

     (99)(e) Opinion of Arthur Andersen LLP (included on p. F-2).